UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

NORTONLIFELOCK INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

60 E. Rio Salado Parkway, Suite 1000
Tempe, Arizona 85281
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
to be held on:
September 13, 2022
9:00 a.m. Pacific Time
Dear Stockholder:
You are cordially invited to attend our 2022 Annual Meeting of Stockholders (the Annual Meeting), which will be held at 9:00 a.m. (Pacific Time) on Tuesday, September 13, 2022. This year’s meeting will again be completely virtual and conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions prior to or during the meeting by visiting www.virtualshareholdermeeting.com/NLOK2022. You will also be able to vote your shares electronically at the Annual Meeting. Hosting a virtual meeting enables increased stockholder attendance and participation since stockholders can participate from any location around the world. In addition, the online format will allow us to communicate more effectively with you via a pre-meeting forum that you can enter by visiting www.virtualshareholdermeeting.com/NLOK2022 and submit questions in advance of the Annual Meeting.
For your convenience, we are also pleased to offer a re-playable webcast of the Annual Meeting at investor.nortonlifelock.com. We are holding the Annual Meeting for the following purposes, which are more fully described in the proxy statement:
1.
To elect the eight nominees named in the proxy statement to NortonLifeLock’s Board of Directors;

2.
To ratify the appointment of KPMG LLP as NortonLifeLock’s independent registered public accounting firm for the 2023 fiscal year;

3.
To hold an advisory vote to approve executive compensation;

4.
To approve the amendment of NortonLifeLock’s 2013 Equity Incentive Plan;

5.
To consider and vote on a stockholder proposal described in the proxy statement, if properly presented at the Annual Meeting; and

6.
To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

We are furnishing proxy materials to our stockholders primarily via the internet to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources. On or about August 3, 2022, we expect to send to our stockholders (other than those who previously requested electronic or paper delivery), a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and our annual report, and how to vote through the internet or by telephone.
Only stockholders of record as of the close of business on July 18, 2022 are entitled to notice of, and vote at, the Annual Meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote will be available for inspection at our offices for ten days prior to the Annual Meeting, as well as online during the Annual Meeting. If you would like to view this stockholder list, please contact Investor Relations at (650) 527-8000.
Your vote is very important. Whether or not you plan to virtually attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials or in the proxy card you received in the mail. You may revoke your proxy at any time before it is voted. Please refer to the “2022 Annual Meeting of Stockholders Meeting Information” section of the proxy statement for additional information.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ Bryan Ko
BRYAN KO
Chief Legal Officer and Secretary
Tempe, Arizona
August 3, 2022

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on September 13, 2022:   The proxy statement and NortonLifeLock’s Form 10-K for the 2022 fiscal year are available at http://investor.nortonlifelock.com/ financials/annual-reports/default.aspx

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PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
2022 Annual Meeting of Stockholders Information
Date and Time:	Tuesday, September 13, 2022 at 9:00 a.m. Pacific Time
Location:	Meeting live via the internet by visiting www.virtualshareholdermeeting.com/NLOK2022
Record Date:	July 18, 2022
Admission:	To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/NLOK2022. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in an account with a brokerage firm, bank or other nominee, then you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
Voting Matters
Proposals	Board Recommendation	Page Number for Additional Information
1. Election of Directors	FOR	23
2. Ratification of Independent Registered Public Accounting Firm	FOR	32
3. Advisory Vote to Approve Executive Compensation	FOR	33
4. Amendment of the 2013 Equity Incentive Plan	FOR	34
5. Stockholder Proposal on Termination Pay	AGAINST	42
Our Director Nominees
		Director Since				Committee Memberships*				Other Public Boards**
Name	Age		Occupation	Independent	Diversity	AC	CC	NGC	Tech
Susan P. Barsamian	63	2019	Director		W D					2
Eric K. Brandt	60	2020	Director							3
Frank E. Dangeard	64	2007	Managing Partner, Harcourt							2
Nora M. Denzel	59	2019	Director		W					3
Peter A. Feld	43	2018	Managing Member and Head of Research, Starboard Value LP							2
Emily Heath	48	2021	Director		W D					0
Vincent Pilette	50	2019	Chief Executive Officer							0
Sherrese M. Smith	50	2021	Managing Partner, Paul Hastings		W D					1

AC = Audit Committee	CC = Compensation and Leadership Development Committee	NGC = Nominating and Governance Committee
Tech = Technology and Cybersecurity Committee	W = Woman	D = Underrepresented Community (Ethnic Diversity and/or LGBTQ+)
= Member	= Chair

*
Reflects our Board and committee composition following the Annual Meeting.

**
Reflects membership on boards of companies publicly traded in the U.S.

Sound Corporate Governance Practices

Separate Independent Chair and CEO	Majority Voting for Directors
Board Committees Consist Entirely of Independent Directors	Director Resignation Policy
All Current Directors Attended at least 75% of Meetings Held	Stockholder Ability to Call Special Meetings (15% threshold)
Independent Directors Meet Regularly in Executive Session	Stockholder Ability to Act by Written Consent
Director Age Limit of 72	Proxy Access Subject to Standard Eligibility Requirements
Annual Board and Committee Self-Evaluations	Robust Cybersecurity Program
Risk Oversight by Full Board and Committees	Comprehensive ESG program and Board oversight of ESG
Annual Election of All Directors	Extensive Stockholder Outreach/Engagement Program
Director Overboarding Limits	No Dual-Class or Multi-Class Stock
FY22 Executive Compensation at a Glance
Fiscal year 2022 (FY22) marked our second full year as a stand-alone pure consumer Cyber Safety company, which brought with it new challenges as well as opportunities. Our Compensation and Leadership Development Committee (Compensation Committee) of our Board of Directors (Board) once again approved an executive compensation program that was intended to drive enterprise value creation for NortonLifeLock and our stockholders and reward actual performance. In addition, our FY22 compensation program took into account the critical retention concerns that we faced due to top 100 leaders being aggressively approached and recruited by other companies in the highly competitive talent market in which we compete, which concerns were exacerbated by our increased retention needs stemming from our proposed acquisition of Avast.

Our Executive Compensation Program Continues to Reflect Best Governance Practices
Our Compensation Committee designed our FY22 compensation program to be consistent with leading corporate governance and executive compensation practices:
What We Do

At risk pay	The majority of pay for our CEO and other NEOs is at risk and/or performance-based.
Link to results
Our short-term incentive compensation is linked directly to our financial results and may be modified by individual performance, except in the case of our CEO, whose compensation is entirely based on company performance. A significant portion of our long-term incentive compensation is linked directly to multi-year financial results or relative total shareholder return (TSR).

Predetermined goals	We reward performance that meets our short and long-term predetermined goals.
Capped payouts	We cap payouts under our incentive plans to discourage excessive or inappropriate risk taking by our NEOs.
Peer group	We have a relevant peer group and reevaluate the peer group annually.
Ownership guidelines	We have robust stock ownership guidelines for our executive officers and directors.
Clawback policy	We have a comprehensive “clawback” policy, applicable to all performance-based compensation granted to our executive officers.
Double-trigger acceleration	We only provide for “double-trigger” change-in-control payments and benefits for our executive officers.
Capped severance
We do not provide for any potential cash severance payments that exceed more than 1x our executive officers’ base salary and target bonus, and we maintain a policy requiring stockholder approval of any cash severance benefits exceeding 2.99 times the sum of an executive officer’s base salary plus target bonus.

Independent consultant	Our Compensation Committee retains an independent compensation consultant.
Say-on-pay	We hold an annual advisory vote on named executive officer compensation.
Stockholder engagement	We seek feedback on executive compensation through stockholder engagement.
Minimum vesting	We require one-year minimum vesting on all stock award grants to employees, with very limited exceptions.
What We Don’t Do

No performance, no pay	We do not pay performance-based cash or equity awards for unsatisfied performance goals.
No minimum payouts	Our compensation plans do not have minimum guaranteed payout levels.
No automatic increases	We do not provide for automatic salary increases or equity award grants in offer letters or employment agreements.
No short sales, hedging	With very limited exceptions, we do not permit short-sales, hedging or pledging of our stock.
No golden parachutes	We do not provide “golden parachute” excise tax gross-ups.
No excessive severance	We do not provide excessive severance payments.
No SERPs	We do not provide executive pension plans or SERPs.
No excessive perks	We do not provide excessive perquisites.
No repricing	We do not permit the repricing or cash-out of stock options or stock appreciation rights without stockholder approval.
No unvested dividends	We do not permit the payment of dividend or dividend equivalents on unvested equity awards.

Compensation Components
Our FY22 compensation philosophy is reflected in the following key elements of executive compensation: (i) base salary, (ii) short-term annual cash incentive awards and (iii) long-term equity incentive awards.
FY22 Component	Form of Compensation	Performance Period	Metrics and Performance Criteria	Details
Base Salary	Cash	Annual	NEO base salary changes reviewed annually by CEO (or Board for CEO changes).	Page 56
Executive Annual Incentive Plan	Cash	Annual	Bookings with non-GAAP operating income as a threshold goal.	Page 57
Annual Equity Incentive Awards	Performance-based Restricted Stock Unit (PRU)	Vests at the end of a three-year period
50% of PRUs vest in full at end of FY24 based on achievement of our 3-year relative TSR versus the Nasdaq Composite Index.
50% of PRUs vest in full at end of FY24 based on achievement of compound annual growth rate (CAGR) for revenue measured over a multi-year period.
Page 59
	Restricted Stock Unit (RSU)	Vests annually over three years	Service and time-based vesting.	Page 62
Value Creation Program (VCP) Equity Incentive Awards for Top 100 Leaders (Excluding CEO for FY22)	Performance-based Restricted Stock Unit (PRU); 75% of Total VCP Award	Vests at the end of a four-year period	Vests in full at end of FY26 based on achievement of certain challenging share price appreciation targets, ranging from $35 to $50 per share, over the performance period, subject to performance gates related to our relative TSR versus the Nasdaq Composite Index.	Page 62
	Restricted Stock Unit (RSU); 25% of Total VCP Award	Cliff Vests at the end of vesting period	Service and time-based cliff vesting on December 1, 2023.	Page 64

Pay for Performance Alignment
FY22 validated our long-term strategy and we showed good progress in our transformation journey with accelerated pace of product innovation, global expansion, and a relentless focus on customer experience as we saw all our key financial metrics increase, as reflected in the table below.
We also saw our key performance metrics remain stable year over year.
We also saw our stock price increase from $21.42 to $26.94 in FY22, prior to reflecting any adjustments for dividends. We believe that the compensation received by our NEOs for FY22 reflects our performance and accomplishments this past year as well as the rigor of our performance goals. Further, as discussed elsewhere in this proxy statement, we have undertaken a number of strategic actions to drive our long-term business objectives.

Component	Metric(1)	Achievement (as a percentage of target)	Funding
FY22 Executive Annual Incentive Plan (EAIP)	FY22 non-GAAP operating income threshold goal	113.1%	Threshold Goal Achieved
	FY22 Bookings	100.3%	105%
FY22 Performance-based Restricted Stock Units(2)	50% based on 3-year total shareholder return (TSR) relative to the Nasdaq Composite Index	NA	NA
	50% based on CAGR for revenue	NA	NA
FY21 Performance-based Restricted Stock Units(2)	50% based on 3-year TSR relative to the Nasdaq Composite Index	NA	NA
	50% based on CAGR for revenue	NA	NA
FY20 Performance-based Restricted Stock Units(2)	3-year TSR relative to the S&P 500	193.06%	NA
Value Creation Program (VCP) Performance-based Restricted Stock Units(3)	Share price appreciation targets, subject to applicable TSR gates relative to the Nasdaq Composite Index, measured over a 4-year period	0% to date	0% to date

(1)
Please see discussion in the CD&A section of this proxy statement below for more detail regarding how these metrics are calculated.

(2)
Achievement certified by the Compensation Committee at end of three-year period.

(3)
Achievement certified by the Compensation Committee at end of four-year period.

Meeting Information
We provide information about NortonLifeLock Inc.’s 2022 Annual Meeting of Stockholders (the Annual Meeting), voting and additional information starting on page 82.

CORPORATE GOVERNANCE
NortonLifeLock Inc. (NortonLifeLock or the Company) is strongly committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors (the Board) and management can pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Guidelines
Our Corporate Governance Guidelines generally specify the rights and responsibilities of NortonLifeLock’s Board, management and stockholders, and detail the rules and procedures for making decisions on corporate affairs. In general, the stockholders elect the Board and vote on certain extraordinary matters. The Board is responsible for the general governance of NortonLifeLock, including selection and oversight of key management, and management is responsible for running our day-to-day operations.
Our Corporate Governance Guidelines are available on the Investor Relations section of our website, which is located at investor.nortonlifelock.com, by clicking on “Company Charters” under “Corporate Governance.” The Corporate Governance Guidelines are reviewed at least annually by our Nominating and Governance Committee, and changes are recommended to our Board for approval as appropriate. Our Board represents the interests of the stockholders in perpetuating a successful business and optimizing sustainable long-term stockholder value. The Board is responsible for ensuring that NortonLifeLock is managed in a manner that is designed to serve those interests.
Code of Conduct and Code of Ethics
We have adopted a code of conduct that applies to all of our Board members, officers and employees. We have also adopted a code of ethics for our Chief Executive Officer and senior financial officers, including our principal financial officer and principal accounting officer. Our Code of Conduct and Financial Code of Ethics are posted on the Investor Relations section of our website located at investor.nortonlifelock.com, by clicking on “Company Charters” under “Corporate Governance.” Any amendments or waivers of our Code of Conduct and Financial Code of Ethics pertaining to a member of our Board or one of our executive officers will be disclosed on our website at the above-referenced address.
Insider Trading, Hedging and Pledging Policies
With limited exceptions for pre-existing arrangements, our Insider Trading Policy prohibits all directors and employees, including executive officers, from short-selling NortonLifeLock stock or engaging in transactions involving NortonLifeLock stock-based derivative securities, including, but not limited to, trading in NortonLifeLock-based option contracts or engaging in other hedging transactions (for example, buying and/or writing puts and calls, equity swaps, collars, exchange funds, transacting in straddles and the like; however, holding and exercising options or other derivative securities granted under NortonLifeLock’s stock option or equity incentive plans is not prohibited by this policy.) Our policy also prohibits pledging NortonLifeLock stock as collateral for a loan or holding company securities in a margin account. Waivers may be granted with respect to arrangements that were in existence before becoming a director or employee. Since our settlement with Starboard Value LP in September 2018, we have agreed to waive these requirements with respect to certain forward contracts held by Starboard on a limited basis.
In addition, our Insider Trading Policy prohibits our directors, officers, employees and contractors from purchasing or selling NortonLifeLock securities while in possession of material, nonpublic information. It also requires that our Chief Executive Officer and our Chief Financial Officer conduct any open market sales of our securities only through the use of stock trading plans adopted pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the Exchange Act). Rule 10b5-1 allows insiders to sell and diversify their holdings in our stock over a designated period by adopting prearranged stock trading plans at a time when they are not aware of material nonpublic information about us, and thereafter sell shares of our common stock in accordance with the terms of their stock trading plans without regard to whether or not they are in possession of material nonpublic information about NortonLifeLock at the time of the sale. All other executives and our non-employee directors are strongly encouraged to trade using Rule 10b5-1 plans.
Stock Ownership Guidelines
Our Board adopted stock ownership guidelines to better align our directors’ and officers’ interests with those of our stockholders. Details of our directors’ stock ownership guidelines are disclosed under “Summary of Director Qualifications and Experience” on page 28, and details of our executive officers’ stock ownership guidelines are disclosed under “Stock Ownership Guidelines” in the “Compensation Discussion & Analysis” section on page 66. The Compensation Committee determines the stock ownership guidelines and the Nominating and Governance Committee monitors compliance under such guidelines.
Stockholder Outreach and Engagement
We are committed to ongoing engagement with our stockholders to gain valuable insight into the issues that matter most to them and to enable NortonLifeLock to address them effectively. During 2021, we engaged with 70% of our top 20 stockholders, representing over 40% of our outstanding capital stock. In these meetings, we discussed matters such as NortonLifeLock’s prospects, business model, corporate governance, and executive compensation programs and goal settings and metrics. Following such discussions and after considering the voting preferences of our stockholders, we revised our Corporate Governance Guidelines to formally provide that the Chair of the Board should be an independent director separate from the Chief Executive Officer. At NortonLifeLock, we have an open line of communication with our stockholders and investors and continue to engage them for feedback on our programs.
Majority Vote Standard and Director Resignation Policy
Our Bylaws and Corporate Governance Guidelines provide for a majority voting standard for the election of directors. Under the majority vote standard, each nominee must be elected by a majority of the votes cast with respect to such nominee at any meeting for the election of directors at which a quorum is present. A “majority of the votes cast” means the votes cast “for” a nominee’s election must exceed the votes cast “against” that nominee’s election. A plurality voting standard will apply instead of the majority voting standard if: (i) a stockholder has provided us with notice of a nominee for director in accordance with our Bylaws; and (ii) that nomination has not been withdrawn as of 10 days before we first deliver proxy materials to stockholders.
To effectuate this policy with regard to incumbent directors, the Board will not nominate an incumbent director for re-election unless prior to such nomination the director has agreed to promptly tender a resignation if such director fails to receive a sufficient number of votes for re-election at the stockholder meeting with respect to which such nomination is made. Such resignation will be effective upon the earlier of (i) the Board’s acceptance of such resignation or (ii) the 90th day after certification of the election results of the meeting; provided, however, that prior to the effectiveness of such resignation, the Board may reject such resignation and permit the director to withdraw such resignation.
If an incumbent director fails to receive the required vote for re-election, the Nominating and Governance Committee shall act on an expedited basis to determine whether to recommend acceptance or rejection of the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board intends to act promptly on the Committee’s recommendation and will decide to accept or reject such resignation and publicly disclose its decision within 90 days from the date of certification of the election results. The Nominating and Governance Committee and the Board may consider such factors they deem relevant in deciding whether to accept or reject a resignation tendered in accordance with this policy. The Board expects a director whose resignation is under consideration to abstain from participating in any decision regarding the resignation.
Proxy Access
Our Bylaws contain “proxy access” provisions which permit a stockholder, or a group of up to 50 stockholders, owning continuously for at least three years a number of shares of our common stock that constitutes at least 3% of our outstanding shares of common stock, to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws. Our Bylaws specifically allow funds under common management to be treated as a single stockholder, and permit share lending with a five-day recall. They do not contain any post-meeting holding requirements, do not have any limits on resubmission of failed nominees, and do not contain restrictions on third-party compensation.
Board Leadership Structure
As set forth in our Corporate Governance Guidelines, it is our general policy that the Chair of the Board should be an independent director separate from the Chief Executive Officer. In the event the Chair leaves the Board or ceases to be independent, the Board must appoint a new independent Chair from among the remaining independent directors within a reasonable amount of time. Currently, the roles of Chief Executive Officer and Chair are separate. Frank Dangeard currently serves as Chair of the Board.
The Board believes that separating the roles of Chief Executive Officer and Chair is the appropriate leadership structure for NortonLifeLock because it results in an effective balancing of responsibilities, experience and perspectives that meets the current corporate governance needs and oversight responsibilities of the Board. The Board also believes that this structure allows our Chief Executive Officer to focus on executing NortonLifeLock’s strategic plan and managing NortonLifeLock’s operations and performance, while allowing the Chair of the Board to focus on the effectiveness of the Board and independent oversight of our senior management team.
The duties of the Chair of the Board and Chief Executive Officer are set forth in the table below:
Duties of the Chair of the Board	Duties of the CEO
• Sets the agenda of Board meetings	• Sets strategic direction for NortonLifeLock
• Presides over meetings of the full Board	• Creates and implements NortonLifeLock’s vision and mission
• Contributes to Board governance and Board processes	• Leads the affairs of NortonLifeLock, subject to the overall direction and supervision of the Board and its committees and subject to such powers as reserved by the Board and its committees
• Communicates with all directors on key issues and concerns outside of Board meetings
• Presides over meetings of stockholders
• Leads executive sessions of independent directors
Board Independence
It is the policy of the Board and The Nasdaq Stock Market LLC’s (Nasdaq) rules require that listed companies have a board of directors with at least a majority of independent directors, as defined under Nasdaq’s Marketplace Rules. Currently, each member of our Board, other than any person serving on our Board who also serves as our CEO, is an independent director, and all standing committees of the Board are composed entirely of independent directors. The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, the Board has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and NortonLifeLock with regard to each director’s business and other activities as they may relate to NortonLifeLock and our management. Based on this review and consistent with our independence criteria, the Board has affirmatively determined that the following directors and director nominees are independent: Susan P. Barsamian, Eric K. Brandt, Frank E. Dangeard, Nora M. Denzel, Peter A. Feld, Kenneth Y. Hao, Emily Heath, and Sherrese M. Smith.
Change in Director Occupation
Our Corporate Governance Guidelines include a policy that our Board should consider whether a change in any director’s professional responsibilities directly or indirectly impacts that person’s ability to fulfill his or her directorship obligations. To facilitate the Board’s consideration, all directors shall submit a resignation as a matter of course upon retirement, a change in employer, or other significant change in their professional roles and responsibilities. Such resignation may be accepted or rejected in the discretion of the Board.
Director Overboarding Limits
It is the policy of the Board that given the demands of the duties undertaken by directors, directors should limit their participation to no more than five public company boards (including our Board) in order to ensure sufficient attention and availability to NortonLifeLock’s business. In addition, a director who is currently serving as an executive officer of a publicly traded company may serve on no more than two public company boards, excluding our Board. However, the Board recognizes that the demands of such participation may vary substantially, and may deem an exception appropriate so long as the director maintains sufficient attention and availability to fulfill the director’s duties to NortonLifeLock and complies with NortonLifeLock’s conflict of interest policies.
Board and Committee Effectiveness
It is important to NortonLifeLock that our Board and its committees are performing effectively and in the best interests of NortonLifeLock and its stockholders. The Nominating and Governance Committee reviews the size, composition and needs of the Board with established criteria to ensure the Board has the appropriate skills and expertise to effectively carry out its duties and responsibilities. In addition, an evaluation of the Board’s and its committees’ operations and performance is conducted annually by the Nominating and Governance Committee. Changes are recommended by the Nominating and Governance Committee for approval by the full Board as appropriate.
Board’s Role in Risk Oversight
The Board executes its risk management responsibility directly and through its committees.

Board of Directors
Risk Management Responsibility
Board Committees
Audit Committee
• Oversees internal controls and disclosure controls.
• Oversees enterprise risk management.
• Oversees financial risk management and reporting.
• Key liason with external Auditor.
Compensation and Leadership Development Committee
• Oversees risk associated with compensation policies and practices.
• Oversees executive development and succession.
• Oversees Company benefits plans and programs.
• Oversees Company's human capital
Nominating and Goverance Committee
• Oversees corporate governance procedures and polices.
• Oversees Board compositions, nomination and evaluation.
• Oversees Company ESG matters.
• Oversees Company public policy and political activities and expenditures.
Technology & Cybersecurity Committee
• Oversees Company's technology strategy, initiatives and investments.
• Oversees Company's key cybersecurity information technology risks.

The Board is kept abreast of its committees’ risk oversight and other activities via reports of the committee chairs to the full Board during the Board meetings. In addition, the Board participates in regular discussions with our senior management on many core subjects, including strategy, operations and finance, in which risk oversight is an inherent element. The Board believes that its leadership structure, as described above under “Board Leadership Structure,” facilitates the Board’s oversight of risk management because it allows the Board, with leadership from the independent, non-executive Chair and each independent committee chair, to participate actively in the oversight of management’s actions.

Board’s Role in COVID-19 Response
Additionally, in connection with the ongoing COVID-19 pandemic, the Board, together with the Audit Committee, the Compensation Committee, and management, has overseen our efforts to mitigate financial and human capital management risk exposures associated with the pandemic.
Key COVID-19 Actions	COVID-19 Response for Colleagues in India
• Closed non-essential worker sites and implemented travel restrictions and cancelled or shifted our conferences and other marketing events to virtual-only.	• Vaccine reimbursement for employees and family members in India.
• Maintain COVID-19 employee website to provide up-to-date resources, data and education, including CDC guidance, and benefits, ergonomic and wellness information.	• Launched vaccination clinics in Pune and Chennai.
• Regular employee communications.	• Created a social channel for all India team members to share information and support one other.
• Increased our collaboration tools for remote offices.
•
Special 2:1 match for ActionAid India for COVID Relief — shared with all of our NLOK community to ensure that those who are able to, have the opportunity to participate in giving this much needed support.

• Frequent marketing and communication of our global Employee Assistance Program to enable quick support for employees and their families.	• Home isolation coverage and telemed consultations are now included under our Health Plan.
• 100% coverage for testing, vaccinations and telemed consultation under our US medical plans.
• Stipend to assist with remote office set up and provisioned surplus equipment for home office deployment.
• Social distancing measures, enhanced cleaning and safety protocols for open sites.
Board’s Role in Oversight of Company Strategy
One of the Board’s most important responsibilities is collaborating with management to establish NortonLifeLock’s long-term strategy and then overseeing and providing guidance to management in the execution of the articulated strategy. Various elements of our strategy are discussed in depth at every quarterly Board meeting, with management providing the Board with an update on performance with an update on execution against short and longer-term elements of strategy. The Board also meets annually for a multi-day session where long-term strategy is the primary topic. While the full Board, with leadership of the Chair, has responsibility for overseeing overall company strategy, each of our key Committees provides input to the full Board on strategic and execution-oriented issues related to their respective areas of focus. The Board receives regular updates from the management team (including those below the executive level) regarding NortonLifeLock’s strategy and performance to inform its perspective on progress and ensure that it can effectively perform its oversight responsibilities.
Board’s Role in Oversight of Human Capital Management
The Board has long recognized that our employees are one of our most important assets and is engaged with management on ensuring that NortonLifeLock is an employer of choice for the most talented employees in our industry. While the full Board regularly discusses human capital management with regards to its role in overseeing our overall long-term strategy, our Compensation Committee has responsibility for overseeing human capital management. The Compensation Committee is tasked with overseeing specific initiatives on a regular basis.

Our Compensation Committee is responsible for, among other tasks:
•
Overseeing compensation philosophies and incentive plans across our workforce with a focus on Executive Compensation & Retention; and

•
Monitoring talent management and organizational effectiveness on a regular basis.

Our Compensation Committee also has regular touchpoints with management on the following topics:
•
Employee engagement, performance management and culture; and

•
Workforce demographics including diversity, equity and inclusion strategies and representation.

Outside Advisors
The Board and its committees are free to engage independent outside financial, legal and other advisors as they deem necessary to provide advice and counsel on various topics or issues, at NortonLifeLock’s expense, and are provided full access to our officers and employees.
Board Structure and Meetings
The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time. Agendas and topics for board and committee meetings are developed through discussions between management and members of the Board and its committees. Information and data that are important to the issues to be considered are distributed in advance of each meeting. Board meetings and background materials focus on key strategic, operational, financial, governance and compliance matters applicable to us, including the following:
•
Reviewing annual and longer-term strategic and business plans;

•
Reviewing key product, industry and competitive issues;

•
Reviewing and determining the independence of our directors;

•
Reviewing and determining the qualifications of directors to serve as members of committees, including the financial expertise of members of the Audit Committee;

•
Selecting and approving director nominees;

•
Selecting, evaluating and compensating the Chief Executive Officer;

•
Reviewing and discussing succession planning for the senior management team, and for lower management levels to the extent appropriate;

•
Reviewing and approving material investments or divestitures, strategic transactions and other significant transactions that are not in the ordinary course of business;

•
Evaluating the performance of the Board;

•
Overseeing our compliance with legal requirements and ethical standards; and

•
Overseeing our financial results.

Executive Sessions
After each regularly scheduled Board meeting, the independent members of our Board hold a separate closed meeting, referred to as an “executive session.” These executive sessions are used to discuss such topics as the independent directors deem necessary or appropriate. At least annually, the independent directors hold an executive session to evaluate the Chief Executive Officer’s performance and compensation. Executive sessions of the Board are led by the independent, non-executive Chair.

Succession Planning
Our Board recognizes the importance of effective executive leadership to NortonLifeLock’s success, and meets to discuss executive succession planning at least annually. Our Board develops and reviews emergency and long-term succession plans and evaluates succession candidates for the CEO and other senior leadership positions under both. The Board also oversees management’s senior executive talent development plans, including ensuring that our succession candidates have regular interactions with the Board.
Attendance of Board Members at Annual Meetings
We encourage our directors to attend our annual meetings of stockholders. All nine of our directors attended our 2021 Annual Meeting.

THE BOARD AND ITS COMMITTEES
There are four committees of the Board: the Audit Committee, the Compensation and Leadership Development Committee, the Nominating and Governance Committee, and the Technology and Cybersecurity Committee. The Board has delegated various responsibilities and authorities to these different committees, as described below and in the committee charters. The Board committees regularly report on their activities and actions to the full Board. Each member of the Audit Committee, Compensation Committee, Nominating and Governance Committee and the Technology and Cybersecurity Committee was appointed by the Board. Each of the Board committees has a written charter approved by the Board and the key committee charters are available on our website at investor.nortonlifelock.com, by clicking on “Company Charters,” under “Corporate Governance.”
The following table shows the proposed composition of the Board and its committees, and other information, following the Annual Meeting. Current committee composition is provided in the text below the table.1
		Director Since				Committee Memberships				Other Public Boards*
Name	Age		Occupation	Independent	Diversity	AC	CC	NGC	Tech
Susan P. Barsamian	63	2019	Director		W D					2
Eric K. Brandt	60	2020	Director							3
Frank E. Dangeard	64	2007	Managing Partner, Harcourt							2
Nora M. Denzel	59	2019	Director		W					3
Peter A. Feld	43	2018	Managing Member and Head of Research, Starboard Value LP							2
Emily Heath	48	2021	Director		W D					0
Vincent Pilette	50	2019	Chief Executive Officer							0
Sherrese M. Smith	50	2021	Managing Partner, Paul Hastings		W D					1
AC = Audit Committee	CC = Compensation and Leadership Development Committee	NGC = Nominating and Governance Committee
Tech = Technology and Cybersecurity Committee	W = Woman	D = Underrepresented Community (Ethnic Diversity and/or LGBTQ+)
= Member	= Chair

*
Reflects membership on boards of companies publicly traded in the U.S.

During FY22, our Board held 15 meetings, the Audit Committee held 9 meetings, the Compensation Committee held 5 meetings, the Nominating and Governance Committee held 5 meetings and the Technology and Cybersecurity Committee held 4 meetings. During this time, no current directors attended fewer than 87% of the aggregate of the total number of meetings held by the Board and the total number of meetings held by all committees of the Board on which such director served during the period which such director served.
Audit Committee
Our Audit Committee is currently comprised of Mr. Brandt, who is the chair, and Memes. Denzel and Heath and Mr. Dangeard. Our Audit Committee oversees NortonLifeLock’s accounting and financial reporting processes and the audits of our financial statements, including oversight of our systems of internal control over financial reporting and disclosure controls and procedures, compliance with legal and regulatory requirements, internal audit function and the appointment, retention and compensation of our independent auditors. Its duties and responsibilities include, among other things:
•
Reviewing and discussing with management NortonLifeLock’s quarterly and annual financial statements.

•
Reviewing the adequacy and effectiveness of NortonLifeLock’s accounting and financial reporting processes.

1
Kenneth Y. Hao was not re-nominated by the Board.

•
Appointing and, if necessary, terminating any registered public accounting firm engaged to render an audit report or to perform other audit, review or attest services for NortonLifeLock.

•
Reviewing and approving processes and procedures to ensure the continuing independence of NortonLifeLock’s independent auditors.

•
Reviewing the internal audit function of NortonLifeLock, including the independence and authority of its reporting obligations and the coordination of NortonLifeLock’s internal audit function with the independent auditors.

•
Reviewing NortonLifeLock’s practices with respect to risk identification, assessment, monitoring and risk management and mitigation, including financial, privacy, operational, compliance, physical security, legal and other key business risks.

•
Reviewing NortonLifeLock’s adequacy and effectiveness of NortonLifeLock’s cyber security and information security policies and practices.

•
Reviewing NortonLifeLock’s business continuity and disaster preparedness planning.

•
Reviewing any regulatory developments that could impact NortonLifeLock’s risk identification, assessment, monitoring and risk management and mitigation.

•
Reviewing NortonLifeLock’s ethics compliance program, including policies and procedures for monitoring compliance, and the implementation and effectiveness of NortonLifeLock’s ethics and compliance program.

•
Directing and supervising investigations into any matters within the scope of its duties.

•
Retaining such outside counsel, experts and other advisors as it determines to be necessary to carry out its responsibilities.

Our Board has unanimously determined that all Audit Committee members are independent as defined under current Nasdaq listing standards, and at least one member has financial sophistication as required pursuant to the Nasdaq listing standards. In addition, our Board has unanimously determined that Mr. Brandt qualifies as an “audit committee financial expert” under U.S. Securities and Exchange Commission (SEC) rules and regulations. Designation as an “audit committee financial expert” is an SEC disclosure requirement and does not impose any additional duties, obligations or liability on any person so designated.
Compensation and Leadership Development Committee
Our Compensation Committee is currently comprised of Mr. Feld, who is the chair, and Memes. Barsamian and Denzel. Our Compensation Committee oversees our compensation policies and practices so that they align with the interests of our stockholders; encourage a focus on NortonLifeLock’s long-term success and performance; and incorporate sound corporate governance principles. It also oversees our programs to attract, develop and retain our executive officers. Its duties and responsibilities include, among other things:
•
Reviewing NortonLifeLock’s executive and leadership development practices, which support our company’s ability to retain and develop the executive and leadership talent required to deliver against our company’s short term and long-term business strategies, including succession planning for the executive officers.

•
Reviewing and overseeing NortonLifeLock’s human capital management practices.

•
Reviewing NortonLifeLock’s compensation policies, plans and programs to confirm they: (i) are designed to attract, motivate and retain talented executive officers; (ii) compensate the executive officers effectively in a manner consistent with the strategy of NortonLifeLock and the interests of stockholders; (iii) are consistent with a competitive framework; and (iv) support the achievement of NortonLifeLock’s overall financial results and individual contributions.

•
Reviewing and recommending to the independent directors of our Board all compensation arrangements for our Chief Executive Officer.

•
Determining stock ownership guidelines for our Board and executive officers.

•
Reviewing NortonLifeLock’s overall compensation and benefits programs.

•
Administering our equity incentive and stock purchase plans.

•
Reviewing and recommending to the Board compensation for non-employee members of the Board.

•
Reviewing and approving policies and procedures relating to the perquisites of our executive officers.

•
Reviewing NortonLifeLock’s compensation policies and practices to confirm that such policies and practices are not likely to have a material adverse effect on NortonLifeLock and do not encourage excessive or inappropriate risk- taking by our executives.

•
Reviewing and making recommendations regarding company policies on recoupment of incentive-based compensation.

•
Reviewing and making recommendations to the Board with respect to stockholder proposals and stockholder advisory votes related to executive compensation matters.

Each member of the Compensation Committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.
Nominating and Governance Committee
Our Nominating and Governance Committee is currently comprised of Ms. Barsamian, who is the chair, and Ms. Smith and Messrs. Dangeard and Feld. Our Nominating and Governance Committee oversees NortonLifeLock’s corporate governance procedures and policies, and ensures that they represent best practices and are in the best interests of NortonLifeLock and its stockholders, which includes establishing appropriate criteria for nominating qualified candidates to the Board. Its duties and responsibilities include, among other things:
•
Establishing the criteria and determining the desired qualifications, expertise and characteristics of the Board, with the goal of developing a diversity of perspectives, backgrounds, experiences, knowledge and skills on the Board.

•
Considering the size, composition and needs of the Board and evaluate and recommending qualified candidates for election to the Board consistent with the established criteria to ensure the Board has the appropriate skills and expertise.

•
Advising the Board on corporate governance matters and recommending to the Board appropriate or necessary actions to be taken by our company, the Board and the Board’s committees.

•
Identifying best corporate governance practices and developing and recommending to the Board a set of corporate governance guidelines applicable to our company.

•
Reviewing and assessing the adequacy of our company’s corporate governance policies, including our company’s Corporate Governance Guidelines and Code of Conduct, and recommending modifications to the Board as appropriate.

•
Overseeing and reviewing NortonLifeLock’s policies and programs concerning: (i) corporate social responsibility; (ii) public policy; (iii) philanthropy; (iv) political activities and expenditures; (v) NortonLifeLock’s participation and visibility as a global corporate citizen.

•
Overseeing and reviewing NortonLifeLock’s programs, policies and practices and relevant risks and opportunities relating to environmental, social and governance issues and related disclosures, and make recommendations to the Board regarding the Company’s overall strategy with respect to ESG matters.

•
Monitoring compliance under the stock ownership guidelines as set by the Compensation Committee for the Board and executive officers.

•
Implementing and overseeing the processes for evaluating the Board, its committees and the CEO on an annual basis.

•
Overseeing the management of risks that may arise in connection with NortonLifeLock’s governance structures and processes.

Technology and Cybersecurity Committee
Our Technology and Cybersecurity Committee is currently comprised of Ms. Heath, who is the chair, and Memes. Barsamian, Denzel and Smith. Our Technology and Cybersecurity Committee assists our Board in its oversight of management’s responsibilities to regularly assess NortonLifeLock’s key risks and engage in enterprise-wide risk management as it relates to cybersecurity and NortonLifeLock’s technology and information systems, including with respect to strategies, objectives, capabilities, initiatives, policies and investments. Its duties and responsibilities include, among other things:
•
Overseeing the quality and effectiveness of NortonLifeLock’s information security team, and policies and procedures with respect to its information technology systems.

•
Providing advice to the Board on cyber-related matters.

•
Reviewing and providing oversight on NortonLifeLock’s data footprint, policies and procedures, and strategy.

•
Reviewing with management, NortonLifeLock’s disaster recovery capabilities.

•
Overseeing NortonLifeLock’s major innovation efforts, technology plans, and strategies including from partnerships and acquisitions.

•
Monitoring the performance of NortonLifeLock’s technology development in support of its overall business strategy and advise on strategic technological focus.

•
Overseeing the identification, monitoring, and evaluation of existing and emerging trends in technology that may affect NortonLifeLock’s strategic plans, including monitoring of overall industry trends, competitors and technologies in adjacent areas and providing guidance on these areas.

•
Reviewing the key technical talent, skills, and organizational structure of NortonLifeLock’s workforce supporting its cybersecurity and technology efforts.

DIRECTOR NOMINATIONS
AND COMMUNICATION WITH DIRECTORS
Criteria for Nomination to the Board
The Nominating and Governance Committee will consider candidates submitted by NortonLifeLock stockholders, as well as candidates recommended by directors and management, for nomination to the Board. The Nominating and Governance Committee has generally identified nominees based upon recommendations by outside directors, management and executive recruiting firms. The goal of the Nominating and Governance Committee is to assemble a Board that offers a diverse portfolio of perspectives, backgrounds, experiences, knowledge and skills derived from high-quality business and professional experience. The Nominating and Governance Committee annually reviews the appropriate skills and characteristics required of directors in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders.
The information provided under Proposal No. 1, “Election of Directors — Nominees for Director” below includes the key attributes, experience and skills of each of our director nominees that led to the conclusion that each director nominee should serve as a member of the Board at this time.
Process for Identifying and Evaluating Nominees
The Nominating and Governance Committee typically considers candidates by first evaluating the current members of the Board who intend to continue in service, balancing the value of continuity of service with that of obtaining new perspectives, skills and experience. If the Nominating and Governance Committee determines that an opening exists, it identifies the desired skills and experience of a new nominee, including the need to satisfy SEC and Nasdaq requirements.
The Nominating and Governance Committee generally will evaluate each candidate based on the extent to which the candidate contributes to the range of talent, skill and expertise appropriate for the Board generally, as well as the candidate’s integrity, business acumen, diversity, availability, independence of thought, and overall ability to represent the interests of NortonLifeLock’s stockholders. The Nominating and Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. Although the Nominating and Governance Committee uses these and other criteria as appropriate to evaluate potential nominees, it has no stated minimum criteria for nominees. In addition, we do not have a formal written policy with regard to the consideration of diversity in identifying candidates; however, as discussed above, diversity is one of the numerous criteria the Nominating and Governance Committee reviews before recommending a candidate. We have from time to time engaged, for a fee, a third- party independent search firm to identify and assist the Nominating and Governance Committee with identifying, evaluating and screening Board candidates for NortonLifeLock and may do so in the future.
Stockholder Proposals for Nominees
The Nominating and Governance Committee will consider potential nominees properly submitted by stockholders. Stockholders seeking to do so should provide the information set forth in our corporate Bylaws regarding director nominations. The Nominating and Governance Committee will apply the same criteria for candidates proposed by stockholders as it does for candidates proposed by management or other directors.
To be considered for nomination by the Nominating and Governance Committee at next year’s annual meeting of stockholders, submissions by stockholders must be submitted by mail and must be received by our Corporate Secretary no later than April 5, 2023 to ensure adequate time for meaningful consideration by the Nominating and Governance Committee. Each submission must include the following information:
•
the full name and address of the candidate;

•
the number of shares of NortonLifeLock common stock beneficially owned by the candidate;

•
a certification that the candidate consents to being named in the proxy statement and intends to serve on the Board if elected; and

•
biographical information, including work experience during the past five years, other board positions, and educational background, such as is provided with respect to nominees in this proxy statement.

Information regarding requirements that must be followed by a stockholder who wishes to make a stockholder nomination for election to the Board for next year’s annual meeting is described in this proxy statement under “Additional Information — Stockholder Proposals for the 2023 Annual Meeting.”
Pursuant to the proxy access provisions of our Bylaws, an eligible stockholder or group of stockholders may nominate one or more director candidates to be included in our proxy materials. The nomination notice and other materials required by these provisions must be delivered or mailed to and received by our Corporate Secretary in writing between March 6, 2023 and April 5, 2023 (or, if the 2023 annual meeting is called for a date that is not within 30 calendar days of the anniversary of the date of the 2022 Annual Meeting, by the later of the close of business on the date that is 180 days prior to the date of the 2022 annual meeting or within 10 calendar days after our public announcement of the date of the 2023 annual meeting) to the Corporate Secretary at the address listed below. When submitting nominees for inclusion in our proxy materials pursuant to the proxy access provisions of our Bylaws, stockholders must follow the notice procedures and provide the information required therein.
Contacting the Board of Directors
Any stockholder who wishes to contact members of our Board may do so by mailing written communications to:
NortonLifeLock Inc.
60 E. Rio Salado Parkway, Suite 1000
Tempe, Arizona 85281
Attn: Corporate Secretary
Our Corporate Secretary will review all such correspondence and provide regular summaries to the Board or to individual directors, as relevant, will retain copies of such correspondence for at least six months, and make copies of such correspondence available to the Board or individual directors upon request. Any correspondence relating to accounting, internal controls or auditing matters will be handled in accordance with our policy regarding accounting complaints and concerns.
Human Capital Management
Our human capital management strategy reflects our unique values and growth mindset. Working in close partnership with our Board on our talent management strategy, we work hard to lead, develop and grow our diverse, global team. We strive to be a diverse, vibrant community with strong values and a shared commitment to each other, the work we do and the world we all share.
At NortonLifeLock, our mission is to build a comprehensive and easy-to-use integrated portfolio that prevents, detects and responds to cyber threats and cybercrimes in today’s digital world. Our success in helping achieve this mission depends, in large part, on the success of our employees.
•
Diversity, Equity and Inclusion (DEI): Our mission is to increase our global representation of underrepresented groups at all levels (diversity), where everyone has an opportunity for development and advancement (equity) and is able to bring their whole selves to work and feel valued every day (inclusion). This mission is built upon four foundational pillars: (i) measurement and accountability; (ii) fostering an inclusive environment; (iii) diversifying our workforce; and (iv) employee development and retention, which are designed to support, attract, develop and retain the best talent.

Clear and actionable multi-year representation goals are set at the leadership level, and tracking the data regularly to assess our progress and drive accountability go hand in hand. We ask applicants, new hires and employees to self-identify not only their demographics, but also important characteristics to help us better measure the diversity of our applicant pool and of our team to derive insights and actionable people strategies. In fiscal 2022, we publicly disclosed our most recent US Equal Employment Opportunity Commission EEO-1 Component 1 Data Collection Report on our investor relations website located at https://investor.nortonlifelock.com/governance/governance-documents/.

Inclusion is something we strive for and invest in. Raising awareness and appreciation of various diversity topics via our learning curriculum, global all employee conversations, published blogs and active employee engagement. We measure belonging as a key metric in our quarterly NGage employee surveys. We are proud to support our several employee resource groups communities for people to come together as allies, to learn, support, mentor, and celebrate with one another and to provide an environment where everyone feels seen, heard, respected and valued.

Diversity is a key pillar of our talent management strategy. As of April 1, 2022, women represented 33% of our workforce and held 33% of our leadership positions. In addition, as of April 1, 2022, women represented 44% of our Board and half of our independent board membership. We partner with Work180, a women-focused recruitment site that only lists career opportunities from employers that support diversity, inclusion and flexibility. We post positions on several diverse recruiting sites, including Black Tech Jobs, Jobs for Her and Women Who Code.

As part of our ongoing focus on employee development, we extended our participation in McKinsey & Company’s Connected Leaders Academy for our Asian, Black and Hispanic-Latino leaders. Additionally, we had women globally attend the Women in Tech conference and several employees attended the Out & Equal Global Workplace Summit.
•
Employee Development, Engagement and Training: We increased our investment in learning and development in fiscal 2022, launching Nvest Learning programs for all employees, leveraging an extensive breadth of content and learning opportunities. This umbrella of offerings includes Nvest Mentorship, Nvest eLearning and Nvest NLOK University.

Our homegrown Nvest Mentorship program and platform continued to grow and now boasts several hundred active mentors and mentees. Nvest eLearning, a collection of digital, on-demand modules categorized around leadership, health and wellness, business skills, and technical skills, launched in the second quarter of FY22 with a steady increase in participation during the year and a user base that continues to grow. We also provide group learning designed around TED Talks on topics including leadership, change management and further diversity, equity and inclusion efforts.

Nvest NLOK University (Nvest NU) launched in the third quarter of FY22 and is a leadership program that offers best-in-class content from Harvard ManageMentor that inspires, engages and invests in current and emerging leaders by leveraging over forty specific course options and group learning opportunities. Hundreds of recognition badges and certificates have been awarded to recognize various levels of achievement.

Feedback from our employees is critical, and we have developed an ongoing dialogue with our teams via our quarterly Ngage pulse survey on a targeted topic that drives actions and improvements.
•
Human Capital Governance: We partner closely with our Board and the Compensation and Leadership Development Committee on our strategies and objectives related to talent management, talent acquisition, leadership development, retention and succession, DEI and employee engagement.

Environmental, Social and Governance (ESG)
Building a brand centered on trust is critically important, and our focus on corporate responsibility helps us earn trust from consumers, employees, investors and shareholders. As such, environmental, social and governance topics are core to our business strategy:
•
Environment: Protecting our planet is fundamental to ensuring a safe and sustainable future. We are working to reduce greenhouse gas emissions from our operations through operational efficiencies, reduce the environmental footprint of our products across their lifecycle through innovative approaches to product development and packaging, promote high standards for environmental stewardship in our supply chain and engage with employees and environmental partners to amplify our work. We believe we can contribute to a future where the natural world is thriving and call these efforts Environmental Stewardship.

•
Social: We are proud to support the communities where our team members live and work. Our community impact programs include employee volunteering and giving, product donations, signature programs that leverage our unique expertise in increasing digital safety literacy, and corporate philanthropic giving focused on digital safety education; diversity, equity, and inclusion and environmental action. We also support diversity, equity, and inclusion and employee engagement, as discussed in more detail in the Human Capital Management subsection.

•
Governance: Governance covers many core operating principles overseen by the Nominating and Governance Committee of our Board. This committee has oversight of Corporate Responsibility and ESG issues and receives quarterly updates on topics such as diversity, ethics, environmental stewardship and community investment. We believe our global culture of responsibility, and the positive contributions we make to the customers, employees, communities, and other stakeholders that we serve drives value for our business.

Setting strategic, achievable, and business-aligned corporate responsibility objectives helps to guide our work and improves our company performance. We align our objectives with the Company’s financial goals and focus on the unique positive social and environmental impacts that our business model can have on the world.
Our objectives include:
•
Data Privacy and Protection: We safeguard our customer, partner and employee data and offer products, including Norton Privacy Monitor Assistant that help consumers protect their personal data wherever it is found.

•
Cyber Safety: We leverage our leading expertise and technology in Cyber Safety to protect communities. Malicious phone and computer applications, known as stalkerware, are used to harass, control and harm people. We are a founding member of the Coalition Against Stalkerware and donate products to victims to help keep their personal data protected. We also provide Cyber Safety training to help empower victims and survivors to reduce their vulnerability. Additional examples of our efforts include our partnership with the World Association of Girl Guides and Girl Scouts on the Surf Smart program to empower girls to keep themselves and others safe online and The Smart Talk, a free tool co-created in partnership with National PTA.

•
Diversity, Equity & Inclusion in Technology: We are focused on bringing more women and under-represented groups into cybersecurity and tech. We do this by investing in high-impact, nonprofit organizations. We have made a three-year commitment to the Reboot Representation tech coalition, which is dedicated to doubling the number of Black, Latina and Native American women graduating with computing degrees by 2025. We also support Women4Cyber in Europe and the NASSCOM Foundation’s Cyber Security Skills Development Initiative for Women in India. In FY22, approximately 62% of NortonLifeLock Foundation grants across all objectives had a focus on Diversity, Equity and Inclusion.

•
Employee Volunteering & Giving: We have created a variety of opportunities for employee volunteering and giving and work to increase employee participation rates. We sponsor a virtual volunteer program with team building opportunities and joint events with our Diversity and Inclusion Communities. We offer employees paid time off to volunteer, have an employee matching gift program and provide dollars-for-doers grants to encourage volunteer service. Our employee participation rate in our volunteering and giving program was 41% in FY22. In addition, 62% of all grants made from the NortonLifeLock Foundation had a component of Diversity, Equity & Inclusion.

•
Environmental Stewardship: We have a robust environmental stewardship program, which focuses on climate and energy, sustainable products, our supply chain, engagement with employees and nonprofit partners and being transparent about our progress and commitments. Recently, we launched a Sustainable Homes Program to provide employees an opportunity for a credit for sustainable improvements to their homes.

Our annual ESG and Corporate Responsibility Report can be found via the NortonLifeLock website at https://www.nortonlifelock.com/about/corporate-responsibility.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
At the recommendation of the Nominating and Governance Committee, the Board has nominated the following eight persons to serve as directors for the term beginning at the Annual Meeting on September 13, 2022: Susan P. Barsamian, Eric K. Brandt, Frank E. Dangeard, Nora M. Denzel, Peter A. Feld, Emily Heath, Vincent Pilette and Sherrese M. Smith. Each director will be elected on an annual basis.
Kenneth Y. Hao expressed a preference not to be re-nominated to pursue and focus on other business opportunities. Mr. Hao intends to serve on the Board through the date of the Annual Meeting and, effective as of the end of his term as a director at the opening of the polls at the Annual Meeting, our authorized number of directors will be reduced to eight. The Board is grateful to Mr. Hao for his dedication, service, and contributions as a director of the Company.
Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies FOR the election of each nominee named in this section. Proxies submitted to NortonLifeLock cannot be voted at the Annual Meeting for nominees other than those nominees named in this proxy statement. However, if any director nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee designated by the Board. Alternatively, the Board may reduce the size of the Board. Each nominee has consented to serve as a director if elected, and the Board does not believe that any nominee will be unwilling or unable to serve if elected as a director. Each director will hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal.
Nominees for Director
The names of each nominee for director, their ages as of July 18, 2022, and other information about each nominee is shown below.
Name	Age	Principal Occupation	Director Since
Susan P. Barsamian	63	Director	2019
Eric K. Brandt	60	Director	2020
Frank E. Dangeard	64	Managing Partner, Harcourt	2007
Nora M. Denzel	59	Director	2019
Peter A. Feld	43	Managing Member and Head of Research, Starboard Value LP	2018
Emily Heath	48	Director	2021
Vincent Pilette	50	CEO	2019
Sherrese M. Smith	50	Managing Partner, Paul Hastings	2021

Susan P. Barsamian
Director
Age: 63
Director Since: 2019
Committee Memberships: Compensation | Nominating & Governance (Chair) | Technology and Cybersecurity
Other Current Public Boards: Box, Inc. | Five9, Inc.
Other Public Boards in the Last Five Years: None

From 2006 to 2016, Ms. Barsamian served in various executive roles at Hewlett Packard including Chief Sales and Marketing Officer for Hewlett Packard Enterprise Software and General Manager of the Enterprise Cybersecurity Products business. Prior to joining Hewlett Packard, Ms. Barsamian was Vice President, Global Go-to-Market for high growth at Mercury Interactive, Senior Vice President Marketing for Critical Path and held various leadership roles at Verity where she was based in London for four years. Ms. Barsamian serves on the board of directors of Box, Inc and Five9, Inc. She received a B.S. degree in Electrical Engineering from Kansas State University and completed post-graduate studies at the Swiss Federal Institute of Technology.
Director Qualifications:
•
Cyber Safety, Technology Expertise

•
Leadership Experience

•
Public Company Board Experience

•
Strategic Transformation Experience

•
Business Combination and Partnership Experience

•
Financial Experience

•
Sales, Marketing and Brand Management Experience

Eric K. Brandt
Director
Age: 60
Director Since: 2020
Committee Memberships: Audit (Chair)
Other Current Public Boards: Dentsply Sirona Inc. | LAM Research Corporation | The Macerich Company
Other Public Boards in the Last Five Years: Altaba Inc.

Eric K. Brandt served as the Executive Vice President and Chief Financial Officer of Broadcom Corporation, a global supplier of semiconductor devices, from February 2010 until February 2016, and he served as its Senior Vice President and Chief Financial Officer from March 2007 until February 2010. From September 2005 until March 2007, Mr. Brandt served as CEO and President and member of the Board of Avanir Pharmaceuticals, Inc. Beginning in 1999, he held various positions at Allergan, Inc., a global specialty pharmaceutical company, including Executive Vice President of Finance and Technical Operations and Chief Financial Officer. Prior to joining Allergan, Mr. Brandt spent ten years with The Boston Consulting Group, a privately-held global business consulting firm, most recently serving as Vice President and Partner.
Mr. Brandt serves as the Chairman of the Board of Directors of Dentsply Sirona Inc., a dental product solutions company, and as a member of the Board of Directors of LAM Research Corporation, a semiconductor equipment company and The Macerich Company, a real estate investment trust. Mr. Brandt also previously served on the Board of Directors of Yahoo! Inc. from 2016 to 2017 and of Altaba Inc. (formerly Yahoo! Inc.) from 2017 to 2019. Mr. Brandt earned an M.B.A. degree from the Harvard Graduate School of Business and a B.S. degree in chemical engineering from the Massachusetts Institute of Technology.
Director Qualifications:
•
Cyber Safety, Technology Expertise

•
Leadership Experience

•
Public Company Board Experience

•
Strategic Transformation Experience

•
Business Combination and Partnership Experience

•
Financial Experience

•
Sales, Marketing and Brand Management Experience

Frank E. Dangeard
Chair of the Board
Managing Partner, Harcourt
Age: 64
Director Since: 2007
Committee Memberships: Audit | Nominating & Governance
Other Current Public Boards: NatWest Group plc (U.K.) | IHS Towers (Cayman) | IHS Holding Limited (Mauritius) | Spear Investments, B.V. (the Netherlands)2
Other Public Boards in the Last Five Years: RPX Corp.

Frank E. Dangeard joined NortonLifeLock’s Board of Directors in January 2007, and was appointed Chair of the Board of Directors of NortonLifeLock in December 2019. He is Managing Partner of Harcourt. From September 2004 to February 2008, he was Chairman and CEO of Thomson SA (France). From 2002 to September 2004, he was Deputy CEO of Orange S.A. (formerly France Télécom S.A. (France)). He joined Thomson SA (France) in 1997 as Deputy CEO and was appointed Vice Chairman in 2000. Prior to joining Thomson SA, Mr. Dangeard was Managing Director of SG Warburg & Co. Ltd. (U.K.) and Chairman of SG Warburg France. Before joining SG Warburg, Mr. Dangeard was a lawyer with Sullivan & Cromwell LLP in New York and London.
Mr. Dangeard also serves on the Board of Directors of the NatWest Group (ex. RBS Group, U.K.), IHS Holding Limited (Mauritius), and IHS Towers (Cayman). He is Chairman of NatWest Markets (U.K.), the investment banking arm of NatWest Group and chairman of Spear Investments, B.V. (the Netherlands). He graduated from the Ecole des Hautes Etudes Commerciales, the Paris Institut d’Etudes Politiques and from Harvard Law School. Mr. Dangeard splits his time between Europe and the United States.
Director Qualifications:
•
Cyber Safety, Technology Expertise

•
Leadership Experience

•
Public Company Board Experience

•
Strategic Transformation Experience

•
Business Combination and Partnership Experience

•
Financial Experience

•
Sales, Marketing and Brand Management Experience

2
Securities of Spear Investments, B.V. are traded on the Euronext Amsterdam stock exchange and IHS Towers is a subsidiary of IHS Holding Limited.

Nora M. Denzel
Director
Age: 59
Director Since: 2019
Committee Memberships: Audit | Compensation | Technology and Cybersecurity
Other Current Public Boards: Advanced Micro Devices, Inc. (AMD) | Telefonaktiebolaget LM Ericsson | SUSE SA
Other Public Boards in the Last Five Years: Talend S.A.

Nora M. Denzel previously served as interim CEO of Outerwall Inc., an automated retail solutions provider, from January to August 2015. Prior to Outerwall, Ms. Denzel held senior executive management positions from February 2008 through August 2012 at Intuit Inc., a consumer/SMB cloud financial management software company, including Senior Vice President of Big Data, Social Design and Marketing and Senior Vice President and General Manager of the QuickBooks Employee Management business unit. From 2000 to 2006, Ms. Denzel held several executive level positions at HP Enterprise (formerly Hewlett-Packard Company), including Senior Vice President and General Manager, Software Global Business Unit from May 2002 to February 2006 and Vice President of Storage Organization from August 2000 to May 2002. Prior to that, Ms. Denzel held executive positions at Legato Systems Inc. and IBM Corporation. Ms. Denzel serves on the Board of Directors of Advanced Micro Devices, Inc., Telefonaktiebolaget LM Ericsson (Sweden) and SUSE SA. She serves on the non-profit board of the National Association of Corporate Directors. She holds a Master of Business Administration degree from Santa Clara University and a B.S. degree in Computer Science from the State University of New York.
Director Qualifications:
•
Cyber Safety, Technology Expertise

•
Leadership Experience

•
Public Company Board Experience

•
Strategic Transformation Experience

•
Business Combination and Partnership Experience

•
Financial Experience

•
Sales, Marketing and Brand Management Experience

Peter A. Feld
Director
Managing Member and Head of Research, Starboard Value LP
Age: 43
Director Since: 2018
Committee Memberships: Compensation (Chair) | Nominating and Governance
Other Current Public Boards: GCP Technologies Inc. | Green Dot Corporation
Other Public Boards in the Last Five Years: Magellan Health, Inc. | AECOM |
Marvell Technology Group Ltd. | The Brink’s Company | Insperity, Inc.

Peter A. Feld has served as a Managing Member, Portfolio Manager and Head of Research of Starboard Value LP since April 2011. Prior to founding Starboard in 2011, Mr. Feld was a Managing Director and Head of Research at Ramius LLC for funds that comprised the Value and Opportunity investment platform. Prior to joining Ramius in February 2005, Mr. Feld was an analyst in the Technology Investment Banking group at Banc of America Securities LLC. Mr. Feld currently serves as Chair of the board of directors of GCP Applied Technologies Inc., and as a member of the board of directors of Green Dot Corporation, a payments company. Mr. Feld previously served on the boards of directors of a number of companies including Magellan Health, Inc., from March 2019 to January 2022, AECOM, from November 2019 to June 2020, Marvell Technology Group Ltd. from May 2016 to June 2018, The Brink’s Company from January 2016 to November 2017, Insperity, Inc. from March 2015 to June 2017, Darden Restaurants, Inc. from October 2014 to September 2015, Tessera Technologies, Inc. (n/k/a Xperi Corporation) from June 2013 to April 2014 and Integrated Device Technology, Inc. from June 2012 to February 2014. Mr. Feld received a B.A. degree in Economics from Tufts University.
Director Qualifications:
•
Cyber Safety, Technology Expertise

•
Leadership Experience

•
Public Company Board Experience

•
Strategic Transformation Experience

•
Business Combination and Partnership Experience

•
Financial Experience

•
Sales, Marketing and Brand Management Experience

Emily Heath
Director
Age: 48
Director Since: 2021
Committee Memberships: Audit | Technology and Cybersecurity (Chair)
Other Current Public Boards: None
Other Public Boards in the Last Five Years: None

Emily Heath served as Senior Vice President, Chief Trust and Security Officer at DocuSign, Inc. from October 2019 through March 2022. Prior to that, Ms. Heath served as Vice President, Chief Information Security Officer at United Airlines, Inc. from February 2017 through October 2019. Before joining United Airlines, Ms. Heath held numerous positions at AECOM, an infrastructure consulting firm, from 2013 through 2017, most recently as its Vice President, Chief information Security Officer. Ms. Heath is a former Detective with the British Police where she led investigations into large scale investment frauds, identity theft and money laundering cases working with London’s Serious Fraud Office, the FBI and the SEC. Ms. Heath currently serves on the Board of Directors of LogicGate, Inc., a private cloud-based governance, risk and compliance management company and Wiz, a private cloud security company. She went to school in the United Kingdom and is trained in multiple areas of investigations, risk and security.
Director Qualifications:
•
Cyber Safety, Technology Expertise

•
Leadership Experience

•
Strategic Transformation Experience

•
Business Combinations and Partnerships Experience

•
Financial Experience

•
Sales, Marketing and Brand Management Experience

Vincent Pilette CEO & Director Age: 50 Director Since: 2019 Committee Memberships: None Other Current Public Boards: None Other Public Boards in the Last Five Years: None
Vincent Pilette has substantial expertise at technology companies, with over 20 years of management experience in the U.S. and EMEA. As Chief Financial Officer, Mr. Pilette played a key role in the sale of the Enterprise Security assets to Broadcom and led key restructuring initiatives at NortonLifeLock. Upon the closing the Broadcom transaction, Mr. Pilette was named Chief Executive Officer of NortonLifeLock by the Board and led the Company to become a leader in Consumer Cyber Safety. Prior to joining NortonLifeLock in May 2019, Mr. Pilette served as Chief Financial Officer of Logitech International S.A. (Switzerland), a consumer electronics company listed on the Nasdaq Global Market and the SIX Swiss Exchange. From September 2013 to May 2019 he was responsible for the company’s financial strategies and worldwide finance organization, managing consolidated revenues of almost three billion dollars. In addition, Mr. Pilette was a key partner to Logitech’s CEO to shape and direct the implementation of all aspects of the company’s business strategies. Prior to Logitech, Mr. Pilette served as Chief Financial Officer of Electronics for Imaging (EFI), a global technology imaging company, and as Vice President of Finance for Hewlett Packard Enterprise’s multi-billion-dollar server, storage and networking business.
Mr. Pilette holds an M.S. in engineering and business from Université Catholique de Louvain in Belgium and an M.B.A. from Kellogg School of Management at Northwestern University in Chicago.
Director Qualifications:
•
Cyber Safety, Technology Expertise

•
Leadership Experience

•
Public Company Board Experience

•
Strategic Transformation Experience

•
Business Combinations and Partnerships Experience

•
Financial Experience

Sherrese M. Smith
Director
Managing Partner, Paul Hastings LLC
Age: 50
Director Since: 2021
Committee Memberships: Nominating & Governance | Technology and Cybersecurity
Other Current Public Boards: Cable One, Inc.
Other Public Boards in the Last Five Years: None

Sherrese Smith has served as a corporate partner at Paul Hastings LLP, a global law firm, since 2013, where she is a member of the firm’s media, technology and telecommunications practice and currently serves as Managing Partner and Vice-Chair of the firm’s data privacy and cybersecurity practice. Ms. Smith regularly counsels companies on complex transactional and regulatory issues, including data privacy and cybersecurity and breach response issues across various jurisdictions (including the U.S., EU, and Asia). Prior to joining Paul Hastings, Ms. Smith served as Chief Counsel to Chairman Julius Genachowski at the Federal Communications Commission from 2009 to 2013, before which she was Vice President and General Counsel of Washington Post Digital, and served in other leadership positions from 2002 to 2009. Ms. Smith also currently serves as a member of the Board of Directors of Cable One, Inc., a broadband communications provider. Ms. Smith holds a bachelor’s degree in Finance from the University of South Carolina and a Juris Doctor from the Northwestern University Pritzker School of Law.
Director Qualifications:
•
Cyber Safety, Technology Expertise

•
Leadership Experience

•
Public Company Board Experience

•
Strategic Transformation Experience

•
Business Combination and Partnership Experience

•
Financial Experience

•
Sales, Marketing and Brand Management Experience

Summary of Director Qualifications and Experience
Our Board is comprised of directors with complementary skills and qualifications needed to effectively oversee our business strategy. The Nominating and Governance Committee annually reviews the skills and characteristics required of members of the Board in the context of the composition of the Board and the stage of the business of NortonLifeLock.
Board Diversity Matrix*
Total Number of Directors		9
Gender:	Male		Female
Number of directors based on gender identity	5		4
Number of directors who identify in any of the categories below:
African American or Black	0		1
Asian	1		1
White	4		2
LGBTQ+		1

*
Based on our current Board composition as of July 18, 2022.

Director Compensation
Director Compensation Highlights
•
Fees for committee service and service on the Board

•
Emphasis on equity in the overall compensation mix

•
Full-value equity grants with time-based vesting

•
No performance-based equity award

•
Robust stock ownership guideline

•
Stockholder approved annual limit on non-employee director compensation

•
Policies prohibiting hedging and pledging by our directors

The policy of the Board is that the compensation for independent directors should be a mix of cash and equity-based compensation. NortonLifeLock does not pay employee directors for Board service in addition to their regular employee compensation. Independent directors may not receive consulting, advisory or other compensatory fees from NortonLifeLock. The Compensation Committee, which consists solely of independent directors, has the primary responsibility to review and consider any revisions to director compensation.
Annual Fees: In accordance with the recommendation of the Compensation Committee, the Board determined the non- employee directors’ compensation for FY22 as follows.
2022 Annual Retainers:
All Non-Employee Directors	$50,000
Independent Chair	$75,000
Audit Committee Chair	$15,000
Compensation Committee Chair	$15,000
Nominating and Governance Committee Chair	$10,000
Technology and Cybersecurity Committee Chair	$15,000
Audit Committee Membership	$5,000
Compensation Committee Membership	$10,000
Nominating and Governance Committee Membership	$5,000
Technology and Cybersecurity Committee Membership	$10,000
Committee chairs are entitled to receive the committee membership retainer in addition to the committee chair retainer.
The payment of the annual cash retainer is subject to the terms of NortonLifeLock’s 2013 Equity Incentive Plan (the 2013 Plan) and NortonLifeLock’s non-employee director compensation policy, which allows directors to choose to receive common stock in lieu of cash for all or a portion of the retainer payable to each director for serving as a member. We pay the annual retainer fee and any additional annual fees to each director at the beginning of the fiscal year. Directors who join NortonLifeLock after the beginning of the fiscal year receive a prorated cash payment in respect of their annual retainer fee and fees. These payments are considered earned when paid. Accordingly, we do not require them to be repaid in the event a director ceases serving in the capacity for which he or she was compensated.
Annual Equity Awards. Pursuant to our non-employee director compensation policy adopted by our Board, in FY22, each non-employee member of the Board received an annual award of fully vested restricted stock units (RSUs) under the 2013 Plan on the first day of fiscal year 2021, having a fair market value on the grant date equal to a predetermined dollar value, which was $260,000 for FY22.
2022 Annual Equity Awards:
All Non-Employee Directors	$260,000

Stock-Approved Limited on Non-Employee Directors Compensation. Our stockholder approved 2013 Plan also provides that the aggregate value of all compensation paid or granted, as applicable, to any individual for service as a non-employee director of our Board of Directors with respect to any fiscal year, including awards granted under the 2013 Plan and cash fees paid by us to such non-employee director, will not exceed $900,000 in total value.
Director Stock Ownership Guidelines: The Compensation Committee adopted the following stock ownership guidelines for our non-employee directors to better align our directors’ interests with those of our stockholders:
•
Directors must maintain a minimum holding of company stock with a fair market value equal to ten times (10x) such director’s total annual cash retainer;

•
In the event the annual retainer (or any portion thereof) is paid to a non-employee director in equity instead of cash, the value of such annual retainer for purposes of calculating the minimum holding requirement means the grant date fair value of the annual equity award (or applicable portion thereof);

•
New directors will have five years to reach the minimum holding level; and

•
Notwithstanding the foregoing, directors may sell enough shares to cover their income tax liability on vested grants.

The stock ownership information for each of our directors is shown under the heading “Security Ownership of Certain Beneficial Owners and Management” on page 47 of this proxy statement. As of June 15, 2022, all our directors had either met their stock ownership requirement or had remaining time to do so.
Fiscal 2022 Director Compensation
The following table provides information for FY22 compensation for all of our current non-employee directors:
	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Total ($)
Susan P. Barsamian	30,029	309,971	340,000
Eric K. Brandt	30,029	309,971	340,000
Frank E. Dangeard	95,029	309,971	405,000
Nora M. Denzel	80,008	259,992	340,000
Peter A. Feld	30,029	309,971	340,000
Kenneth Y. Hao	29	309,971	310,000
Emily Heath	30,029	309,971	340,000
Sherrese M. Smith	10,029	309,971	320,000

(1)
The aggregate full grant date fair value for each director’s annual stock award and retainer fee elected to be paid in stock was calculated in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 for awards granted during FY22.

(2)
Each non-employee director was granted 10,248 RSUs on May 13, 2021, with a per share fair value of $25.37 and an aggregate grant date fair value of $259,992.

(3)
In lieu of cash, each non-employee director, other than Ms. Denzel, elected to receive 100% of his or her annual retainer fee in the form of our common stock. Accordingly, pursuant to the terms of the 2000 Director Equity Incentive Plan, each was granted 1,970 shares at a per share fair value of $25.37 and an aggregate grant date fair value of $49,979.

Certain Changes Beginning in Fiscal Year 2023
In June 2022, in accordance with the recommendation of the Compensation Committee, and based on input from its compensation consultant, the Board approved certain changes to our non-employee director compensation policy for fiscal year 2023 (FY23) to increase our Independent Chair cash retainer and to require vesting for director fees and RSUs.
Annual Fees. For FY23, the Independent Chair cash retainer was increased from $75,000 to $100,000 to better reflect market practice and to appropriately compensate our Chair for his time, commitment, and contributions to the Board. Further, each non-employee director will earn his or her annual retainer fee and committee cash fees in equal portions quarterly on December 1st, March 1st, June 1st and September 1st, subject to the director’s service through each such date.
Each non-employee director will also be permitted to elect to receive such director’s annual retainer fee in the form of restricted stock units in lieu of cash, which will be granted on the date of the annual meeting immediately following such election (or on the date of appointment for new non-employee directors who join the Board between annual meetings) which will vest on the same dates as the cash retainer.

Equity Awards. In addition, beginning with FY23, on the date of the annual meeting occurring during each fiscal year, each non-employee director will receive an annual award of restricted stock units having a fair market value on the grant date equal to $260,000, which will vest 100% on the earlier of the first anniversary of the date of grant and the next annual meeting, subject to the director’s continued service through the vesting date. The amount of such grants will be prorated for directors who are appointed between annual meetings.
Change in Control. In the event of a change in control, all unearned cash fees and unvested restricted stock unit awards granted to non-employee directors under the non-employee director compensation policy will accelerate in full.
Gap Period. On the date of the 2022 Annual Meeting, each non-employee director serving on the Board during the period from the first day of FY23 to the date of the 2022 Annual Meeting (such period, the Gap Period) will also receive a prorated annual cash retainer fee equal to $20,833, prorated committee fees, and a fully vested award of stock with a fair market value on the grant date equal to $108,833 to compensate such directors for their service on the Board during the Gap Period. Non-employee directors may elect to receive stock in lieu of cash for all of their prorated annual cash retainer fee for the Gap Period in the form of a fully vested stock award on the date of the 2022 Annual Meeting.
A full description of updates to our non-employee director compensation policy beginning with FY23 will be provided in our proxy statement in respect of FY23.
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE EIGHT NOMINATED DIRECTORS.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed KPMG LLP (KPMG) as our principal independent registered public accounting firm to perform the audit of our consolidated financial statements for fiscal year 2023. As a matter of good corporate governance, the Audit Committee has decided to submit its selection of independent audit firm to stockholders for ratification. If this appointment of KPMG is not ratified by a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter, the Audit Committee will review its future selection of KPMG as our independent registered public accounting firm.
The Audit Committee first approved KPMG as our independent auditors in September 2002, and KPMG audited our financial statements for FY22. Representatives of KPMG are expected to attend the Annual Meeting with the opportunity to make a statement and respond to appropriate questions from stockholders present at the Annual Meeting with respect to this proposal.
Principal Accountant Fees and Services
We regularly review the services and fees from our independent registered public accounting firm, KPMG. These services and fees are also reviewed with the Audit Committee annually. In accordance with standard policy, KPMG periodically rotates the individuals who are responsible for our audit. Our Audit Committee has determined that the providing of certain non-audit services, as described below, is compatible with maintaining the independence of KPMG.
In addition to performing the audit of our consolidated financial statements, KPMG provided various other services during fiscal years 2022 and 2021. Our Audit Committee has determined that KPMG’s provisioning of these services, which are described below, does not impair KPMG’s independence from NortonLifeLock. The aggregate fees billed for fiscal years 2022 and 2021 for each of the following categories of services are as follows:
Fees Billed to NortonLifeLock	FY22	FY21
Audit fees(1)	$5,395,309	$7,021,702
Audit related fees(2)	$122,000	—
Tax fees(3)	$102,852	$238,925
All other fees(4)	$362,000	—
Total fees	$5,982,161	$7,260,627

The categories in the above table have the definitions assigned under Item 9 of Schedule 14A promulgated under the Exchange Act, and these categories include the following components:
(1)
“Audit fees” include fees for audit services principally related to the year-end examination and the quarterly reviews of our consolidated financial statements, consultation on matters that arise during a review or audit, review of SEC filings, audit services performed in connection with our acquisitions and divestitures and statutory audit fees.

(2)
“Audit related fees” include fees, which are for assurance and related services other than those included in Audit fees.

(3)
“Tax fees” include fees for tax compliance and advice.

(4)
“All other fees” include fees for all other non-audit services, principally for services in relation to certain information technology audits.

An accounting firm other than KPMG performs supplemental internal audit services for NortonLifeLock. Another accounting firm provides the majority of NortonLifeLock’s outside tax services.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.
All of the services relating to the fees described in the table above were approved by the Audit Committee.
THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, stockholders are entitled to cast an advisory vote to approve the compensation of our named executive officers, as disclosed in this proxy statement. Accordingly, you are being asked to vote on the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to NortonLifeLock Inc.’s named executive officers, as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion & Analysis, compensation tables and narrative discussion, is hereby approved.”
As described more fully in the Compensation Discussion & Analysis section of this proxy statement, we believe our named executive officers are compensated in a manner consistent with our pay-for-performance philosophy and corporate governance best practices.
We believe that our compensation program balances the interests of all of our constituencies — our stockholders, our executive officers, the remainder of our employee base, our business partners and our community — by, among other things, focusing on achievement of corporate objectives, attracting and retaining highly-qualified executive management and maximizing stockholder value. We encourage you to read the Compensation Discussion & Analysis, compensation tables and narrative discussion related to executive compensation in this proxy statement.
The vote to approve the compensation of our named executive officers is advisory and, therefore, not binding. Although the vote is non-binding, the Compensation Committee and the Board value your opinion and will consider the outcome of the vote in establishing its compensation philosophy and making future compensation decisions. Our current policy is to hold such an advisory vote each year, and we expect to hold another advisory vote with respect to approve to executive compensation at the 2023 Annual Meeting of Stockholders.
THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3

PROPOSAL NO. 4
APPROVAL OF AMENDMENT OF THE 2013 EQUITY INCENTIVE PLAN
We are asking stockholders to approve the amendment of the 2013 Equity Incentive Plan (2013 Plan) to eliminate the term of the plan. If this amendment is not approved, our 2013 Plan will terminate on October 22, 2023, and we will not be able to grant any awards under the 2013 Plan following its termination. No new shares are being requested and no other material changes have been made to the 2013 Plan which require stockholder approval other than the elimination of the termination date.
Background of Amendment
We believe that amending the 2013 Plan to eliminate the term of the plan is in the best interests of our Company because of the continuing need to provide equity-based incentives to attract, motivate and retain the most qualified personnel and to respond to relevant market changes in equity compensation practices. The use of equity compensation has historically been a significant part of our overall compensation philosophy at NortonLifeLock and is a practice that we plan to continue. The 2013 Plan serves as an important part of this practice and is a critical component of the overall compensation package that we offer to retain and motivate our employees. In addition, awards under the 2013 Plan provide our employees with an opportunity to acquire or increase their ownership stake in us, and we believe this aligns their interests with those of our stockholders, creating strong incentives for our employees to work hard for our future growth and success. If Proposal No. 4 is not approved by our stockholders, we believe our ability to attract, motivate and retain the talent we need to compete in our industry would be seriously and negatively impacted and this could affect our long-term success.
Plan History
The 2013 Plan was originally adopted by the Board in July 2013, and it was approved by our stockholders in October 2013. Since the 2013 Plan became effective, it has been amended several times to, among other things, increase the number of shares and add certain features, which we believe promote compensation governance best practices. The plan was most recently amended by the Board in June 2022 to eliminate the term of the plan, subject to stockholder approval. The 2013 Plan was also amended by the Board to remove references to Section 162(m) of the Internal Revenue Code (Section 162(m)), which are no longer applicable, while retaining certain best practice performance-based award provisions.
The following table summarizes certain information regarding our equity incentive program, which includes our 2013 Plan and awards granted under other plans (other than our 2008 Employee Stock Purchase Plan). Our only active equity plans with available shares for future issuance are our 2013 Plan and our 2008 Employee Stock Purchase Plan.
As of June 15, 2022
Total number of shares of common stock subject to outstanding full value awards (including PRUs and RSUs) under the 2013 Plan(1)	9,531,858
Total number of shares of common stock subject to outstanding stock options under all plans (including options assumed in transactions)	190,891
Weighted-average exercise price of outstanding stock options(2)	$5.61
Weighted-average remaining term of outstanding stock options	3.52 years
Total number of shares of common stock available for future grant under the 2013 Plan	11,508,657

(1)
Includes unvested PRUs at the target grant level. There are no outstanding full value awards under any other equity plan.

Dilution, Burn Rate, and Equity Overhang
The Compensation Committee regularly reviews our burn rate and equity overhang activity to thoughtfully manage our long-term stockholder dilution. The following table provides detailed information regarding our burn rate and equity overhang activity for the last three fiscal years, which, in the interest of transparency, includes the impact of share repurchases that we made during such years.

	Fiscal 2022 (%)	Fiscal 2021 (%)	Fiscal 2020 (%)
Gross Burn Rate(1)	0.71	1.00	2.47
Net Burn Rate(2)	0.53	0.74	0.52
Equity Overhang(3)	4.00	4.32	5.40

(1)
Gross burn rate = total number of shares granted under all of our equity incentive plans during a period divided by the weighted average number of shares of common stock outstanding during that period and expressed as a percentage.

(2)
Net burn rate = total number of shares granted under all of our equity incentive plans during a period, minus the total number of shares returned to such plans through awards cancelled during that period, divided by the weighted average number of shares of common stock outstanding during that period and expressed as a percentage.

(3)
Overhang = total number of shares underlying options and awards outstanding plus shares available for issuance under all of our equity incentive plans at the end of a period divided by the weighted average number of shares of common stock outstanding during that period and expressed as a percentage.

The table below shows the number of options and full value awards granted in each of the last three years as well as the number of performance-based awards that were earned each year.
Fiscal Year	Option Awards Granted	Time- Based Options Granted	Performance- Based Options Granted(1)	Performance- based Options Earned	Total Full- Value Awards Granted	Time- Based RSUs Granted	PRUs Granted(1)	PRUs Earned
2022	—	—	—	—	6,730,293	4,149,490	2,580,803	150,132
2021	—	—	—	975,000	4,628,315	3,664,543	963,772	2,078,155
2020	1,625,000	—	1,625,000	650,000(2)	14,421,293	12,449,867	1,971,426	971,522

(1)
Amounts are reflected at target and reflect certain subsequent adjustments made to reduce the number of shares subject to the award.

(2)
Includes 650,000 shares that vested upon the closing of the sale of our Enterprise Security assets to Broadcom Inc.

Promotion of Compensation Governance Best Practices
The 2013 Plan is designed to promote compensation governance best practices and play an important part of our pay-for-performance philosophy:
•
No “evergreen” provision. The 2013 Plan has a fixed number of shares available for issuance. It is not an “evergreen” plan.

•
No “fungible share reserve.” The 2013 Plan does not contain a “fungible share reserve.” Instead, each one share granted as a restricted stock award, RSU (including PRUs), stock option or stock appreciation right (SAR) under the 2013 Plan will count as the issuance of one share reserved for issuance under the 2013 Plan for the purpose of computing shares remaining available for issuance.

•
No discounted options or SARs. Stock options and SARs must be granted with an exercise price that is not less than 100% of the fair market value on the date of grant.

•
One year minimum vesting on options and SARs. Subject to certain exceptions, each stock option and SAR granted under the 2013 Plan, other than a stock option or SAR granted in substitution for a stock option or SAR granted under a stock plan of a company acquired by the Company, is subject to a minimum service vesting requirement of one year from the date of grant of such stock option or SAR.

•
Repricing prohibited. Repricing or certain other exchanges of stock options and SARs for new 2013 Plan awards or cash is prohibited unless stockholder approval is first obtained.

•
Non-Employee Director Compensation Limit. The aggregate value of all compensation paid or granted, as applicable, to any individual for service as a non-employee director of our Board of Directors with respect to any fiscal year, including awards granted under the 2013 Plan and cash fees paid by us to such non-employee director, will not exceed $900,000 in total value.

•
No recycling or liberal share counting. No recycling of shares or “liberal share counting” practices are permitted under the 2013 Plan. Shares tendered to us or retained by us in the exercise or settlement of an award or for tax withholding, or shares that are repurchased on the open market with the proceeds of an option exercise price will not become available again for issuance under the 2013 Plan. In addition, the gross shares subject to a SAR award and not the net number of shares actually issued upon exercise of such SAR counts against the 2013 Plan reserve.

Summary of our 2013 Equity Incentive Plan, as Amended
The following is a summary of the principal provisions of the 2013 Plan, as proposed to be amended. This summary does not purport to be a complete description of all of the provisions of the 2013 Plan. It is qualified in its entirety by reference to the full text of the 2013 Plan, which is set forth in Annex B to this proxy statement.
Administration. The Compensation Committee administers the 2013 Plan (except when the Board decides to directly administer the 2013 Plan).
Eligibility. Employees (including officers), consultants, independent contractors, advisors and members of the Board (including non-employee directors) are eligible to participate in the 2013 Plan. As of June 17, 2022, there were approximately 2,638 employees, including three executive officers, seven consultants, and eight non-employee directors that were eligible to receive awards under the 2013 Plan.
Since our executive officers and non-employee directors may participate in the 2013 Plan, each of our executive officers, non-employee directors and director nominees has an interest in Proposal No. 4.
Types of Awards. Awards that may be granted are stock options (both nonstatutory stock options and incentive stock options (which may only be granted to employees)), restricted stock awards, RSUs (including PRUs) and stock appreciation rights (each individually, an award).
Shares Reserved for Issuance. The total number of shares reserved under the 2013 Plan since the 2013 Plan’s adoption is 82,000,000 shares, with 11,508,657 shares available for future issuance as of June 15, 2022.
Shares Returned to the Plan. Shares that are subject to issuance upon exercise of an option but cease to be subject to such option for any reason (other than exercise of such option), shares that are subject to an award that is granted but is subsequently forfeited or repurchased by NortonLifeLock at the original issue price and shares that are subject to an award that terminates without shares being issued will again be available for grant and issuance under the 2013 Plan.
Shares Not Returned to the Plan. Shares that are withheld to pay the exercise or purchase price of an award or to satisfy any tax withholding obligations in connection with an award, shares that are not issued or delivered as a result of the net settlement of an outstanding option or SAR and shares that are repurchased on the open market with the proceeds of an option exercise price will not be available again for grant and issuance under the 2013 Plan.
Reduction of Shares. For purposes of determining the number of shares available for grant under the 2013 Plan, any equity award (i.e., an option, SAR, award of restricted stock or RSUs) will reduce the number of shares available for issuance by one share.
Per-Share Exercise Price. The per-share exercise price of stock options and SARs granted under the 2013 Plan must equal at least the fair market value of a share of our common stock on the grant date of the option or SAR.
No Repricing. The exercise price of an option or SAR may not be reduced (repriced) and no option or SAR may be cancelled in exchange for an award with a lower exercise price or cash without first obtaining stockholder approval (other than in connection with certain corporate transactions, including stock splits, stock dividends, mergers, spin-offs and certain other similar transactions).
Recoupment (Clawback) Policy; Insider Trading Policy. Under the 2013 Plan, awards granted under the 2013 Plan are subject to a clawback policy adopted by the Board or required by law. We maintain a formal clawback policy for recoupment of performance-based equity compensation, PRUs and other performance-based compensation granted under the 2013 Plan from the Company’s executive officers, including all named executive officers. Pursuant to this policy, the Board of Directors may seek to recoup certain incentive compensation from executives in the event that the Company is required to restate its financial statements due to fraud or intentional misconduct for three fiscal years preceding the date on which the Company is required to prepare an accounting restatement, or for certain violations of the Company’s policies. This policy operates in addition to any compensation recoupment provided for under the Company’s Executive Annual Incentive Plans or other equity arrangements. Awards under the 2013 Plan are also subject to compliance with the Company’s insider trading policy.
Number of Shares Per Calendar Year. No person will be eligible to receive more than 2,000,000 shares in any calendar year pursuant to the grant of awards under the 2013 Plan, except that new employees are eligible to receive up to a maximum of 3,000,000 shares in the calendar year in which they commence employment with us.

Non-Employee Director Compensation Limit. Under the 2013 Plan, non-employee directors may be granted stock options and other equity awards either on a discretionary basis or pursuant to a policy adopted by the Board. Additionally, the aggregate value of all compensation paid or granted, as applicable, to any individual for service as a non-employee director of our Board of Directors with respect to any fiscal year, including awards granted under the 2013 Plan and cash fees paid by us to such non-employee director, will not exceed $900,000 in total value.
Beginning with the 2023 fiscal year pursuant to a policy adopted by the Board, on the date of the annual meeting occurring during each fiscal year, each non-employee director of the Board will receive an annual award of restricted stock units having a fair market value on the grant date equal to $260,000, which will vest 100% on the earlier of the first anniversary of the date of grant and the next annual meeting, subject to the director’s continued service through the vesting date. The amount of such grants will be prorated for directors who are appointed between annual meetings.
In addition, each non-employee director may elect to receive such director’s annual retainer fee in the form of restricted stock units in lieu of cash, which will be granted on the date of the annual meeting immediately following such election (or on the date of appointment for new non-employee directors who join the Board between annual meetings) and which will vest in equal portions quarterly on the same dates as the cash retainer.
On the date of the 2022 Annual Meeting, each non-employee director serving on the Board during the period from the first day of the 2023 fiscal year to the date of the 2022 Annual Meeting (such period, the Gap Period) will receive an additional prorated annual cash retainer fee equal to $20,833, prorated committee fees, and an additional fully vested award of stock with a fair market value on the grant date equal to $108,833 to compensate such directors for their service on the Board during the Gap Period. Non-employee directors may elect to receive stock in lieu of cash for all of their prorated annual cash retainer fee for the Gap Period in the form of a fully vested stock award on the date of the 2022 Annual Meeting.
Vesting and Exercisability. Awards become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the administrator and as set forth in the related award agreement. Vesting may be based on the passage of time in connection with services performed for us or upon achievement of performance goals or other criteria, which may include the performance goals that are set forth in the 2013 Plan. The maximum term of each option and SAR is ten years from the date of grant. As a matter of practice, options have generally been subject to a four-year vesting period with a one-year period before any vesting occurs and are currently granted with a maximum term of seven years from the date of grant. Options cease vesting on the date of termination of service or the death or disability of the employee, and generally expire three months after the termination of the employee’s service to NortonLifeLock or up to 12 months following the date of death or disability. However, if an employee is terminated for cause, the option expires upon termination. SARs become exercisable as they vest and are settled in cash or shares, as determined by the administrator, having a value at the time of exercise equal to (1) the number of shares deemed exercised, times (2) the amount by which NortonLifeLock’s stock price on the date of exercise exceeds the exercise price of SARs. RSUs are settled in cash or shares, depending on the terms upon which they are granted, and only to the extent that they are vested. Shares subject to a restricted stock award that are unvested remain subject to our right of repurchase.
Minimum Vesting. No stock option or SAR award granted on or after November 1, 2016 will vest until at least 12 months following the date of grant of the award; provided, however, that up to 5% of the shares authorized for issuance under the 2013 Plan as of November 1, 2016 may be subject to stock options and SAR awards granted on or after November 1, 2016 which do not meet such vesting (and, if applicable, exercisability) requirements.
No Dividends Paid on Unvested Awards. Under the 2013 Plan, dividend or dividend equivalent payments may be accrued but not paid on unvested equity awards. Any dividends or dividend equivalents on unvested awards are subject to the same vesting conditions as the awards to which they relate and may be paid at the time of vesting.
Method of Exercise. The exercise price of options and the purchase price, if any, of other stock awards may be paid by cash, check, wire transfer or, where expressly approved by the administrator and permitted by applicable law, cancellation of indebtedness of NortonLifeLock to the participant, surrender of shares held by the participant that have a fair market value on the date of surrender equal to the aggregate exercise price of the exercised or settled shares, cashless “net exercise” arrangement, waiver of compensation due or accrued to the participant for services rendered, broker assisted same-day sales (solely with respect to the exercise of an option) or other methods permitted by the 2013 Plan, the administrator and applicable law.
Adjustment of Shares. In the event of a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of NortonLifeLock without consideration or if there is a change in the corporate structure of NortonLifeLock, then (a) the number of shares reserved for issuance and future grant under the 2013 Plan, (b) the limits on the number of shares that may be issued to participants in a calendar year, (c) the exercise price and number of shares subject to outstanding options and SARs, (d) the maximum number of shares that may be issued as incentive stock options, (e) the maximum number of shares that may be issued to non-employee directors in a fiscal year and (f) the purchase price and number of shares subject to other outstanding awards, including restricted stock awards, will be proportionately adjusted, subject to any required action by the Board or our stockholders and subject to compliance with applicable securities laws. In the event of an extraordinary cash dividend, the Company may make certain adjustments in lieu of the above, including cash payments.
Corporate Transaction. In the event of a corporate transaction constituting change in the ownership or effective control of NortonLifeLock or a change in the ownership of a substantial portion of the assets of NortonLifeLock (as set forth in the 2013 Plan), the buyer may, among other alternatives, either assume outstanding awards or substitute equivalent awards, provided that all non-employee director awards will accelerate upon the closing of the transaction unless otherwise determined by the Board. If the buyer fails to assume or substitute awards issued under the 2013 Plan, all awards will accelerate upon the closing of the transaction, unless otherwise determined by the Board. Subject to any greater rights granted to participants as described in the foregoing, any outstanding awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other corporate transaction. The 2013 Plan also allows the Compensation Committee or the Board to determine the vesting, exercisability and payment of awards, which includes providing for the acceleration of outstanding equity awards in connection with a change in control. In accordance with this provision, the Board has adopted the NortonLifeLock Inc. Executive Retention Plan, which provides for the acceleration of equity awards in the event that an executive officer’s employment is terminated without cause or constructively terminated by the acquirer within 12 months after the change in control.
Amendment or Termination of 2013 Plan. The 2013 Plan, as amended, does not have a term. However, the Board may at any time amend or terminate the 2013 Plan in any respect; provided, that the Board may not, without the approval of the stockholders of NortonLifeLock, amend the 2013 Plan to increase the number of shares that may be issued under the 2013 Plan, change the designation of employees or class of employees eligible for participation in the 2013 Plan, reduce (reprice) the exercise price of an option or SAR or cancel any option or SAR in exchange for an award with a lower exercise price or cash (other than in connection with certain corporate transactions, including stock splits, stock dividends, mergers, spin-offs and certain other similar transactions), or materially modify a provision of the 2013 Plan if the modification requires stockholder approval under Nasdaq rules.
Summary of Federal Income Tax Consequences of Awards Granted under the 2013 Equity Incentive Plan, as Amended
The following is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences to NortonLifeLock and participants in the 2013 Plan with respect to awards granted under the 2013 Plan. U.S. federal tax laws may change and U.S. federal, state and local tax consequences for any participant will depend upon his or her individual circumstances.
Tax Treatment of the Participant
Incentive Stock Options. An optionee will recognize no income upon the grant of an incentive stock option (ISO) and will incur no tax upon exercise of an ISO unless for the year of exercise the optionee is subject to the alternative minimum tax (AMT). If the optionee holds the shares purchased upon exercise of the ISO (the ISO Shares) for more than one year after the date the ISO was exercised and for more than two years after the ISO’s grant date (the required holding period), then the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will equal the difference between the amount realized upon such disposition and the amount paid for the ISO Shares upon the exercise of the ISO.
If the optionee disposes of ISO Shares prior to the expiration of the required holding period (a disqualifying disposition), then gain realized upon such disposition, up to the difference between the option exercise price and the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such ISO Shares), will be treated as ordinary income. Any additional gain will be capital gain, and treated as long-term capital gain or short-term capital gain depending upon the amount of time the ISO Shares were held by the optionee.
Alternative Minimum Tax. The difference between the exercise price and fair market value of the ISO Shares on the date of exercise is an adjustment to income for purposes of the AMT. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount. If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.
Nonstatutory Stock Options. An optionee will not recognize any taxable income at the time a NSO is granted. However, upon exercise of a NSO, the optionee must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the optionee’s exercise price. The included amount must be treated as ordinary income by the optionee and will be subject to income tax withholding by NortonLifeLock if the optionee is an employee. Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as long-term or short-term capital gain or loss depending upon the amount of time the NSO shares were held by the optionee.
Restricted Stock Units. In general, no taxable income is realized upon the grant of a RSU award (including awards of PRUs). The participant will generally include in ordinary income, which will be subject to income tax withholding by NortonLifeLock if the participant is an employee, the fair market value of the shares of stock that are delivered to the participant upon settlement, which generally occurs at the time the RSUs vest.
Restricted Stock. A participant receiving restricted shares for services recognizes taxable income when the shares become vested. Upon vesting, the participant will include in ordinary income an amount, which will be subject to income tax withholding by NortonLifeLock if the participant is an employee, equal to the difference between the fair market value of the shares at the time they become substantially vested and any amount paid for the shares. Upon resale of the shares by the participant, subsequent appreciation or depreciation in the value of the shares is treated as long-term or short-term capital gain or loss depending on the amount of time the shares were held by the participant.
If the participant makes an election under Section 83(b) of the Code, the participant will include in income as ordinary income the fair market value of the shares of stock on the date of receipt of the award, less any purchase price paid for such shares. The income will be subject to withholding by NortonLifeLock (either by payment in cash or withholding out of the participant’s award). If the award is subsequently forfeited, the participant will not receive any deduction for the amount treated as ordinary income.
Stock Appreciation Rights. A grant of a SAR has no federal income tax consequences at the time of grant. Upon the exercise of SARs, the value of the shares or other consideration received is generally taxable to the recipient as ordinary income, which will be subject to income tax withholding by NortonLifeLock if the recipient is an employee.
Tax Treatment of NortonLifeLock
Subject to any withholding requirement, the standard of reasonableness, and (if applicable) Section 162(m), NortonLifeLock generally will be entitled to a deduction to the extent any participant recognizes ordinary income from an award granted under the 2013 Plan.
ERISA Information
The 2013 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.
Accounting Treatment
NortonLifeLock will recognize compensation expense in connection with awards granted under the 2013 Plan as required under applicable accounting standards. NortonLifeLock currently recognizes compensation expense associated with equity awards over an award’s requisite service period and establishes fair value of equity awards in accordance with applicable accounting standards.

New Plan Benefits
The 2013 Plan does not provide for set benefits or amounts of awards and we have not approved any awards that are conditioned on stockholder approval of the 2013 Plan. However, as noted above, each non-employee member of the Board who elected to receive restricted stock units in lieu of their annual cash retainer fees under the 2013 Plan and is reelected for another term, will receive his or her grant on the date of the 2022 Annual Meeting. In addition, each non-employee director will receive an annual award of restricted stock units under the 2013 Plan, having a fair market value on the grant date equal to $260,000, an additional fully vested award of stock with a fair market value on the grant date equal to $108,833 to compensate such director for his or her service between the period from the first day of FY23 to the date of the 2022 Annual Meeting (referred to above as the Gap Period), and, to the extent such director elects to receive stock in lieu of the prorated annual cash retainer fee for the Gap Period, an additional fully vested award of stock with a fair market value on the grant date equal to $20,833. The following table summarizes the aggregate value of the shares that our current non-employee directors as a group may receive if they remain a director following the 2022 Annual Meeting (and assuming each director elects to receive restricted stock units in lieu of annual cash retainer fees and a fully vested award of stock in lieu of the prorated annual cash retainer fee for the Gap Period) and highlights the fact that none of our executive officers (including our named executive officers) or employees will receive any set benefits or awards that are conditioned upon stockholder approval of the 2013 Plan. All other future awards are discretionary and cannot be determined at this time.
Name	Stock Awards and Restricted Stock Units Granted
Named Executive Officers:
Vincent Pilette	—
Natalie M. Derse	—
Bryan Ko	—
All current executive officers as a group (3 persons)(1)	—
All current non-employee directors as a group (8 persons)	$3,077,662(2)
All employees, excluding current executive officers	—

(1)
Consists of Mr. Pilette, Ms. Derse and Mr. Ko.

(2)
Consists of the sum of the following grants that may be made to each non-employee director, who is elected at the Annual Meeting: (i) an annual restricted stock unit award with a grant date fair market value equal to $260,000; (ii) an additional fully vested award of stock with a grant date fair market value equal to $108,833; and (iii) assuming that each non-employee director elects to receive restricted stock units in lieu of annual cash retainer fees and a fully vested award of stock in lieu of the prorated annual cash retainer fee for the Gap Period, restricted stock units with a grant date fair market value equal to $50,000 and a fully vested award of stock with a grant date fair market value equal to $20,833. The number of shares subject to each non-employee director’s stock awards and RSU awards will not be determinable until the grant date. See the section entitled “Director Compensation” on page 29 for more information.

As of June 15, 2022, since the inception of the 2013 Plan, the aggregate number of awards granted to each named executive officer and the various indicated groups under the 2013 Plan are:
Name	Number of Awards Granted under 2013 Plan(1)
Named Executive Officers:
Vincent Pilette	1,786,153
Natalie M. Derse	746,762
Bryan Ko	797,908
All current executive officers as a group (3 persons)(2)	3,330,823
All current non-employee directors as a group (8 persons)(3)	329,430
All employees, excluding current executive officers	111,797,488

(1)
No awards have been granted under the 2013 Plan to any associate of any of our directors (including nominees) or executive officers and no person received 5% or more of the total awards granted under the 2013 Plan since its inception.

(2)
Consists of Mr. Pilette, Ms. Derse and Mr. Ko.

(3)
All the non-employee directors who are nominees for election as a director are included within this group in addition to Mr. Hao, who was not nominated for election. The total number of shares that such nominees were granted on an individual basis are as follows: Susan P. Barsamian: 39,941; Eric K. Brandt: 24,611; Frank E. Dangeard: 94,790; Nora M. Denzel: 26,148; Peter A. Feld: 43,988; Emily Heath: 12,791; and Sherrese M. Smith: 12,791.

Equity Compensation Plan Information
The following table gives information about NortonLifeLock’s common stock that may be issued upon the exercise of options, warrants and rights under all of NortonLifeLock’s existing equity compensation plans as of April 1, 2022:
	Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	—	54,839,883 (1)
Equity compensation plans not approved by security holders	—(2)	—	—
Total	—	—	54,839,883

(1)
Represents 31,785,751 shares remaining available for future issuance under NortonLifeLock’s 2008 Employee Stock Purchase Plan, including shares subject to purchase during the current offering period, which commenced on February 16, 2022 (the exact number of which will not be known until the purchase date on August 15, 2022), 8,936,356 shares issuable upon settlement of PRUs and RSUs (at 100% of target), and 14,117,776 shares issuable for future grant under our 2013 Plan as of April 1, 2022.

(2)
Excludes outstanding options to acquire 196,449 shares as of April 1, 2022 that were assumed as part of various acquisitions. The weighted average exercise price of these outstanding options was $5.51 as of April 1, 2022. In connection with these acquisitions, NortonLifeLock has only assumed outstanding options and rights, but not the plans themselves, and therefore, no further options may be granted under these acquired-company plans.

PROPOSAL NO. 5
STOCKHOLDER PROPOSAL REGARDING SHAREHOLDER RATIFICATION OF TERMINATION PAY
John Chevedden, on behalf of Kenneth Steiner (the Proponent), has notified us that he intends to present the following proposal at the Annual Meeting and that Mr. Steiner owns the requisite number of NortonLifeLock shares.
For the reasons set forth by NortonLifeLock in the section titled “Company Statement in Opposition” following the Proponent’s Proposal and supporting statement, NortonLifeLock recommends a vote AGAINST the Proponent’s Proposal. The Board and NortonLifeLock accept no responsibility for the proposal and supporting statement.
Proposal 5 — Shareholder Ratification of Termination Pay
Shareholders request that the Board seek shareholder approval of any senior manager’s new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus.
“Severance or termination payments” include cash, equity or other compensation that is paid out or vests due to a senior executive’s termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.
“Estimated total value” includes: lump-sum payments; payments offsetting tax liabilities, perquisites or benefits not vested under a plan generally available to management employees, post-employment consulting fees or office expense and equity awards if vesting is accelerated, or a performance condition waived, due to termination.
The Board shall retain the option to seek shareholder approval after material terms are agreed upon.
Generous performance-based pay can sometimes be justified but shareholder ratification of “golden parachute” severance packages with a total cost exceeding 2.99 times base salary plus target short-term bonus better aligns management pay with shareholder interests.
For instance at one company if the CEO is terminated without cause, whether or not his termination follows a change in control, he will receive $39 million in termination pay, nearly 7-times his base salary plus short-term bonus.
It is in the best interest of NortonLifeLock shareholders to be protected from such lavish management termination packages for one person. This proposal would also be a good supplement to our established Financial Code of Ethics.
It is important to have this policy in place so that NortonLifeLock management stays focused on improving company performance as opposed to seeking a business combination mostly to trigger a management golden parachute windfall.
This proposal is more important at NortonLifeLock because Mr. Vincent Pilette’s FY21 annual pay was $13 million and our stock has been mostly flat since its $30 price in 2017.
This proposal is a governance improvement proposal like the 2021 shareholders proposal to establish a permanent policy for an independent NortonLifeLock board chairman which won our 51% support. The 51% vote was truly impressive because management opposed this shareholder proposal and management opposition typically gets a ton of automatic votes.
Please check this proxy for management’s response to our 51% vote. If management makes a fig leaf response to a majority shareholder vote shareholders can consider whether to vote against the chair of the Governance Committee which may still be Ms. Susan Barsamian.
This proposal topic also won 58% support at the 2021 FedEx annual meeting.
Please vote yes:
Shareholder Ratification of Termination Pay — Proposal 5

Our Board of Directors’ Statement in Opposition to Proposal No. 5
NortonLifeLock’s Board of Directors unanimously recommends a vote “AGAINST” the stockholder proposal.
The Board has considered the stockholder proposal and, for the reasons described below, believes that the proposal is not in the best interests of NortonLifeLock and its stockholders.
As disclosed elsewhere in this Proxy Statement, we maintain strong pay governance policies and practices with respect to post-termination compensation of executives. The following discussion highlights these policies and practices, including the fact that we already prohibit cash severance payments exceeding 2.99 times base salary plus annual bonus without first seeking stockholder approval. As such, the Board believes the limitations the Proponent seeks to impose with his proposal are unnecessary in light of long-standing policies and practices of the Board and the Compensation and Leadership Development Committee (the Compensation Committee) and would unduly restrict their ability to design appropriate pay packages and address specific circumstances.
Cash severance payments for executive officers are already limited to less than 2.99 times base salary plus annual bonus.
Our Corporate Governance Guidelines were recently amended to formalize the Compensation Committee’s long-standing, self-imposed limit on cash severance benefits as a multiple of an executive officer’s annual base salary plus target bonus. As a result, we will not enter into any new employment agreement, severance agreement or similar arrangement with any of our executive officers, or establish any new severance plan or policy covering any of our executive officers, that, in each case, provides for cash severance benefits exceeding 2.99 times the sum of the executive officer’s base salary plus target bonus, without first seeking stockholder approval of such agreement, plan, policy or arrangement.
The Proponent states that stockholders need protection from “lavish management termination packages for one person,” suggesting we have such termination packages without identifying a single instance thereof. In point of fact, our existing executive severance plans in which our executive officers participate provide for much lower levels of cash severance payments than the Compensation Committee’s now-formalized limit or the limit the Proponent seeks to impose. Please see the section entitled “Executive Compensation and Related Information — Potential Payments Upon Termination or Change-In-Control” for more information regarding the payments that are provided for under these severance plans.
The proposal’s limits on equity compensation go too far.
The Proponent seeks to restrict the acceleration of vesting of equity awards in connection with a termination of service by including the value of this benefit in the amount of “severance or termination payments” to be applied against the limit. However, our stockholders have already voted on and given the Board and the Compensation Committee full discretion to accelerate vesting of equity awards under our equity compensation plan, which we believe indicates that stockholders recognize that the Board and CLDC need the flexibility to design appropriate pay packages and address specific circumstances, as further outlined below.
Our stockholders approved an equity compensation plan that allows for acceleration of outstanding equity awards in connection with a change in control or death or disability.
The 2013 Plan, which was approved by our stockholders with 90% of the votes cast at our 2018 Annual Meeting, allows the board of directors and the Compensation Committee to provide for the acceleration of outstanding equity awards in connection with a change in control. In accordance with these provisions, the Board has adopted the NortonLifeLock Inc. Executive Retention Plan, which provides for the acceleration of equity awards in the event that an executive officer’s employment is terminated without cause or constructively terminated by the acquirer within 12 months after the change in control. The Board and the Compensation Committee believes that this change in control severance benefit, which is also used by a substantial majority of public companies, encourages executives to remain with the Company during a potential change in control, which further aligns their interests with those of our stockholders when evaluating any such potential transaction.
Similarly, while the award agreements covering all of our performance-based and time-based restricted stock units provide for acceleration in the event of death or disability, such provisions are permitted under our stockholder approved 2013 Plan and are consistent with the practice of many of our peers and encourage our employees to remain employed with the Company.

The proposal could create increased risk for stockholders and create a misalignment between our executives and our stockholders during a change-in-control transaction.
The proposal would significantly limit the Board’s and the Compensation Committee’s flexibility to provide reasonable assurance to our senior executives that they could realize the full expected value of their previously granted equity awards even if a change-of-control transaction were completed. Without this incentive to retain senior executives during a potential change in control, our ability to deliver maximum stockholder value in such a transaction could be impaired. The risk of job loss following a change in control, coupled with a limit on the value that may be realized from previously granted equity awards, may present an unnecessary distraction for our senior executives and could lead them to begin seeking new employment while a transaction is being negotiated or is pending.
The Executive Retention Plan is designed to avoid distractions and potential conflicts of interest that could otherwise arise when a potential change-in-control transaction is being considered. It permits our leadership team to remain focused on protecting stockholder interests and maximizing stockholder value. If the potential change-of-control transaction is in the best interests of our stockholders, our executive officers should be motivated to focus their full energy on pursuing this alternative, even if it is likely to result in the termination of their employment.
By including long-term equity incentive awards in the calculation of the proposed limit on “severance or termination benefits,” the proposal discourages the use of long-term equity incentive awards, which are tied to maximizing long-term stockholder value and help us to recruit and retain executive talent.
The proposal could potentially trigger a stockholder approval requirement in order for our senior executives to realize the full value of their previously granted equity awards. Since calling a special meeting of stockholders to obtain stockholder approval of such accelerated vesting would be expensive and impractical, the Board and the CDLC believe the proposal would have the effect of discouraging the use of long-term equity incentive awards and would directly conflict with the objectives of our executive compensation program. It could also have an adverse impact on our ability to recruit and retain executive talent, as it would put us at a competitive disadvantage against other companies, who do not face similar restrictions or uncertainty regarding their ability to offer termination protection.
Our long-term incentive compensation, paid in the form of performance-based and time-based restricted stock units, is designed to focus our executive officers on increasing stockholder value and to incentivize their contribution to our long-term growth and performance. The use of performance-based restricted stock units ensures that the amount of long-term incentive compensation granted is tied directly to both increases in stockholder value and the achievement of critically important multi-year performance objectives. Because their value is tied to our stock price, time-based restricted stock units strongly support the objectives of ensuring that pay is aligned with changes in stockholder value and creating commonality of interest between our executives and stockholders. Due to the multi-year performance and/or vesting requirements, all of our long-term incentives support the goal of retaining our key executives. Equity awards comprise a significant portion of our executives’ total compensation and are granted and accepted with the expectation that the executives will be given a fair opportunity to realize the full value of these awards.
The proposal is unnecessary because stockholders already have opportunities to express their approval of our post-termination compensation policies.
Each of our executive officers is an at-will employee and as such, does not have an employment contract or an individually negotiated severance arrangement. Our existing plans and policies governing post-termination compensation for executives are fully described in our proxy statement each year under “Executive Compensation and Related Information — Potential Payments Upon Termination or Change-In-Control” and, as such, stockholders have the opportunity to address those practices through our annual advisory vote on executive compensation. In addition, in the event of any merger, acquisition or other similar event, stockholders would have a further opportunity to express their views on any compensation to our named executive officers in connection with that transaction. Stockholders also have the chance to express their views on our ability to accelerate equity awards when deciding whether to approve the amendment of the 2013 Plan at the Annual Meeting.
In sum, our Board believes that our current executive compensation policies and practices, including our plans and policies governing post-termination compensation, are reasonable, appropriate and effectively align the interests of our executives with those of our stockholders. Adoption of this proposal could create a misalignment between those interests and prevent us from effectively recruiting, motivating and retaining critical talent, and therefore would not be in the best interests of our stockholders.

Vote Required
This Proposal No. 5 is advisory in nature and would constitute a recommendation to our Board if it is approved by stockholders. The affirmative vote of a majority of the stock having voting power present in person or represented by proxy and entitled to vote is required to approve this Proposal No. 5. Unless you indicate otherwise, your proxy will be voted “AGAINST” this proposal.
For the foregoing reasons, the Board unanimously believes that this proposal is not in the best interests of NortonLifeLock or our stockholders, and recommends that you vote “AGAINST” Proposal No. 5.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” PROPOSAL NO. 5.
PROXIES RECEIVED BY NORTONLIFELOCK WILL BE VOTED “AGAINST”
THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

OUR EXECUTIVE OFFICERS
The names, ages and positions of our executive officers at July 18, 2022 are shown below.
Name	Age	Position
Vincent Pilette	50	Chief Executive Officer
Natalie M. Derse	44	Chief Financial Officer
Bryan Ko	51	Chief Legal Officer, Secretary and Head of Corporate Affairs
The Board chooses executive officers, who then serve at the Board’s discretion. There is no family relationship between any of the directors or executive officers and any other director or executive officer of NortonLifeLock.
For information regarding Mr. Pilette, please refer to Proposal No. 1, “Election of Directors” above.
Ms. Derse has served as our Chief Financial Officer since July 2020. Ms. Derse previously served in numerous financial capacities with eBay, Inc., a global commerce marketplace, from July 2011 through July 2020, most recently as its Vice President and Chief Financial Officer, Global Product, Platform, Payments, Risk and Trust and previously as Vice President of Finance, Chief Audit Executive, Vice President, CFO Americas, Vice President, Americas Business Operations & General Manager Rest of Americas, and Senior Director, Global FP&A. Prior to joining eBay, Ms. Derse served in a variety of capacities at Stanley Black & Decker, Inc., a manufacturer of hand and power tools, from February 2008 through July 2011. Before that, Ms. Derse spent over ten years in numerous financial roles with General Electric Company, a global digital industrial company. Ms. Derse holds a Bachelor of Science degree in finance from the University of Dayton, Ohio.
Mr. Ko has served as our Chief Legal Officer, Secretary and Head of Corporate Affairs since January 2020. Before joining NortonLifeLock, Mr. Ko served as Logitech International’s general counsel, corporate secretary and head of corporate development from January 2015 through January 2020. Prior to joining Logitech, he was general counsel and corporate secretary for Fuhu, Inc., a late stage startup in 2014. From 2000 to 2014, he served in a variety of legal roles at Electronics For Imaging, Inc., including the last six years as general counsel and vice president of strategic relations. Prior to joining EFI, Bryan was an associate at Shearman & Sterling in the firm’s Mergers & Acquisitions and Real Property groups. He received his M.B.A. and Bachelor of Arts degrees from UC Berkeley and his J.D. from Rutgers University School of Law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information, as of July 18, 2022, with respect to the beneficial ownership of NortonLifeLock common stock by (i) each stockholder known by NortonLifeLock to be the beneficial owner of more than 5% of NortonLifeLock common stock, (ii) each current member of the Board or director nominee, (iii) the named executive officers of NortonLifeLock included in the Summary Compensation Table appearing on page 72 of this Proxy Statement and (iv) all current executive officers and directors of NortonLifeLock as a group.
Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Percentage ownership is based on 571,366,085 shares of NortonLifeLock common stock outstanding as of July 18, 2022. Shares of common stock subject to stock options and restricted stock units vesting on or before September 16, 2022 (within 60 days of July 18, 2022) are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of such person but are not treated as outstanding for purposes of computing the percentage ownership of others.
Unless otherwise indicated, the address of each of the individuals and entities named below is c/o NortonLifeLock Inc., 60 E. Rio Salado Parkway, Suite 1000, Tempe, Arizona 85281.
Five Percent Owners of Common Stock
	Shares Beneficially Owned
Name and Mailing Address	Number	Percent
Vanguard Group Inc.(1) PO Box 2600, V26, Valley Forge, PA 19482-2600	63,970,609	11.2%
Capital World Investors(2) 333 South Hope Street, Los Angeles, CA 90071	53,009,164	9.3%
BlackRock, Inc.(3) 55 East 52nd Street, New York, NY 10055	46,285,465	8.1%

(1)
Based solely on a Schedule 13G/A filing made by The Vanguard Group on February 10, 2022, The Vanguard Group has shared voting power over 940,807 shares, sole dispositive power over 61,573,603 shares and shared dispositive power over 2,397,006 shares.

(2)
Based solely on a Schedule 13G/A filing made by Capital World Investors on February 11, 2022, Capital World Investors has sole voting and sole dispositive power over 53,009,164 shares.

(3)
Based solely on a Schedule 13G filing made by the BlackRock, Inc. on February 7, 2022, BlackRock, Inc. has sole voting power over 39,581,341 and sole dispositive power over 46,285,465 shares.

Security Ownership of Executive Officers and Directors
	Shares Beneficially Owned
Name	Number	Percent
Peter A. Feld(1)	16,756,680	2.9%
Vincent Pilette(2)	1,355,361	*
Frank E. Dangeard	141,477	*
Kenneth Y. Hao(3)	88,211	*
Bryan S. Ko	159,242	*
Susan P. Barsamian(4)	47,444	*
Eric K. Brandt(5)	29,326	*

	Shares Beneficially Owned
Name	Number	Percent
Natalie M. Derse	54,223	*
Nora M. Denzel	26,148	*
Sherrese M. Smith	15,250	*
Emily Heath	14,761	*
All Current Directors and Executive Officers as a Group (11 Persons)	18,688,123	3.3%

*
Less than 1%

(1)
Includes 16,704,454 shares of common stock beneficially owned by Starboard Value LP and its affiliates. Mr. Feld is a Managing Member of Starboard Value LP and may be deemed to share voting and dispositive power over these shares. This stockholder’s address is 777 Third Avenue, New York, New York 10017.

(2)
Includes 620,477 shares held by the VPJW Revocable Trust for which Mr. Pilette exercises voting and dispositive power.

(3)
These securities are held by Mr. Hao for the benefit of Silver Lake Technology Management LLC, certain of its affiliates and certain of the funds they manage (Silver Lake) and pursuant to Mr. Hao’s arrangement with Silver Lake, upon the sale of these securities, the proceeds are expected to be remitted to Silver Lake.

(4)
Shares held by the Romans-Barsamian Revocable Trust for which Ms. Barsamian exercises voting and dispositive power.

(5)
Shares held by The Brandt Family Trust for which Mr. Brandt exercises voting and dispositive power.

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Compensation Discussion & Analysis (CD&A)
This compensation discussion and analysis (CD&A) summarizes our executive compensation philosophy, our fiscal year 2022 (FY22) executive compensation program, and the FY22 compensation decisions made by the Compensation Leadership and Development Committee (Compensation Committee) with respect to the executive officers who are identified in the “Summary Compensation Table” below (NEOs):
NEOs
Named Executive Officer	Title
Vincent Pilette	Chief Executive Officer (CEO)
Natalie Derse	Chief Financial Officer (CFO)
Bryan Ko	Chief Legal Officer, Corporate Secretary and Head of Corporate Affairs
Executive Compensation Summary
About NortonLifeLock
NortonLifeLock has the largest Consumer Cyber Safety platform in the world, empowering nearly 80 million users in more than 150 countries. Our business is built around consumers, as we are the trusted and number one top of mind brand in consumer Cyber Safety.4
Today’s world is increasingly digital, and this digital world has changed the way we live our lives every day. Between the massive shift to working and learning from home, and the ever-growing utility and opportunities to play and transact online, people’s digital lives have become increasingly important. With each new digital interaction comes increased risk for consumers, as cybercriminals look to take advantage of these accelerating trends. This is why we view ourselves as a trusted ally for our customers in a complex digital world and are committed to advancing our vision of protecting each element of their digital lives.
We are uniquely positioned for driving the awareness of Cyber Safety for individuals, fueled by an increasingly connected world. We maintain a global, multi-channel direct acquisition and brand marketing program. This program is designed to grow our customer base by increasing brand awareness and understanding of our products and services and maximizing our global reach to prospective customers.
We help prevent, detect and restore potential damages caused by many cybercriminals. We also make it easy for consumers to find, buy and use our products and services. To this end, we sell subscription-based Cyber Safety solutions primarily direct- to-consumer through our portfolio of websites and indirectly through partner relationships with retailers, telecom service providers, hardware original equipment manufacturers (OEMs), strategic partners and employee benefit providers. Most of our subscriptions are sold on annual terms, but we also offer monthly subscriptions. As of April 1, 2022, we have nearly 80 million total users, which come from direct, indirect, and freemium channels. Of the total users, we have over 23 million direct customers with whom we have a direct billing relationship.
FY22 Executive Compensation at a Glance
FY22 marked our second full year as a stand-alone pure consumer Cyber Safety company, which brought with it new challenges as well as opportunities. Our Compensation Committee once again approved an executive compensation program that was intended to drive enterprise value creation for NortonLifeLock and our stockholders and reward actual performance. In addition, our FY22 compensation program took into account the critical retention concerns that we faced due to top 100 leaders being aggressively approached and recruited by other companies in the highly competitive talent market in which we compete, which concerns were exacerbated by our increased retention needs stemming from our proposed acquisition of Avast.

4
Based on 2022 NortonLifeLock brand tracking study.

Our Compensation Philosophy
Drive Business Success	Our executive compensation program is designed to drive our success as a market leader in cybersecurity.
Pay for Performance	Our focus is to reward for outstanding company and individual performance, team success, and quantitative results that drive our short- and long-term company objectives; we aim to closely align the majority of our executive officers’ overall target total compensation via long-term performance-based incentives.
Attract and Retain	We aim to attract and retain high performing and talented executive officers while maximizing long-term stockholder value.
Balancing and Aligning Interests with Stockholders	Equity awards with multi-year vesting and performance requirements help align our executive officers’ pay with the creation of long-term shareholder return. In addition, we are sensitive to how equity investments will impact our cost structure and stockholder dilution.
Pay for Performance Alignment
FY22 validated our long-term strategy and we showed good progress in our transformation journey with accelerated pace of product innovation, global expansion, and a relentless focus on customer experience as we saw all our key financial metrics increase, as reflected in the table below.
We also saw our key performance metrics remain stable year over year.
We also saw our stock price increase from $21.42 to $26.94 in FY22, prior to reflecting any adjustments for dividends.

In addition, we have undertaken a number of strategic actions to drive our long-term business objectives:
•
In May 2021, we repurchased $250,000,000 in aggregate principal amount of 2.50% convertible unsecured senior notes, and we amended our credit agreement and extended the maturity date of certain loans and our revolving credit facility.

•
In July 2021, we completed the sale of certain land and buildings in Mountain View, California for cash consideration of $355 million, net of selling costs and recognized a gain of $175 million on the sale.

•
On August 10, 2021, we announced a transaction under which we intend to acquire the entire issued and to be issued ordinary share capital of Avast plc, a global leader of digital security and privacy.

•
In September 2021, we completed an acquisition of ReputationDefender, an online reputation management and digital privacy solutions company.

•
In March 2022, we completed our restructuring plan to consolidate facilities and reduce operating costs in connection with our acquisition of Avira during fiscal 2021.

We believe that the compensation received by our NEOs for FY22 reflects our performance and accomplishments this past year as well as the rigor of our performance goals. The following table presents a summary of the FY22 executive compensation program and results.
Component	Metric(1)	Achievement (as a percentage of target)	Funding
FY22 Executive Annual Incentive Plan (EAIP)	FY22 Non-GAAP operating income threshold goal	113.1%	Threshold Goal Achieved
	FY22 Bookings	100.3%	105%
FY22 Performance-based Restricted Stock Units(2)	50% based on 3-year total shareholder return (TSR) relative to the Nasdaq Composite Index	NA	NA
	50% based on CAGR for revenue	NA	NA
FY21 Performance-based Restricted Stock Units(2)	50% based on 3-year TSR relative to the Nasdaq Composite Index	NA	NA
	50% based on CAGR for revenue	NA	NA
FY20 Performance-based Restricted Stock Units(2)	3-year TSR relative to the S&P 500	193.06%	NA
Value Creation Program (VCP) Performance-based Restricted Stock Units(3)	Share price appreciation targets, subject to applicable TSR gates relative to the Nasdaq Composite Index, measured over a 4-year period	0% to date	0% to date

(1)
Please see discussion in the CD&A section of this proxy statement below for more detail regarding how these metrics are calculated.

(2)
Achievement certified by the Compensation Committee at end of three-year period.

(3)
Achievement certified by the Compensation Committee at end of four-year period.

Say-On-Pay and Stockholder Engagement
At our 2021 Annual Meeting of Stockholders, we requested that our stockholders cast a non-binding advisory vote on the compensation of our fiscal year 2021 (FY21) NEOs, also known as a “say-on-pay” vote. This proposal passed with approximately 93.3% of the votes cast (excluding abstentions). The level of support at our 2021 Annual Meeting of Stockholders was an improvement to the level of support in 2020. At NortonLifeLock, we have an open line of communication with our stockholders and investors and continue to engage with them for feedback on our programs. During 2021, we engaged with 70% of our top 20 stockholders, representing over 40% of our outstanding capital stock. In these meetings we discussed matters such as NortonLifeLock’s prospects, business model, corporate governance, and executive compensation programs, including our program metrics and goals. Given the level of support at our 2021 Annual Meeting of Stockholders and the feedback we received, our FY22 compensation program maintains the same fundamental structure as our FY21 compensation program, except our FY22 compensation program also took into account the critical retention concerns we faced in FY22, which concerns were exacerbated by the proposed Avast transaction, as described in more detail below.

Our Executive Compensation Program Continues to Reflect Best Governance Practices
Our Compensation Committee designed our FY22 compensation program to be consistent with leading corporate governance and executive compensation practices:
What We Do

At risk pay	The majority of pay for our CEO and other NEOs is at risk and/or performance-based.
Link to results
Our short-term incentive compensation is linked directly to our financial results and may be modified by individual performance, except in the case of our CEO, whose compensation is entirely based on company performance. A significant portion of our long-term incentive compensation is linked directly to multi-year financial results or relative TSR.

Predetermined goals	We reward performance that meets our short and long-term predetermined goals.
Capped payouts	We cap payouts under our incentive plans to discourage excessive or inappropriate risk taking by our NEOs.
Peer group	We have a relevant peer group and reevaluate the peer group annually.
Ownership guidelines	We have robust stock ownership guidelines for our executive officers and directors.
Clawback policy	We have a comprehensive “clawback” policy, applicable to all performance-based compensation granted to our executive officers.
Double-trigger acceleration	We only provide for “double-trigger” change-in-control payments and benefits for our executive officers.
Capped severance
We do not provide for any potential cash severance payments that exceed more than 1x our executive officers’ base salary and target bonus, and we maintain a policy requiring stockholder approval of any cash severance benefits exceeding 2.99 times the sum of an executive officer’s base salary plus target bonus.

Independent consultant	Our Compensation Committee retains an independent compensation consultant.
Say-on-pay	We hold an annual advisory vote on named executive officer compensation.
Stockholder engagement	We seek feedback on executive compensation through stockholder engagement.
Minimum vesting	We require one-year minimum vesting on all stock award grants to employees, with very limited exceptions.
What We Don’t Do

No performance, no pay	We do not pay performance-based cash or equity awards for unsatisfied performance goals.
No minimum payouts	Our compensation plans do not have minimum guaranteed payout levels.
No automatic increases	We do not provide for automatic salary increases or equity award grants in offer letters or employment agreements.
No short sales, hedging	With very limited exceptions, we do not permit short-sales, hedging or pledging of our stock.
No golden parachutes	We do not provide “golden parachute” excise tax gross-ups.
No excessive severance	We do not provide excessive severance payments.
No SERPs	We do not provide executive pension plans or SERPs.
No excessive perks	We do not provide excessive perquisites.
No repricing	We do not permit the repricing or cash-out of stock options or stock appreciation rights without stockholder approval.
No unvested dividends	We do not permit the payment of dividend or dividend equivalents on unvested equity awards.

Appropriate Pay Mix
Our FY22 compensation philosophy is designed around “pay-for-performance” so that a large portion of our NEOs’ total target direct compensation is “at-risk” and/or performance-based. In determining the mix of the various reward elements and the value of each component, the Compensation Committee considered the executive’s role, the competitiveness of the market for executive talent, company performance, individual performance, internal pay equity, historical compensation and retention concerns. Executive officers generally have a greater portion of their compensation at risk through short- and long-term incentive programs than the rest of our employee population because of their relatively greater responsibility and ability to influence NortonLifeLock’s performance.
From time to time, special business conditions, such as a highly competitive talent market and acquisitions that create unique business needs, may warrant additional compensation, such as equity awards in connection with retention of our executive officers.
As illustrated by the following charts, for FY22, approximately 92% of our current CEO’s annual target total direct compensation was at-risk and approximately 59% is performance-based, and on average approximately 87% of our other named executive officers’ annual target total direct compensation opportunity was at-risk compensation, and approximately 57% is performance-based.

*
PRUs and RSUs exclude VCP awards. EAIP is reflected at target and does not reflect the actual payout. PRUs and RSUs are reflected at their grant date fair value.

Compensation Components
Our FY22 compensation philosophy is reflected in the following key elements of executive compensation: (i) base salary, (ii) short-term annual cash incentive awards and (iii) long-term equity incentive awards.
FY22 Component	Form of Compensation	Performance Period	Metrics and Performance Criteria	Details
Base Salary	Cash	Annual	NEO base salary changes reviewed annually by CEO (or Board for CEO changes).	Page 56
Executive Annual Incentive Plan	Cash	Annual	Bookings with non-GAAP operating income as a threshold goal.	Page 57
Annual Equity Incentive Awards	Performance-based Restricted Stock Unit (PRU)	Vests at the end of a three-year period
50% of PRUs vest in full at end of FY24 based on achievement of our 3-year relative TSR versus the Nasdaq Composite Index.
50% of PRUs vest in full at end of FY24 based on achievement of CAGR for revenue measured over a multi-year period.
Page 59
	Restricted Stock Unit (RSU)	Vests annually over three years	Service and time-based vesting.	Page 62
Value Creation Program (VCP) Equity Incentive Awards for Top 100 Leaders (Excluding CEO for FY22)	Performance-based Restricted Stock Unit (PRU); 75% of Total VCP Award	Vests at the end of a four-year period	Vests in full at end of FY26 based on achievement of certain challenging share price appreciation targets, ranging from $35 to $50 per share, over the performance period, subject to performance gates related to our relative TSR versus the Nasdaq Composite Index.	Page 62
	Restricted Stock Unit (RSU) 25% of Total VCP Award	Cliff Vests at the end of vesting period	Service and time-based cliff vesting on December 1, 2023.	Page 64
Base Salary
Philosophy	Provide fixed compensation to attract and retain key executives.
Considerations
Salary reviewed and set annually by the Compensation Committee.
Skill set, experience performance contribution levels, role, positioning relative to peer group and market and our overall salary budget.
Annual review by CEO for other executives.

Annual Cash Incentive Award
Philosophy
Establish appropriate, market competitive, short-term performance measures to help drive future growth and profitability.
Reward achievement of short-term performance measures consistent with financial plan.

Target Amount Considerations	Relevant market and peer data. Internal pay equity. Desired market position for each NEO.
Operating Metrics Used	Bookings with non-GAAP operating income threshold goal.
Award Design Considerations
We believe these program metrics strongly correlate with stockholder value creation, are transparent to investors and are calculated on the same basis as described in our quarterly earnings releases and supplemental materials, and balance growth and profitability.
Direct impact on these metrics through skillful management and oversight.
Metrics established based on a range of inputs, including short-term growth objectives for our products, external market economic conditions, the competitive environment, our internal budgets and market expectations.
Performance payout curves set to substantially drive increased customer subscriptions and profit and in accordance with our FY22 financial plan.
CEO award payout is solely based on company financial performance.

Performance Conditions	Bookings with non-GAAP operating income threshold goal. See Annex A for the definition of bookings and a reconciliation of non-GAAP operating income to GAAP operating income.
Annual Equity Incentive Awards
Philosophy
Establish appropriate, market competitive, performance measures to substantially drive future short- and long-term growth and profitability.
Multi-year vesting and performance requirements that help align our NEOs’ pay with the creation of long-term shareholder return.
Provide meaningful and appropriate incentives for our short- and long-term success to attract and retain talent in a highly competitive market.
Reward NEOs for creating stockholder value over long term.

Grant Mix	Equity awards are a mix of PRUs and RSUs. For our current NEOs, the mix was 60% PRUs and 40% RSUs.
Target Amount Considerations	Factors used to determine target award amounts included: (i) relevant market and peer data; (ii) internal pay equity; and (iii) desired market position for each NEO.
Award Consideration Amounts
NEOs’ responsibilities and anticipated future contributions.
NEOs’ past award amounts and amount of unvested equity held by each NEO.
Competitive market assessment.
Gains recognizable by the NEO from equity awards made in prior years.

Award Design Consideration
NEOs’ ability to drive long-term financial performance, including share price appreciation.
Metrics should align with long-term financial and operational goals and short-term strategy.
Performance of our peers.
Attract and retain valuable NEOs.

Vesting Conditions
50% of PRUs vest in full at end of FY24 based on achievement of 3-year relative TSR versus the Nasdaq Composite Index.
50% of PRUs vest in full at end of FY24 based on achievement of CAGR for revenue.
100% of RSUs are time-based and generally vest annually over three years: (33%/ 33%/34%).

Value Creation Program (VCP) Equity Incentive Awards
Philosophy and Award Design Consideration
Address retention issues and drive business performance related to the highly competitive talent market within which we compete through long-term equity incentive awards with multi-year cliff vesting that is predominantly performance-based.
Provide retention incentives to our leadership team in connection with our proposed acquisition of Avast to provide vital leadership through a shared future with Avast and beyond.
Apply aggressive share price appreciation hurdles that increase enterprise value and create significant return for shareholders.

Grant Mix	Equity awards are a mix of PRUs and RSUs. The mix was 75% PRUs and 25% RSUs. Our CEO did not participate in the Value Creation Program during FY22.
Award Consideration Amounts	The retentive power of each participating NEO’s existing unvested equity award holdings, which was relatively low given the highly competitive talent market and relative to tenure.
Vesting Conditions
100% of PRUs are performance-based and vest in full at end of FY26 based on achievement of certain challenging share price appreciation targets, ranging from $35 to $50 per share, subject to performance gates relating to our relative TSR versus the Nasdaq Composite Index.
100% of RSUs are time-based and cliff vest on December 1, 2023.

Base Salary
The following table presents each NEO’s annual base salary for FY22.
Named Executive Officer	FY21 Annual Salary ($)	Change in Salary (%)	FY22 Annual Salary ($)
Vincent Pilette	825,000	9.09%	900,000
Natalie Derse	475,000	5.26%	500,000
Bryan Ko	480,000	4.17%	500,000
As presented in the table above, each of our NEOs received an increase in annual base salary. In March 2021, our Board determined that the increase for Mr. Pilette was appropriate given market compensation data for chief executive officers at comparable companies and Mr. Pilette’s exemplary leadership in fostering growth and performance at NortonLifeLock. In March 2021, our Compensation Committee determined that the increases for Ms. Derse and Mr. Ko were appropriate given the role, scope and priorities of each NEO, the key strengths and development opportunities of each NEO, and the compensation provided to individuals in comparable positions at peer companies.
Executive Annual Incentive Plan (EAIP)
The following table presents each NEO’s target incentive opportunity for FY22 under the FY22 Executive Annual Incentive Plan (the FY22 EAIP) expressed as a percentage of base salary. In March 2021, Mr. Pilette’s target incentive opportunity was increased from 120% of base salary for FY21 to 125% of base salary for FY22 based on the same factors that were considered by our Board with respect to Mr. Pilette’s annual base salary increase. There was no increase in the target incentive opportunities of our other NEOs for FY22 from FY21.
Named Executive Officer	FY22 Individual Incentive Target (%)	FY22 Target ($)
Vincent Pilette	125	1,125,000
Natalie Derse	80	400,000
Bryan Ko	80	400,000
The amount of each NEO’s actual payout amount under the FY22 EAIP was based on the following formula. The Compensation Committee had discretion to adjust individual awards based on individual performance, except in the case of our CEO, whose compensation would be entirely based on company performance.
Executive Annual Incentive Plan — Company Performance Metrics
The Compensation Committee selected company performance metrics under the FY22 EAIP to create strong alignment between company performance and NEO annual incentive payouts.
Measure	Definition	Purpose
Bookings	“Bookings,” as described in “Appendix A — Reconciliations” in this proxy statement.”	Bookings aligns to NortonLifeLock’s growth objectives by incentivizing our executives to drive new customer subscriptions.
Non-GAAP Operating Income (Threshold Goal)	“Non-GAAP operating income,” as described in “Appendix A — Reconciliations” in this proxy statement.”	Non-GAAP operating income aligns to our long-term business model to increase NortonLifeLock’s profitability.
Actual non-GAAP operating income for FY21 served as the threshold goal for the FY22 EAIP; a minimum of $1,308 million in non-GAAP operating income would need to be attained before any payout was made. If the minimum non-GAAP operating income threshold goal was attained, payout under the FY22 EAIP still required a threshold level of bookings achievement. The Compensation Committee moved away from non-GAAP operating margin to non-GAAP operating income because it determined that non-GAAP operating income better reflected the true profitability of the company.
The maximum possible payout for the FY22 EAIP was 200%. The Compensation Committee established threshold, target and maximum performance goals for the bookings metric, based primarily on NortonLifeLock’s financial plan for FY22. In addition, except for our CEO, actual individual payouts could be further adjusted by the Compensation Committee solely based on individual performance as assessed against the NEO’s area of responsibility, development and management of employees, leadership and alignment to our values.

Both the threshold and target booking goals were set above prior year results.
	Bookings Percent of Plan(1)	Funding (%)
Threshold	97%	0%
Target	100%	100%
Max	105%	200%
(1)
Funding based on linear interpolation for performance between threshold and target and target and maximum performance. We do not disclose actual dollar performance goals for competitive reasons.

Executive Annual Incentive Plan — Company Results
For FY22, the Compensation Committee confirmed that the non-GAAP operating income goal was achieved at $1,480 million, which was $172 million or 13% over the threshold goal. With respect to the bookings metric, the Compensation Committee approved FY22 company achievement at 100.3% of plan, which resulted in funding at 105% and actual bookings was 2.9 billion, up 8% year over year. The following graph shows the threshold, target and maximum payouts under the FY22 EAIP, along with actual company performance and funding:

250%
200%
150%
100%
50%
0%
Payout as % of Target
96%
98%
100%
102%
104%
106%
Bookings as a % of Plan
97% of Plan
0% Payout
100% of Plan
100% Payout
105% of Plan
200% Payout
FY22 Actual
Achievement
100.3% of Plan

For FY22, our Compensation Committee determined that the payouts for Ms. Derse and Mr. Ko under the FY22 EAIP would be based solely on NortonLifeLock’s FY22 performance under the FY22 EAIP and no adjustments would be made, given that it determined company achievement was well aligned with individual performance.
Executive Annual Incentive Plan — FY22 Payout Results
NEO	Base Salary ($)	Annual Incentive Target (%)	Company Performance Funding Achievement (%)	Individual Payout Amount ($)
Vincent Pilette	900,000	125	105	1,181,250
Natalie Derse	500,000	80	105	420,000
Bryan Ko	500,000	80	105	420,000

Equity Incentive Awards
Annual Equity Incentive Awards — Overview
The primary purpose of our annual equity incentive award program is to align the interests of our NEOs with those of our stockholders by rewarding the NEOs for creating stockholder value over the long term. By compensating our NEOs with annual equity incentive awards, our executives have an opportunity to realize a stake in NortonLifeLock’s financial future. The gains realized in the long term depend on our NEO’s ability to drive the financial performance of NortonLifeLock as reflected in the share price.
We seek to provide annual equity incentive awards that are competitive with companies in our peer group and the market generally. When making annual equity incentive awards to NEOs, we consider NortonLifeLock’s performance during the past year, the role, responsibility and performance of the individual NEO, the competitive market assessment described below, prior equity awards, and the level of vested and unvested equity awards then held by each named executive officer. In making annual equity incentive awards, we also generally take into consideration gains recognizable by the executive from equity awards made in prior years.
The Compensation Committee believed that for the FY22 annual equity incentive award program, a mix of PRUs and RSUs was the appropriate annual long-term equity incentive for named executive officers, with approximately 60% of the value of their target annual equity incentive award in the form of PRUs and 40% in the form of RSUs. We believe such a mix motivates our NEOs to contribute to our long-term success and stock price appreciation while also encouraging long-term retention.
Annual Equity Incentive Awards — FY22 Performance-based Restricted Stock Units
In May 2021, each of our NEOs received a grant of FY22 PRUs, which have the same performance metric structure as applied to the FY21 PRUs. As such, the FY22 PRUs will vest based on the achievement of two equally-weighted metrics:
•
Three-year relative-Total Shareholder Return (TSR) measured against the Nasdaq; and

•
5% Compound Annual Growth Rate (CAGR) for revenue measured over the two-fiscal year period ending March 31, 2023, with an additional fiscal year to achieve this goal if it is not satisfied over such two-fiscal year period.

Metric	Measurement Period	Metric Objective (50% of Target)	Vesting Conditions(1)
3-year relative TSR vs. Nasdaq	FY22-FY24	Measures our long-term performance against companies in the Nasdaq to drive enterprise value creation.	Earned portion vests at end of FY24.
2-year CAGR for revenue	Measured over two-year period from FY22-FY23 with an additional fiscal year to achieve this goal if it is not satisfied over such two-fiscal year period.	Measures achievement of our three-year performance growth rate designed to enhance long-term value of the Company.	Earned portion vests at end of FY24.

(1)
In addition to the vesting components, the Compensation Committee has broad negative discretion to reduce the amount of the award earned by up to 50% as it determines reasonable and appropriate.

The Compensation Committee believes that TSR promotes stockholder alignment and creates an unambiguous link between the compensation of our NEOs to long-term enterprise value creation since this metric is directly linked to our long-term TSR relative to the Nasdaq Composite Index. The Compensation Committee, based on input from its compensation consultant, concluded that the use of the Nasdaq Composite Index was an appropriate benchmark given the broad-based nature of the index, the inclusion of NortonLifeLock in the index, and because the Nasdaq Composite Index represents a broad representation of the potential opportunity cost of investing in NortonLifeLock from an investor’s perspective.
The Compensation Committee also believes that given the strategic importance of sustained top-line growth to our business, using a 2-year CAGR for revenue goal (with an additional year to achieve the goal if it is not satisfied during the initial 2-year period) would help us remain focused on long-term success and retention, while balancing the fact that such a goal may not be achieved during a two-year period due to fluctuating market opportunities and conditions, which may not be directly within our control.
Achievement under the FY22 PRUs will not be certified by the Compensation Committee until the end of fiscal 2024 (FY24). The following charts present the threshold, target and maximum performance levels and payouts of the relative TSR and CAGR for revenue metrics:

The following table summarizes the PRU awards granted to our NEOs in FY22.
NEO	FY22 PRU Award Amount (#)	FY22 PRU Grant Date Fair Value ($)
Vincent Pilette	266,828	7,687,315
Natalie Derse	82,100	2,365,301
Bryan Ko	82,100	2,365,301

Annual Equity Incentive Awards — Previously Granted FY21 Performance-based Restricted Stock Units
In FY21, each of our NEOs received a grant of FY21 PRUs. The FY21 PRUs will vest based on the achievement of two equally-weighted metrics:
•
Three-year relative-TSR measured against the Nasdaq; and

•
3% CAGR for revenue measured over the two-fiscal year period ending April 1, 2022, with an additional fiscal year to achieve this goal if it is not satisfied over such two-fiscal year period.

Metric	Measurement Period	Metric Objective (50% of Target)	Vesting Conditions(1)
3-year relative TSR vs. Nasdaq	FY21-FY23	Measures our long-term performance against companies in the Nasdaq to drive enterprise value creation.	Earned portion vests at end of FY23.
3-year CAGR for revenue	Measured over two-year period from FY21-FY22, with an additional fiscal year to achieve this goal if it is not satisfied over such two-fiscal year period	Measures achievement of our three-year performance growth rate designed to enhance long-term value of the Company.	Earned portion vests at end of FY23.
(1)
In addition to the vesting components, the Compensation Committee has broad negative discretion to reduce the amount of the award earned by up to 50% as it determines reasonable and appropriate.

Achievement under the FY21 PRUs will not be certified by the Compensation Committee until the end of fiscal 2023. The following charts present the threshold, target and maximum performance levels and payouts of the relative TSR and CAGR for revenue metrics:

The following table summarizes the PRU awards granted to our NEOs in FY21.
NEO	FY21 PRU Award Amount (#)	FY21 PRU Grant Date Fair Value ($)
Vincent Pilette	250,166	6,893,324
Natalie Derse	103,912	3,003,576
Bryan Ko	73,578	2,027,442
Annual Equity Incentive Awards — Previously Granted FY20 Performance-based Restricted Stock Units
Of our NEOs, only Mr. Ko holds FY20 PRUs, which were granted in January 2020. The 77,764 FY20 PRUs granted to Mr. Ko were subject to vesting based on the achievement of three-year TSR against the S&P 500. The measurement period for the FY20 PRUs is from FY20 through FY22, with any earned portion vesting at the end of FY22 upon certification of the Compensation Committee.
Metric	Measurement Period	Metric Objective	Vesting Conditions(1)
3-year TSR vs. S&P 500	FY20 – FY22	Measures our longer-term performance against comparable companies to drive enterprise value creation	Earned portion vests at the end of FY22.
(1)
In addition to the vesting components, the Compensation Committee had broad negative discretion to reduce the amount of the award earned by up to 50% as it determines reasonable and appropriate.

Following the end of FY22, the Compensation Committee determined the performance criteria applicable to the FY20 PRUs to have been met at 193.06% of the target, resulting in the vesting of 150,132 FY20 PRUs.
Annual Equity Incentive Awards — FY22 Restricted Stock Units
RSUs represent the right to receive one share of NortonLifeLock common stock for each vested RSU upon the settlement date, subject to continued employment through each vesting date. The Compensation Committee grants RSU awards for long-term retention purposes as they provide a payout opportunity to the NEOs only if they remain employed through the applicable vesting dates, which extend over multiple years, and because the payout opportunity is directly linked with stockholder value and executive efforts over a multi-year time frame. The following table summarizes the RSU awards granted to our NEOs in FY22.
NEO	FY22 RSU Award Amount (#)	Grant Date Fair Value ($)	Vesting Criteria(1)
Vincent Pilette	177,885	3,749,816	33%/33%/34%
Natalie Derse	54,734	1,153,793	33%/33%/34%
Bryan Ko	54,734	1,153,793	33%/33%/34%
(1)
RSUs vest on each of May 1, 2022, May 1, 2023, and May 1, 2024.

Equity Incentive Awards — Value Creation Program (VCP)
In FY22, we experienced retention issues related to the highly competitive talent market within which we compete, as top 100 leaders were aggressively approached and recruited to work for other companies. These concerns became exacerbated with the announcement of our agreement to acquire Avast plc in August 2021, as it became evident that retention of our leadership team would be vital in leading us through a shared future with Avast in which we merged Avast’s strengths in privacy with NortonLifeLock’s focus on identity.

In December 2021, the Board, after considering the recommendations of our Compensation Committee and its independent compensation consultant, approved an additional value creation program for our top 100 leaders of the Company to drive performance, support retention, and continue to lead our transformation through the proposed Avast acquisition and beyond (the VCP Program).
As described in more detail below, in addition to the retention element that the award provides, the VCP Program incorporates challenging price hurdles ranging from $35 to $50 per share over the performance period (representing 60% to 100% stock appreciation at the time of grant) to emphasize pay for performance and strengthen our commitment to the creation of shareholder value. The Board did not select Mr. Pilette to participate in the VCP Program during FY22 and his equity compensation for FY22 was limited to the awards that he received under our annual equity award program as the Board intended to incorporate components of the VCP Program into Mr. Pillette’s annual equity grant for FY23.
Participants in the VCP Program included Ms. Derse and Mr. Ko, who each received an equity award with 75% of the target in the form of PRUs (VCP PRUs), with a performance period ending on the last day of fiscal 2026 (FY26), and 25% of the target in the form of RSUs (VCP RSUs), which will 100% cliff vest on December 1, 2023. This mix of PRUs and RSUs was intended to emphasize pay for performance while balancing retention considerations. In determining the amounts of their respective awards, the Board considered the retentive power of their existing unvested equity award holdings, which was relatively low given the highly competitive talent market and relative to tenure. The number of VCP PRUs and VCP RSUs that Ms. Derse and Mr. Ko received and the grant date fair value of these awards are set forth in the table below.
NEO	VCP PRU Award Amount (#)	Grant Date Fair Value ($)	VCP RSU Award Amount (#)	Grant Date Fair Value ($)
Natalie Derse	209,251	5,982,486	69,750	1,696,320
Bryan Ko	209,251	5,982,486	69,750	1,696,320
The key features of such VCP PRUs and VCP RSUs and the rationale for such features are set forth below.
VCP PRUs
The number of VCP PRUs that may be earned during the performance period will range from 0% to 200% of the target shares, based upon the Company’s share price appreciation, as measured against certain share price targets (the Share Price Targets) and subject to the achievement of certain relative TSR threshold targets, in each case, as set forth in the following chart (rTSR Gates).
Performance Levels	Share Price Targets	rTSR Gates	VCP PRU Payout %
Below Threshold	Below $35/per share results in no payout	Below 25th percentile TSR ranking relative to Nasdaq composite index results in no payout	0%
Threshold	$35/per share (Equal to ~40% appreciation of our stock at the time of grant)	At least 25th percentile ranking required for payout from 50% to 100%	50%
Target	$40/per share (Equal to ~60% appreciation of our stock at the time of grant)	At least 25th percentile ranking required for payout from 50% to 100%	100%
Maximum	$50/per share (Equal to ~100% appreciation of our stock at the time of grant)	At least 50th percentile ranking required for payout over 100%	200%
Achievement of the Share Price Targets and rTSR gates will be determined by measuring the average closing price of the Company’s stock and the companies comprising the Nasdaq Composite Index over any 90-calendar day period through the end of FY26. Such targets can be achieved at any time during the performance period, and the highest achievement during the performance period will be utilized to determine the number of VCP PRUs earned. Performance between threshold and target levels of achievement, and between target and maximum levels of achievement, will be determined based on a linear interpolation between the applicable performance levels. However, each participating NEO must be employed through the last day of FY26 to earn any VCP PRUs.

The rationale for the material features of the VCP PRUs is set forth below:
Element	Rationale
Share Price Targets
Drives stock price growth and enterprise value creation by establishing rigorous stock price goals above the grant price
Aligns the interests of participating NEOs with the interests of our stockholders by creating significant returns

rTSR Gates using Nasdaq Composite Index as reference group
Even if our stock price appreciates and Share Price Targets are achieved, there is no payout if our stock price is not aligned with the stock price growth of the Nasdaq Composite Index
Nasdaq Composite Index represents a broad representation of the potential opportunity cost of investing in NortonLifeLock from an investor’s perspective

4-Year Performance Period through End of FY26	Promotes long-term stock price growth and enterprise value creation Aligns the interests of participating NEOs with the interests of our stockholders
100% Cliff Vesting; Service Required through Last Day of the Performance Period	Promotes long-term retention, as no PRUs vest prior to the completion of the 4-year performance period Aligns the interests of participating NEOs with the interests of our stockholders
VCP RSUs
The VCP RSUs 100% cliff vest on December 1, 2023, subject to the participant’s continuous employment through the end of the vesting period. The rationale for the material features of the RSUs is set forth below:
Element	Rationale
100% Cliff Vesting; Service Required through Last Day of Vesting Period	Promotes long-term retention, as no PRUs vest prior to the completion of the multi-year service period Aligns the interests of participating NEOs with the interests of our stockholders
As of the date of this proxy statement, none of the share price targets have been achieved and no PRUs have been earned. The realizable compensation of each NEO’s combined VCP awards as of July 18, 2022 is set forth in the chart below:

*
Reflects aggregate grant date fair value of VCP PRUs and VCP RSUs granted to each of Ms. Derse and Mr. Ko.

**
Reflects realizable pay for each of Ms. Derse and Mr. Ko with respect to the VCP PRUs and VCP RSUs, calculated by multiplying the number of outstanding VCP RSUs held by the applicable NEO by $23.78, which was our closing stock price on July 18, 2022. The VCP PRUs had a realizable pay of $0 as of July 18, 2022 because none of the share price targets have been achieved.

Benefits
In addition to the compensation components described above, the following benefits are provided.
FY22 Benefit	Philosophy and Rationale
401k Plan with Company matching Health and Dental Coverage Life Insurance Disability Insurance Unlimited Time Off	Provides our NEOs with competitive broad-based employee benefits on the same terms as are generally available to the majority of our employees.
Nonqualified deferred compensation plan
Provides our U.S.-based executive officers the opportunity to defer compensation in excess of the amounts that are legally permitted to be deferred.
The plan is described further under “Non-Qualified Deferred Compensation in Fiscal 2022,” on page 75.

Reimbursement for up to $10,000 for financial planning services.	Provides financial planning assistance given the complexity of executive officer compensation and financial arrangements to allow executives to concentrate on responsibilities and our future success.
Severance and Change of Control Benefits
The following table provides information regarding the severance arrangements that we have with our NEOs. Details of each individual NEO’s severance arrangements, including estimates of amounts payable in specified circumstances in effect as of the end of FY22, are disclosed in “FY22 Executive Compensation,” above and under “Potential Payments Upon Termination or Change-in-Control,” below.
Severance and Change of Control Philosophy
Attract and Retain Executives	Intended to ease an NEO’s transition due to an unexpected employment termination or retain an NEO through a significant corporate transaction.
Align Interests with Stockholders	Mitigate any potential employer liability and avoid future disputes or litigation; retain and encourage our NEOs to remain focused on our business and the interests of our stockholders when considering or implementing strategic alternatives.
At-will Employment	The employment of our NEOs is “at will,” meaning we can terminate them at any time and they can terminate their employment with us at any time.
Amount and Conditions for Severance	Severance arrangements should be designed to: (i) provide reasonable compensation to executive officers who leave NortonLifeLock under certain circumstances to facilitate their transition to new employment and (ii) require a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.
Acceleration upon Death or Disability	PRU and RSU acceleration is consistent with the practice of many of our peers and encourages our employees to remain employed with us.
Double-Trigger Acceleration	“Double-trigger” provisions promote morale and productivity and encourage executive retention in the event of a corporate transaction.
Executive Severance Plan	Provides for cash severance and other benefits where the individual’s employment is terminated without cause outside of the change in control context, contingent on execution of an acceptable release.
Executive Retention Plan	Provides for double trigger acceleration of vesting of equity awards and cash severance benefits where the individual’s employment is terminated without cause, or is constructively terminated, within 12 months after a change in control, contingent on execution of an acceptable release; no “golden parachute” excise tax gross-ups.

Key Compensation and Governance Policies
The following table summarizes the key compensation and governance polices applicable to our NEOs:
Policy	Considerations	Material Features
Stock Ownership Guidelines	Promote stock ownership in NortonLifeLock. More closely align the interests of our executive officers with those of our stockholders.
6x base salary for CEO.
3x base salary for CFO.
2x base salary for other Section 16 officers (except CAO).
1x base salary for CEO’s extended leadership team.
5 years from executive officer designation to comply.
During 5-year transition period, must retain at least 50% of net-settled equity award shares until ownership requirement is met.
Includes shares owned outright, excludes stock options and unvested PRUs and RSUs.
As of June 15, 2022, all continuing NEOs have reached ownership requirements or have remaining time to do so.

Anti-Hedging Policies
Permitting hedging is viewed as a poor pay program practice, as it insulates executives from stock price movement and reduces alignment with stockholders.
This policy was established in part to avoid potential or apparent conflict of interests resulting from bets against or hedges regarding our performance.

With limited exceptions for pre-existing arrangements, all directors and employees, including executive officers, are prohibited from short-selling company stock or engaging in transactions involving company-based derivative securities.
“Derivative Securities” are options, warrants, convertible securities, stock appreciation rights or similar rights whose value is derived from the value of an equity security, such as company stock.
This prohibition includes, but is not limited to, trading in company-based option contracts or engaging in other hedging transactions (for example, buying and/or writing puts and calls, equity swaps, collars, exchange funds, transacting in straddles and the like).
Holding and exercising options or other derivative securities granted under NortonLifeLock’s equity incentive plans is not prohibited by this policy.
Waivers may be granted with respect to arrangements that were in existence before becoming a director or employee.

Anti-Pledging Policies	Pledging raises potential risks to stockholder value, particularly if the pledge is significant.	Covered persons are prohibited from holding company securities in a margin account or pledging company securities as collateral for a loan.
Insider Trading Policy	Prohibit corporate insiders from taking advantage of material non-public information.
CEO, President and CFO must conduct any open market sales of our securities only through use of Rule 10b5-1 stock trading plans.
Prohibits the purchase or sale of securities while in possession of material non-public information.

Policy	Considerations	Material Features
Clawback Policy	Permit us to recoup performance-based cash and equity awards when such awards were not properly earned or when executives have engaged in inappropriate actions.
Applies to all executive officers.
Allows recoupment of performance-based cash and equity awards if (i) we are required to restate our financial statements due to fraud or intentional misconduct or (ii) an executive officer violates certain company policies, including NortonLifeLock’s code of conduct.

Stockholder Approval Policy for Severance Arrangements	Our Corporate Governance Guidelines were recently amended to formalize the Compensation Committee’s long-standing, self-imposed limit on cash severance benefits.	The Board will seek stockholder approval before the Company enters into any new employment agreement, severance agreement or similar arrangement with any executive officer of the Company, or before the Board or the Compensation Committee establishes any new severance plan or policy covering any executive officer of the Company, in each case, that provides for cash severance benefits exceeding 2.99 times the sum of the executive officer’s base salary plus target bonus.
Approach to Determining Compensation
We are committed to the following pay philosophy and practices described below.
Compensation Committee Decision Process
The Compensation Committee oversees the compensation of our NEOs and our executive compensation program and initiatives. The Compensation Committee typically reviews executive officer compensation, including base salary, short-term incentives and long-term incentives in the first half of each fiscal year. This is timed to align to the fiscal year start and to enable evaluation and incorporation of competitive market compensation levels and practices based on the most recently completed year. In connection with this review, the Compensation Committee carefully considers any feedback or input it may receive from our CEO and from other sources when evaluating the performance of each executive officer. The Compensation Committee then sets each executive officer’s target total direct compensation for the (current) year as an outcome of this review and the other factors described below.
The Compensation Committee has based most, if not all, of its prior compensation determinations, including those made for FY22, on a variety of factors, including:
•
A focus on pay-for-performance

•
A total rewards approach

•
An appropriate pay mix

•
Appropriate market positioning and competitiveness

•
Avoidance of compensation arrangements that encourage excessive or inappropriate risk taking by our executive officers

•
In the case of equity awards, burn rate and dilution

•
Company performance and individual performance

•
Internal pay equity

•
Retention of Key Executive Talent

•
NortonLifeLock’s financial condition and available resources

•
The accounting and cash flow implications of various forms of executive compensation

•
Our need for a particular position to be filled

•
The recommendations of our CEO (other than with respect to his own compensation)

As discussed under “Role and Independence of Compensation Consultant” below, for FY22, the Compensation Committee engaged a compensation consultant and once again conducted a formal benchmarking review. In establishing compensation for our executive officers other than our CEO, the Compensation Committee gives weight to the recommendations of our CEO, but final decisions about the compensation of our NEOs are made by our Compensation Committee.
From time to time, special business conditions may warrant additional compensation, such as sign-on bonuses, or equity awards in connection with promotions, in recognition of significant accomplishments, or to attract, retain or incent our executive officers. In these situations, the Compensation Committee considers and weighs our business need with the potential costs and benefits of special rewards.
Role and Independence of Compensation Consultant
The Compensation Committee retains Compensia, Inc. (Compensia), a national compensation consulting firm, to serve as its independent compensation consultant to help the Compensation Committee understand competitive compensation levels and incentive designs. Compensia was solely hired by, and reports directly to, the Compensation Committee. At the Compensation Committee’s discretion, Compensia:
•
attends Compensation Committee meetings;

•
assists the Compensation Committee in determining peer companies and evaluating compensation proposals;

•
assists with the design of incentive compensation programs; and

•
conducts compensation-related research.

In addition, at the Compensation Committee’s direction, Compensia works with our Head of People and Culture and other members of management to obtain information necessary for Compensia to make their own recommendations as to various matters as well as to evaluate management’s recommendations. The Compensation Committee has determined that the work resulting from Compensia’s engagement did not raise any conflicts of interest.
Competitive Market Assessments
Market competitiveness is one factor that the Compensation Committee considers each year in determining a NEO’s overall compensation package, including pay mix. The Compensation Committee relies on various data sources to evaluate the market competitiveness of each pay element, which are provided by its independent compensation consultant. The proxy statements of peer group companies provide detailed pay data for the highest-paid executives. Further, the Radford Global Technology Survey provides compensation information on a broader group of executives, with positions matched based on specific job scope and responsibilities. The Compensation Committee considers data from these sources as a framework for making compensation decisions for each NEO’s position.
The Compensation Committee reviews our peer group on an annual basis, with input from its compensation consultant, and the group may be adjusted from time to time based on, among other factors, a comparison of revenues, market capitalization, industry, business model, peer group performance, merger and acquisition activity and stockholder input.

In FY21, the Compensation Committee reviewed our peer group for FY22 and made certain changes to our peer group for FY22, based on the following criteria:
•
Focus on software development, or software and engineering-driven companies (with a preference for software companies focusing on security)

•
Are generally comparable in terms of size (~0.5x – 2.0x revenue and ~0.25x – 4.0x market capitalization)

•
Are generally comparable in terms of complexity and global reach

•
Compete with us for talent

Based on the above criteria, the Compensation Committee, with input from Compensia, its independent compensation consultant, determined that it was appropriate to add Palo Alto Networks, Inc., SS&C Technologies Holdings, Inc., Take-Two Interactive Software, Inc., and McAfee Corp, which have financial characteristics that are similar to NortonLifeLock’s, and remove j2 Global, Inc., Teradata Corp., and Verint Systems Inc. due to lagging revenue and market capitalization.
As a result, the Compensation Committee, with input from Compensia, selected the following companies as our FY22 peer group:
Akamai Technologies Inc.	GoDaddy Inc.	Splunk Inc.
Citrix Systems, Inc.	Juniper Networks Inc.	SS&C Technologies Holdings, Inc.*
Dropbox, Inc.	LogMein, Inc.	Take-Two Interactive Software, Inc.*
Equifax Inc.	McAfee Corp.**	TransUnion Corp.
F5 Networks Inc.	NetApp, Inc.
Fair Isaac Corp.	Palo Alto Networks, Inc.*
Fortinet, Inc.	PTC Inc.

*
Added in October 2020.

**
Added in March 2021.

Compensation Risk Assessment
The Compensation Committee, in consultation with Compensia, has conducted its annual risk analysis of NortonLifeLock’s compensation policies and practices, and does not believe that our compensation programs encourage excessive or inappropriate risk taking by our executives or are reasonably likely to have a material adverse effect on NortonLifeLock.
We believe that the design and objectives of our executive compensation program provide an appropriate balance of incentives for our NEOs, thereby discouraging them from taking inappropriate risks. Among other things, our executive compensation program includes the following design features:
•
A balanced mix of cash and equity; as well as appropriately balanced fixed (base salary) and variable compensation (cash incentives and equity-based awards);

•
A mix of short-term and long-term incentives, with short-term incentives currently representing a significantly lower proportion of the total mix;

•
Cash and equity incentives solely based on achieving company performance objectives and subject to our “claw- back” right under certain circumstances;

•
Caps on annual cash incentive and PRU payouts;

•
Stock ownership guidelines which align the interests of our executive officers with those of our stockholders; and

•
General alignment with prevalent low-risk pay practices.

Burn Rate and Dilution
We closely manage how we use our equity to compensate employees. In FY22, our gross burn rate was 0.71%, our net burn rate was 0.53% and our overhang was 4%. The Compensation Committee determines the percentage of equity to be made available for our equity programs with reference to the companies in our peer group.
Gross burn rate = total number of shares granted under all of our equity incentive plans during a period divided by the weighted average number of shares of common stock outstanding during that period and expressed as a percentage.
Net burn rate = total number of shares granted under all of our equity incentive plans during a period, minus the total number of shares returned to such plans through awards cancelled during that period, divided by the weighted average number of shares of common stock outstanding during that period and expressed as a percentage.
Overhang = total number of shares underlying options and awards outstanding plus shares available for issuance under all of our equity incentive plans at the end of a period divided by the weighted average number of shares of common stock outstanding during that period and expressed as a percentage.
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.
Accounting considerations also play a role in the design of our executive compensation program. Accounting rules require us to expense the grant date fair values of our equity awards (that is, the value of our equity awards based on U.S. GAAP), which reduces the amount of our reported profits under U.S. GAAP. Because of this stock-based expensing and the impact of dilution to our stockholders, we closely monitor the number, share amounts and the fair values of the equity awards that are granted each year.

Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee during FY22 were Susan P. Barsamian, Nora Denzel and Peter Feld. None of the members of the Compensation Committee in FY22 were at any time during FY22 or at any other time an officer or employee of NortonLifeLock or any of its subsidiaries, and none had or have any relationships with NortonLifeLock that are required to be disclosed under Item 404 of Regulation S-K. None of NortonLifeLock’s executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or Compensation Committee during FY22.
Compensation Committee Report
The information contained in the following report is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by NortonLifeLock under the Exchange Act or the Securities Act of 1933 unless and only to the extent that NortonLifeLock specifically incorporates it by reference.
The Compensation Committee has reviewed and discussed with management the CD&A contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and our Annual Report on Form 10-K for the fiscal year ended April 1, 2022.
By: The Compensation and Leadership Development Committee of the Board:
Peter A. Feld (Chair)
Susan P. Barsamian
Nora M. Denzel

Executive Compensation Tables
The following table shows for the fiscal year ended April 1, 2022, compensation awarded to or earned by our named executive officers.
Summary Compensation Table for Fiscal 2022
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Vincent Pilette	2022	885,577	—	11,437,131	1,181,250	13,547	13,517,505
Chief Executive Officer & President	2021	753,974	1,300,000	10,278,897	1,485,000	11,703	13,829,574
	2020	568,750	—	19,446,262	552,500	28,979	20,596,491
Natalie M. Derse	2022	495,192	—	11,197,900	420,000	8,678	12,121,770
Chief Financial Officer	2021	339,946	—	5,393,552	570,000	8,534	6,312,032
Bryan S. Ko	2022	496,154	—	11,197,900	420,000	16,330	12,130,384
Chief Legal Officer, Secretary and Head of Corporate Affairs	2021	472,615	—	3,023,197	576,000	16,553	4,088,365
	2020	123,333	1,000,000	4,490,760	82,938	4,241	5,701,272

(1)
The amounts shown in this column reflect the aggregate grant date fair value of PRUs and RSUs and the incremental fair value as of the modification dates for certain awards that were modified in FY20, calculated, in each case, in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. The grant date fair value of each award was determined based on the fair value of our common stock on the grant date except that the fair value of each PRU that contains a market condition was estimated using the Monte Carlo simulation model. For a discussion of the valuation methodology and the metrics used for PRUs and RSUs, see “Equity Incentive Awards” in the Compensation Discussion and Analysis Section, above, and Note 15 of our FY22 Annual Report on Form 10-K. For details of the awards granted in FY22, see the table “Grants of Plan-Based Awards,” below.

The table below sets forth the grant date fair value determined in accordance with ASC Topic 718 principles for the performance-related components of FY22, FY21, and FY20 PRU awards. Also set forth below are the grant date fair values pertaining to the market-related component or the TSR adjustment, determined upon the grant dates for FY22, FY21, and FY20, and which are not subject to probable or maximum outcome assumptions. Additional details of assumptions used in the valuations of the awards are included in Note 15 of our FY22 Annual Report on Form 10-K.
Name	Maximum Outcome of Performance Conditions Fair Value for FY22 ($)	Market-Related Component Fair Value for FY22 ($)	Maximum Outcome of Performance Conditions Fair Value for FY21 ($)	Market-Related Component Fair Value for FY21 ($)	Maximum Outcome of Performance Conditions Fair Value for FY20 ($)	Market-Related Component Fair Value for FY20 ($)
Vincent Pilette	5,624,734	4,874,948	5,078,369	4,354,139	9,243,084	5,184,477
Natalie Derse	1,730,668	1,730,668	2,389,976	1,808,588	—	—
Bryan Ko	1,730,668	1,730,668	1,493,633	1,280,625	—	2,688,301

(2)
For FY22, represents the named executive officer’s annual bonus under the FY22 Executive Annual Incentive Plan, which was earned in FY22 and paid in FY23.

(3)
The FY22 amounts are comprised of the following:

	Contribution Plans 401(k) and HSA ($)	Tax Planning Services ($)	Total ($)
Vincent Pilette	7,251	6,296	13,547
Natalie M. Derse	8,678	—	8,678
Bryan S. Ko	6,280	10,050	16,330

The following table shows for FY22, certain information regarding grants of plan-based awards to our named executive officers from our incentive plans:
Grants of Plan-Based Awards in Fiscal 2022
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Vincent Pilette
EAIP-Cash		—	1,125,000	2,250,000	—	—	—	—	—	—	—
PRU TSR	5/10/21	—	—	—	66,707	133,414	266,828	—	—	—	4,874,948
PRU CAGR	5/10/21	—	—	—	—	133,414	266,828	—	—	—	2,812,367
RSU	5/10/21	—	—	—	—	—	—	177,885	—	—	3,749,816
Natalie M. Derse
EAIP-Cash		—	400,000	800,000	—	—	—	—	—	—	—
VCP PRU	12/10/21	—	—	—	104,623	209,251	418,502	—	—	—	5,982,486
VCP RSU	12/10/21	—	—	—	—	—	—	69,750	—	—	1,696,320
PRU TSR	5/10/21	—	—	—	20,525	41,050	82,100	—	—	—	1,499,967
PRU CAGR	5/10/21	—	—	—	—	41,050	82,100	—	—	—	865,334
RSU	5/10/21	—	—	—	—	—	—	54,734	—	—	1,153,793
Bryan S. Ko
EAIP-Cash		—	400,000	800,000	—	—	—	—	—	—	—
VCP PRU	12/10/21	—	—	—	104,623	209,251	418,502	—	—	—	5,982,486
VCP RSU	12/10/21	—	—	—	—	—	—	69,750	—	—	1,696,320
PRU TSR	5/10/21	—	—	—	20,525	41,050	82,100	—	—	—	1,499,967
PRU CAGR	5/10/21	—	—	—	—	41,050	82,100	—	—	—	865,334
RSU	5/10/21	—	—	—	—	—	—	54,734	—	—	1,153,793

(1)
The amounts shown represent potential cash bonus eligible to be earned under the FY22 Executive Annual Incentive Plan (FY22 EAIP). For more information on the FY22 EAIP, see “Compensation Discussion and Analysis — Executive Annual Incentive Plan”.

(2)
The amounts shown in the “VCP PRU,” “PRU TSR” and “PRU CAGR” rows represent the PRUs granted in FY22 under our 2013 Equity Incentive Plan for the company performance portion of PRUs granted in FY22. For more information on the FY22 PRUs reflected in the “PRU TSR” and “PRU CAGR” rows, see “Compensation Discussion and Analysis — Equity Incentive Awards — Annual Equity Incentive Awards — FY22 Performance-based Restricted Stock Units.” For more information on the FY22 PRUs reflected in the “VCP PRU” rows, see “Compensation Discussion and Analysis — Equity Incentive Awards — Value Creation Program (VCP) — VCP PRUs.”

(3)
The amounts shown in the “RSU” and “VCP RSU” rows represent the service-based RSUs granted in FY22 under our 2013 Equity Incentive Plan. The RSUs reflected in the “RSU” rows were granted on May 10, 2021 and become fully vested over three years, with 33% 33%, and 34% vesting on May 1, 2022, May 1, 2023, and May 1, 2024, respectively. The RSUs reflected in the “VCP RSU” rows were granted on December 10, 2021 and become fully vested on December 1, 2023. For information on the FY22 RSUs reflected in the “RSU” rows, see “Compensation Discussion and Analysis — Equity Incentive Awards — Annual Equity Incentive Awards — FY22 Restricted Stock Units.” For information on the FY22 RSUs reflected in the “VCP RSU” rows, see “Compensation Discussion and Analysis — Equity Incentive Awards — Value Creation Program (VCP) — VCP RSUs.”

(4)
Represents the grant date fair value of PRU and RSU awards, in each case, determined in accordance with FASB ASC Topic 718. The grant date fair value for PRU awards granted in FY22 assumes the probable outcome of the performance conditions applicable thereto. The grant date fair value of RSU awards was calculated by multiplying the closing price of the underlying common stock on the date of grant by the number of stock awards granted. The assumptions used in calculating the grant date fair value of the stock awards are incorporated herein by reference to Note 15 to the consolidated financial statements contained in the 2022 Annual Report on Form 10-K.

The following table shows for FY22, certain information regarding outstanding equity awards at fiscal year end for our named executive officers.

Outstanding Equity Awards at Fiscal Year End 2022
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive plan awards: number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Yet Vested (#)	Equity Incentive Plan Awards: Value of Unearned Shares, Units or Other Rights that Have Not Yet Vested ($)(1)
Vincent Pilette	5/10/21	—	—	—	—	—	177,885(2)	4,792,222	—	—
	5/10/21	—	—	—	—	—	—	—	266,282(3)	7,188,347
	5/10/21	—	—	—	—	—	—	—	266,282(4)	7,188,347
	7/10/20	—	—	—	—	—	111,740(5)	3,010,276	—	—
	7/10/20	—	—	—	—	—	—	—	250,166(6)	6,739,472
	7/10/20	—	—	—	—	—	—	—	250,166(7)	6,739,472
Natalie M. Derse	12/10/21	—	—	—	—	—	69,750(8)	1,879,065	—	—
	12/10/21	—	—	—	—	—	—	—	209,251(9)	5,637,222
	5/10/21	—	—	—	—	—	54,734(2)	1,474,534	—	—
	5/10/21	—	—	—	—	—	—	—	82,100(3)	2,211,774
	5/10/21	—	—	—	—	—	—	—	82,100(4)	2,211,774
	8/10/20	—	—	—	—	—	51,956(10)	1,399,695	—	—
	8/10/20	—	—	—	—	—	—	—	103,912(6)	2,799,390
	8/10/20	—	—	—	—	—	—	—	103,912(7)	2,799,390
Bryan S. Ko	12/10/21	—	—	—	—	—	69,750(8)	1,879,065	—	—
	12/10/21	—	—	—	—	—	—	—	209,251(9)	5,637,222
	5/10/21	—	—	—	—	—	54,734(2)	1,474,534	—	—
	5/10/21	—	—	—	—	—	—	—	82,100(3)	2,211,774
	5/10/21	—	—	—	—	—	—	—	82,100(4)	2,211,774
	7/10/20	—	—	—	—	—	32,864(5)	885,356	—	—
	7/10/20	—	—	—	—	—	—	—	73,578(6)	1,982,192
	7/10/20	—	—	—	—	—	—	—	73,578(7)	1,982,192
	1/10/20	—	—	—	—	—	27,217(11)	733,226	—	—

(1)
The market value is calculated based on $26.94 per share, the fair value of our common stock on April 1, 2022.

(2)
These RSUs vest over three years, with 33%, 33% and 34% vesting on May 1, 2022, May 1, 2023, and May 1, 2024, respectively.

(3)
These FY22 PRUs (TSR) have a three-year performance period from FY22 through FY24 and will vest based on achievement of certain relative TSR targets against the Nasdaq Composite Index. As of the end of FY22, the aggregate achievement of performance metrics applicable to the FY22 PRUs (TSR) was tracking above target and, as a result, the number of shares reflected as outstanding as of the end of FY22 assumes maximum level of achievement. The earned portion of these FY22 PRUs (TSR) vests at the end of FY24.

(4)
These FY22 PRUs (CAGR) have a two-year performance period from FY22 through FY23 and will vest based on achievement of certain CAGR for revenue goals, with an additional fiscal year to achieve the threshold CAGR for revenue goal if it is not satisfied over such two-fiscal year period. As of the end of FY22, the aggregate achievement of performance metrics applicable to the FY22 PRUs (CAGR) was tracking above target and, as a result, the number of shares reflected as outstanding as of the end of FY22 assumes maximum level of achievement. The earned portion of these FY22 PRUs (CAGR) vests at the end of the applicable performance period.

(5)
These RSUs vest over three years, with 33%, 33% and 34% vesting on June 1, 2021, June 1, 2022, and June 1, 2023, respectively.

(6)
These FY21 PRUs (TSR) have a three-year performance period from FY21 through FY23 and will vest based on achievement of certain relative TSR targets against the Nasdaq Composite Index. As of the end of FY22, the aggregate achievement of performance metrics applicable to the FY21 PRUs (TSR) was tracking above target and, as a result, the number of shares reflected as outstanding as of the end of FY22 assumes maximum level of achievement. The earned portion of these FY21 PRUs (TSR) vests at the end of FY23.

(7)
These FY21 PRUs (CAGR) have a three-year performance period from FY21 through FY23 and will vest based on achievement of certain CAGR for revenue goals. As of the end of FY22, the aggregate achievement of performance metrics applicable to the FY21 PRUs (CAGR) was tracking above target and, as a result, the number of shares reflected as outstanding as of the end of FY22 assumes maximum level of achievement. The earned portion of these FY21 PRUs (CAGR) vests at the end of FY23.

(8)
These VCP RSUs 100% cliff vest on December 1, 2021.

(9)
These VCP PRUs have a performance period from December 1, 2021 through FY26 and will vest based on the Company’s share price appreciation,

as measured against certain share price targets, and subject to the achievement of certain relative TSR targets against the Nasdaq Composite Index. The earned portion of these PRUs vests at the end of FY26.
(10)
These RSUs vest over three years, with 50%, 25%, and 25% vesting on June 1, 2021, June 2022, and June 1, 2023, respectively.

(11)
These RSUs vest over three years, with 30%, 30%, and 40% vesting on December 1, 2020, December 1, 2021, and December 1, 2022, respectively.

The following table shows for FY22, certain information regarding option exercises and stock vested during the last fiscal year with respect to our named executive officers:
Option Exercises and Stock Vested in Fiscal 2022
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Vincent Pilette	—	—	55,037	1,534,982
Natalie M. Derse	—	—	51,956	1,449,053
Bryan S. Ko	—	—	186,733	4,982,277

(1)
The number of shares and value realized for stock awards set forth above reflect (i) RSUs that vested and settled in FY22 and (ii) PRUs that vested in FY22 and were settled in FY23.

(2)
The value realized upon vesting is based on the closing price of our common stock upon vesting in the case of RSUs and the closing price of our common stock on April 1, 2022 in the case of PRUs.

Non-Qualified Deferred Compensation in Fiscal 2022
The table below provides information on the non-qualified deferred compensation of the named executive officers for the fiscal year ended April 1, 2022.
Non-Qualified Deferred Compensation
Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions (#)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Vincent Pilette	—	—	—	—	—
Natalie M. Derse	—	—	—	—	—
Bryan S. Ko	93,462	—	4,078	—	204,010

(1)
The amount reflected includes FY22 salary contributions which is reported as “Salary” in the “Summary Compensation Table” for FY22.

(2)
The amount reflected is not included in the Summary Compensation Table for FY22. This amount consists of dividends, interest and change in market value attributed to Mr. Ko’s entire account balance during FY22, which balance may include deferred compensation from previous periods. The amounts do not include the deferred compensation themselves.

(3)
$94,523 of this amount was previously reported as “Salary” in the Summary Compensation Table in the Proxy Statements for prior Annual Meetings.

In FY22, certain management employees on our U.S. payroll with a base salary of $180,000 or greater, including each of the named executive officers, were eligible to participate in the NortonLifeLock Inc. Deferred Compensation Plan. The plan provides for the opportunity for participants to defer up to 75% of base salary and 100% of variable pay each year and up to 100% of sales commissions as a separate election. Variable pay included annual incentive plan and commission payments. Deferral elections must be made prior to the beginning of a calendar year and cannot be revoked as of the day immediately prior to commencement of that year. Participants have the opportunity to elect each year whether to receive that year’s deferrals upon a specified date or upon termination of employment, and the form of payment elected will be honored regardless of a participant’s length of service.
The plan is “unfunded” and all deferrals are general assets of NortonLifeLock. Amounts deferred by each participant under the plan are credited to a bookkeeping account maintained on behalf of each participant. The bookkeeping account under the plan will then be adjusted based on the performance of the measurement funds that have been selected by the participant. The measurement funds available under the plan include the investment funds available under our 401(k) plan as well as additional asset classes. Each participant may change their measurement fund selections on a daily basis. The plan requires that benefits accumulated in the bookkeeping accounts for each participant not meeting a 5-year service requirement be distributed to the participant following his or her termination of employment with us for any reason.

If a 5-year service requirement is met, accumulated benefits in the participant’s account will be distributed according to the participant’s designated payment election.
Upon first entering the Deferred Compensation Plan, a participant has the option to make a one-time election, which will apply to all future account balances to determine how they will be paid in the event of a change in control. By making the one-time election a participant will receive all remaining account balances in a lump sum in the month following the month of termination, if termination occurs within two (2) years following a change in control. If a participant’s employment ended before the change in control, any remaining balances will be distributed in a lump sum within 90 days of the change in control.

POTENTIAL PAYMENTS UPON TERMINATION
OR CHANGE-IN-CONTROL
Set forth below is a description of the plans and agreements (other than the Deferred Compensation Plan) that could result in potential payouts to our named executive officers in the case of their termination of employment and/or a change in control of NortonLifeLock. For information regarding potential payouts upon termination under the Deferred Compensation Plan, in which certain of executive officers participate, see “Non-Qualified Deferred Compensation in Fiscal 2022” above.
NortonLifeLock Executive Retention Plan
In January 2001, the Board approved the NortonLifeLock Executive Retention Plan, to deal with employment termination resulting from a change in control of NortonLifeLock, which has been modified by the Board a number of times, including most recently in January 2021. Under the terms of the plan, all equity compensation awards (including, among others, stock options, PRUs, and RSUs) granted by NortonLifeLock to its Section 16(b) officers (including our named executive officers) would become fully vested (at target or to the extent of achievement for PRUs) and, if applicable, exercisable following a change in control of NortonLifeLock (as defined in the plan) after which the officer’s employment is terminated without cause or constructively terminated by the acquirer within 12 months after the change in control.
The plan also provides for the payment of a cash severance benefit for our named executive officers equal to one times such officer’s base salary and target payout under the Executive Annual Incentive Plan applicable to such named executive officer in the circumstances described above (i.e., following a change in control of NortonLifeLock after which the officer’s employment is terminated without cause or constructively terminated by the acquirer within 12 months after the change in control).
NortonLifeLock Executive Severance Plan
In April 2012, the Compensation Committee adopted the NortonLifeLock Executive Severance Plan to provide severance benefits to specified officers of NortonLifeLock, which was amended and restated by the Board in January 2021. Executive officers must meet certain criteria in order to participate in the plan, including, among other criteria, (i) the executive officer was involuntarily terminated from active employment other than for cause (as defined in the plan); (ii) the executive officer was not terminated due to the sale of a business, part of a business, divestiture or spin-off and offered employment upon terms and conditions substantially identical to those in effect immediately prior to such sale, divestiture or spin-off; and (iii) the executive officer is not entitled to severance under any other plan, fund, program, policy, arrangement or individualized written agreement providing for severance benefits that is sponsored or funded by NortonLifeLock.
Under the terms of the plan, the executive officer will receive severance payments equal to one times the sum of his or her base salary in effect at the time of his or her involuntary termination, COBRA premium for the duration of the severance pay (12 months), and is also entitled to receive six months of outplacement services, including counseling and guidance. The executive officer is solely responsible for all COBRA premiums for his or her continuation coverage. In addition, the executive officer will receive an additional payment equivalent to 75% of the executive officer’s prorated target cash incentive award under the Executive Annual Incentive Plan in effect for such fiscal year to the executive officer who was terminated in the second half of such fiscal year and was employed in good standing for a minimum of six (6) months prior to his or her termination date. This payment was added to standardize benefits to all our executive officers and to be competitive with overall market practices.
Payment of severance payments, one-time bonus payment, outplacement services and 75% of the prorated target cash incentive award under the Executive Annual Incentive Plan pursuant to the NortonLifeLock Executive Severance Plan is subject to the applicable executive officer returning a release of claims against NortonLifeLock.
Death and Disability Acceleration under Award Agreements
Consistent with the practice of many of our peers and to encourage our employees to remain employed with us, all of our PRU and RSU grants (including PRUs and RSUs granted to our NEOs), provide for accelerated vesting in full upon death or disability, with PRUs vesting at target.

Vincent Pilette
The following table summarizes the value of the payouts to Mr. Pilette pursuant to the NortonLifeLock Executive Retention Plan and the NortonLifeLock Executive Severance Plan, assuming a qualifying termination as of April 1, 2022 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $26.94 on April 1, 2022):
	Severance Pay ($)	COBRA Premiums ($)	Option Vesting ($)	PRU Vesting ($)	RSU Vesting ($)
Involuntary Termination Upon Termination Without Cause	1,747,586	32,800	—	—	—
Change of Control Involuntary Termination Without Cause or Constructive Termination Within 12 Months	2,025,000	—	—	13,927,818	7,802,498
Termination Due to Death or Disability	—	—	—	13,927,818	7,802,498
Natalie Derse
The following table summarizes the value of the payouts to Ms. Derse pursuant to the NortonLifeLock Executive Retention Plan and the NortonLifeLock Executive Severance Plan, assuming a qualifying termination as of April 1, 2022 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $26.94 on April 1, 2022):
	Severance Pay ($)	COBRA Premiums ($)	Option Vesting ($)	PRU Vesting ($)	RSU Vesting ($)
Involuntary Termination Upon Termination Without Cause	803,836	29,390	—	—	—
Change of Control Involuntary Termination Without Cause or Constructive Termination Within 12 Months	900,000	—	—	10,648,385	4,753,294
Termination Due to Death or Disability	—	—	—	10,648,385	4,753,294
Bryan Ko
The following table summarizes the value of the payouts to Mr. Ko pursuant to the NortonLifeLock Executive Retention Plan and the NortonLifeLock Executive Severance Plan, assuming a qualifying termination as of April 1, 2022 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $26.94 on April 1, 2022):
	Severance Pay ($)	COBRA Premiums ($)	Option Vesting ($)	PRU Vesting ($)	RSU Vesting ($)
Involuntary Termination Upon Termination Without Cause	803,836	32,120	—	—	—
Change of Control Involuntary Termination Without Cause or Constructive Termination Within 12 Months	900,000	—	—	9,831,187	5,298,785
Termination Due to Death or Disability	—	—	—	9,831,187	5,298,785
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the ratio of the annual total compensation of Mr. Pilette, our CEO, to the median of the annual total compensation of our employees, and have annualized his base salary as required under Item 402(u) of Regulation S-K. We believe that the pay ratio disclosed below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.
As of April 1, 2022, we employed 2,725 employees globally, with approximately 46% based in the United States and 54% based outside of the United States. Our compensation programs and reward offerings are designed to reflect local market practices across our global operations.
Pay Ratio:
•
Mr. Pilette’s FY22 annual total compensation was $13,517,505, which was calculated in the same manner as the amounts reported in the “Total” column of the “2022 Summary Compensation Table” in this proxy statement.

•
The FY22 annual total compensation of our median employee (other than our CEO) was $94,195.

•
Based on this information, the pay ratio of the annual total compensation of our CEO to the median of the annual total compensation of our employees is 143.5 to 1.

Identification of the Median Employee:
For purposes of identifying our median employee, we used our global employee population as of April 1, 2022, identified based on our global human resources system of record, inclusive of all regular employees employed by NortonLifeLock as of that date. We used total direct compensation as our consistently applied compensation measure. In this context, total direct compensation is the sum of the value of base salary or wages earned, which has been annualized with respect to permanent employees, the annual incentive target amount or annual commission target amount in effect as of April 1, 2022, and the grant date fair value of all equity awards granted during FY22 excluding the value of any modifications. Cash compensation figures were converted from local currency to U.S. dollars using the exchange rate NortonLifeLock used for FY22 internal budgeting purposes. We did not make any cost-of-living adjustments or utilize the de minimis exemption to eliminate countries representing no more than 5% of our global population in the aggregate as allowed by SEC rules.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related-Person Transactions Policy and Procedure
NortonLifeLock has adopted a written related person transactions policy which provides for NortonLifeLock’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related person transactions.” The Nominating and Governance Committee reviews transactions that may be “related person transactions,” which are transactions between NortonLifeLock and any related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000, and in which the related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is any NortonLifeLock executive officer, director, nominee for director, or stockholder holding more than 5% of any class of NortonLifeLock’s voting securities, in each case, since the beginning of the previous fiscal year, and their immediate family members.
Under the policy, absent any facts or circumstances indicating special or unusual benefits to the related person, the following transactions are deemed not to be “related person transactions” (meaning the related person is deemed to not have a direct or indirect material interest in the transaction):
•
compensation to executive officers determined by NortonLifeLock’s Compensation Committee;

•
any transaction with another company at which a related person is a director or an employee (other than an executive officer) if the aggregate amount involved does not exceed the greater of $2,000,000, or 3% of that company’s total annual gross revenues, provided that the transaction involves the purchase of either company’s goods and services and the transaction is subject to usual trade terms and is in the ordinary course of business and the related person is not involved in the negotiation of the transaction;

•
any compensation paid to a director if the compensation is required to be reported in NortonLifeLock’s proxy statement;

•
any transaction where the related person’s interest arises solely from the ownership of NortonLifeLock’s common stock and all holders of NortonLifeLock’s common stock received the same benefit on a pro rata basis;

•
any charitable contribution, grant or endowment by NortonLifeLock or the NortonLifeLock Foundation to a charitable organization, foundation or university at which a related person’s only relationship is as a director or an employee (other than an executive officer), if the aggregate amount involved does not exceed $120,000, or any non-discretionary matching contribution, grant or endowment made pursuant to a matching gift program;

•
any transaction where the rates or charges involved are determined by competitive bids;

•
any transaction involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; or

•
any transaction involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

Under the policy, members of NortonLifeLock’s legal department review transactions involving related persons that do not fall into one of the above categories. If they determine that a related person could have a significant interest in a transaction, the transaction is referred to the Nominating and Governance Committee. In addition, transactions may be identified through NortonLifeLock’s Code of Conduct or other NortonLifeLock policies and procedures, and reported to the Nominating and Governance Committee. The Nominating and Governance Committee determines whether the related person has a material interest in a transaction and may approve, ratify or rescind the transaction.
Certain Related Party Transactions
Transactions with Silver Lake
On May 13, 2021, we entered into a Convertible Notes Purchase Agreement with affiliates of Silver Lake Partners (Silver Lake), pursuant to which NortonLifeLock agreed to repurchase $250,000,000 in aggregate principal amount of 2.50% convertible unsecured senior notes due 2022. These notes are convertible into common stock of NortonLifeLock at a rate of 59.6341 shares for each $1,000 principal amount of notes, representing a conversion price of approximately $16.77 per share. Under the terms of the Agreement, NortonLifeLock paid Silver Lake an aggregate of $365 million, representing $24.40 per underlying share into which the notes are convertible, accrued and unpaid interest through the date of settlement, and a portion of the cash dividend that was declared by NortonLifeLock on May 10, 2021.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of NortonLifeLock’s Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by NortonLifeLock under the Exchange Act or the Securities Act of 1933 unless and only to the extent that NortonLifeLock specifically incorporates it by reference.
The Audit Committee is comprised solely of independent directors, as defined by current Nasdaq listing standards, and operates under a written charter, which was most recently amended by the Board on March 22, 2021. The Audit Committee oversees NortonLifeLock’s financial reporting process on behalf of the Board. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements that were included in NortonLifeLock’s Annual Report on Form 10-K for the fiscal year ended April 1, 2022 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.
The Audit Committee reviewed with NortonLifeLock’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of NortonLifeLock’s accounting principles and discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. In addition, the Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the registered public accounting firm’s independence.
The Audit Committee discussed with NortonLifeLock’s internal accountants and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal accountants and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of NortonLifeLock’s internal controls, and the overall quality of NortonLifeLock’s financial reporting. The Audit Committee also received the report of management contained in NortonLifeLock’s Annual Report on Form 10-K for the fiscal year ended April 1, 2022, as well as KPMG’s Report of Independent Registered Public Accounting Firm included in NortonLifeLock’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule and (ii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee NortonLifeLock’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2023.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in NortonLifeLock’s Annual Report on Form 10-K for the fiscal year ended April 1, 2022 for filing with the SEC.
By: The Audit Committee of the Board of Directors:
Eric K. Brandt (Chair)
Frank E. Dangeard
Nora M. Denzel
Emily Heath

NORTONLIFELOCK INC.
2022 ANNUAL MEETING OF STOCKHOLDERS
MEETING INFORMATION
INFORMATION ABOUT SOLICITATION AND VOTING
This proxy is solicited on behalf of the Board for use at the Annual Meeting, which will be conducted via live webcast on September 13, 2022, at 9:00 a.m. (Pacific Time), and any adjournment or postponement thereof. We will provide a re- playable webcast of the Annual Meeting, which will be available on the events section of our investor relations website at investor.nortonlifelock.com.
ABOUT THE ANNUAL MEETING
What is the purpose of the Annual Meeting?
At our Annual Meeting, stockholders will act upon the proposals described in this proxy statement. In addition, following the Annual Meeting, management will report on the performance of NortonLifeLock and respond to questions from stockholders.
What proposals are scheduled to be voted on at the Annual Meeting?
Stockholders will be asked to vote on the following proposals:
1.
Election to the Board of the eight nominees named in this proxy statement;

2.
Ratification of the appointment of KPMG as our independent registered public accounting firm for the 2023 fiscal year;

3.
An advisory vote to approve executive compensation;

4.
Approval of the amendment of the 2013 Plan; and

5.
A stockholder proposal to seek stockholder ratification of termination pay, if properly presented at the Annual Meeting.

If any other business properly comes before the Annual Meeting or any adjournment or postponement thereof, you will be voting on those items as well.
What is the recommendation of the Board on each of the proposals scheduled to be voted on at the Annual Meeting?
The Board recommends that you vote FOR each of the nominees to the Board (Proposal No. 1); FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for the 2022 fiscal year (Proposal No. 2); FOR the approval of compensation to our named executive officers (Proposal No. 3); FOR the approval of the Amendment to the 2013 Equity Incentive Plan (Proposal No. 4); and AGAINST the stockholder proposal (Proposal No. 5).
Could other matters be decided at the Annual Meeting?
Our Bylaws require that we receive advance notice of any proposal to be brought before the Annual Meeting by stockholders of NortonLifeLock, and we have not received notice of any such proposals, other than Proposal No. 5 which is included in proxy statement. If any other matter were to come before the Annual Meeting, the proxy holders appointed by the Board will have the discretion to vote on those matters for you.
Who can vote at the Annual Meeting?
Stockholders as of the record date for the Annual Meeting, July 18, 2022, are entitled to vote at the Annual Meeting. At the close of business on the record date, there were 571,366,085 shares of NortonLifeLock common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name
If on July 18, 2022 your shares were registered directly in your name with our transfer agent, Computershare Investor Services, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote over the internet or by telephone, or if you received paper proxy materials by mail, by filling out and returning the proxy card.
For questions regarding your stock ownership, you may contact our transfer agent, Computershare Investor Services, by email through their website at www.computershare.com/contactus or by phone at (877) 282-1168 (within the U.S. and Canada) or (781) 575-2879 (outside the U.S. and Canada).
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee
If on July 18, 2022 your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and it has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
How do I vote?
If you are a stockholder of record, you may:
•
vote at the Annual Meeting — to participate in and vote at the Annual Meeting, you will need the 16- digit control number included on your proxy card or on the instructions that accompanied your proxy materials;

•
vote via the internet or via telephone — instructions are shown on your Notice of Internet Availability of Proxy Materials or proxy card; or

•
vote by mail — if you received a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the Annual Meeting in the envelope provided.

Votes submitted via the internet or by telephone must be received by 11:59 p.m., Eastern Time, on September 12, 2022. Submitting your proxy, whether via the internet, by telephone or by mail if you received a paper proxy card, will not affect your right to vote at the Annual Meeting should you decide to virtually attend the Annual Meeting.
If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares.
Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted. You may still virtually attend the Annual Meeting if you have already voted by proxy.
What is the quorum requirement for the Annual Meeting?
A majority of our outstanding shares as of the record date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you virtually attend and vote at the Annual Meeting or if you have properly submitted a proxy.
How are abstentions and broker non-votes treated?
Abstentions (shares present at the Annual Meeting and voted “abstain”) are counted for purposes of determining whether a quorum is present, and have no effect on the election of directors. For the purpose of determining whether the stockholders have approved all other matters, abstentions have the same effect as an “against” vote.
Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the matters voted upon. If you are a beneficial holder and do not provide specific voting instructions to your broker, the broker that holds your shares will not be authorized to vote your shares on any of the proposals, except for Proposal No. 2, ratification of the appointment of KPMG as our independent public accounting firm for the 2023 fiscal year. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to virtually attend the Annual Meeting.
What is the vote required for each proposal?
The votes required to approve each proposal are as follows:
•
Proposal No. 1. Each director must be elected by a majority of the votes cast, meaning the votes “FOR” a director must exceed the number of votes “AGAINST” a director.

•
Proposal Nos. 2, 3, 4, and 5. Approval of each of Proposal Nos. 2, 3, 4, and 5 requires the affirmative “FOR” vote of a majority of the shares entitled to vote on these proposals at the Annual Meeting and virtually attending the Annual Meeting or represented by proxy.

What if I return a proxy card but do not make specific choices?
All proxies will be voted in accordance with the instructions specified on the proxy card. If you vote over the internet or by telephone, please follow the instructions included on the Notice of Internet Availability of Proxy Materials, proxy card or proxy materials on how to vote over the internet or by telephone. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting.
Who is paying for this proxy solicitation?
NortonLifeLock is paying the costs of the solicitation of proxies. We have retained D.F. King & Co., Inc. to help us solicit proxies from brokers, bank nominees and other institutions for a fee of approximately $10,000, plus reasonable out-of-pocket expenses. We will also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. In addition, our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. If you choose to access the proxy materials and/or vote over the internet, you are responsible for any internet access charges you may incur.
What does it mean if I receive more than one proxy card or Notice of Internet Availability?
If you receive more than one proxy card or Notice of Internet Availability of Proxy Materials, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on your proxy card or Notice of Internet Availability of Proxy Materials on how to access each proxy card and vote each proxy card over the internet or by telephone. If you received paper proxy materials by mail, you can also complete, sign and return each proxy card to ensure that all of your shares are voted.
How can I change my vote after submitting my proxy?
You may change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:
•
delivering to the Corporate Secretary of NortonLifeLock (by any means, including facsimile) a written notice stating that the proxy is revoked;

•
signing and delivering a proxy bearing a later date;

•
voting again over the internet or by telephone; or

•
virtually attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if you are a beneficial owner and you wish to change or revoke your proxy, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by virtually attending and voting at the Annual Meeting.
How can I attend the Annual Meeting and submit questions?
To attend the Annual Meeting and submit your questions prior to or during the Annual Meeting, please visit www.virtualshareholdermeeting.com/NLOK2022. To participate in the Annual Meeting or to submit questions in advance of the Annual Meeting, you will need the 16-digit control number included with your proxy materials, on your proxy card, Notice of Internet Availability of Proxy Materials or on the instructions that accompanied your proxy materials.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the customer support numbers which will be shown on the virtual shareholder meeting site approximately 30 minutes before the start of the Annual Meeting.
Why are you not holding the Annual Meeting in a physical location?
We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders. Hosting a virtual meeting will enable increased stockholder attendance and participation since stockholders can participate from any location around the world. In addition, we believe the online format allows us to communicate effectively with you via a pre-meeting forum that you can enter by visiting www.virtualshareholdermeeting.com/ NLOK2022.
How can I get electronic access to the proxy materials?
The proxy materials will provide you with instructions regarding how to:
•
view our proxy materials for the Annual Meeting over the internet; and

•
instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings of stockholders on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Where can I find the voting results?
The preliminary voting results will be announced at the Annual Meeting and posted on our website at investor.nortonlifelock.com. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

ADDITIONAL INFORMATION
Stockholder Proposals for the 2023 Annual Meeting
Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. NortonLifeLock’s Bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at NortonLifeLock Inc., 60 E. Rio Salado Parkway, Suite 1000, Tempe, Arizona 85281, Attn: Corporate Secretary.
To be timely for the 2023 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between May 16, 2023 and June 15, 2023 (or, if the 2023 annual meeting is called for a date that is more than 30 calendar days before or more than 60 calendar days after the anniversary of the date of the 2022 Annual Meeting, then by no later than 10 calendar days after our public announcement of the date of the 2023 annual meeting). A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by NortonLifeLock’s Bylaws.
Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at NortonLifeLock’s 2023 annual meeting must be received by us not later than April 5, 2023 in order to be considered for inclusion in NortonLifeLock’s proxy materials for that meeting. In addition to satisfying advance notice requirements under our bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than those nominees nominated by NortonLifeLock must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 15, 2023, which is 60 calendar days prior to the anniversary date of the Annual Meeting.
Available Information
NortonLifeLock will mail without charge, upon written request, a copy of NortonLifeLock’s Annual Report on Form 10-K for fiscal year 2022, including the financial statements, schedule and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
NortonLifeLock Inc.
60 E. Rio Salado Parkway, Suite 1000
Tempe, Arizona 85281
Attn: Investor Relations
The Annual Report is also available at investor.nortonlifelock.com.
Householding — Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.
This year, a number of brokers with account holders who are NortonLifeLock stockholders will be “householding” our annual report and proxy materials. A single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge ICS, either by calling toll-free (800) 540-7095, or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, NortonLifeLock will promptly deliver a separate copy of the annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the annual report and other proxy materials, you may write or call NortonLifeLock’s Investor Relations department at 60 E. Rio Salado Parkway, Suite 1000, Tempe, Arizona 85281, Attn: Investor Relations, telephone number (650) 527-8000.

Any stockholders who share the same address and currently receive multiple copies of NortonLifeLock’s annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or NortonLifeLock’s Investor Relations department at the address or telephone number listed above.
OTHER MATTERS
The Board does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the notice of the Annual Meeting. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
NOTE ABOUT FORWARD-LOOKING STATEMENTS
In this proxy statement, NortonLifeLock has disclosed information which may be considered forward-looking within the meaning of the U.S. federal securities laws. Forward-looking statements may appear throughout this proxy statement. In some cases, you can identify these forward-looking statements by the use of terms such as “believe,” “will,” “expect” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “plan,” “may,” “should,” “would,” and “continue to,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward- looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to statements regarding our business strategy, governance practices, ESG initiatives and executive compensation program. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Forms 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.
INFORMATION REFERENCED IN THIS PROXY STATEMENT
The content of the websites referred to in this proxy statement are not incorporated by reference into this proxy statement.

ANNEX A
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND EXPLANATION OF KEY PERFORMANCE INDICATORS
This proxy statement contains references to non-GAAP EPS, non-GAAP operating income, non-GAAP operating margin, and free cash flow which are adjusted from results based on GAAP, as well as references to certain key performance indicators. These measures are provided to enhance the user’s understanding of our prospects for the future. Our management team uses these measures in assessing NortonLifeLock’s performance, as well as in planning and forecasting future periods.
Reconciliation of GAAP to non-GAAP measures (in millions, except per share amounts)
Non-GAAP EPS, non-GAAP operating income, non-GAAP operating margin and free cash flow are not computed according to GAAP and the method we use to compute these non-GAAP financial measures may differ from the method used by other companies. Such measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Please see below for the GAAP to non-GAAP reconciliation of these measures.
	Year Ended
	April 1, 2022	April 2, 2021
Diluted net income per share (GAAP)	$1.41	$0.92
Adjustments to diluted net income per share
Contract liabilities fair value adjustment	$0.02	$0.01
Stock-based compensation	$0.12	$0.12
Amortization of intangible assets	$0.21	$0.18
Restructuring and other costs	$0.05	$0.27
Acquisition and integration costs	$0.06	$0.01
Litigation settlement charges	$0.34	$0.05
Other	$0.01	$0.00
Non-cash interest expense	$0.01	$0.02
Loss (gain) on extinguishment of debt	$0.01	$(0.03)
Gain on sale of properties	$(0.30)	$(0.16)
Total adjustments to GAAP income from continuing operations before income taxes	$0.54	$0.45
Adjustment to GAAP provision for income taxes	$(0.20)	$(0.16)
Total adjustment to continuing operations, net of taxes	$0.34	$0.28
Discontinued operations	—	$0.24
Diluted net income per share (Non-GAAP)	$1.75	$1.44
Operating income	$1,005	$896
Contract liabilities fair value adjustment	$11	$5
Stock-based compensation	$70	$71
Amortization of intangible assets	$124	$105
Restructuring and other costs	$31	$161
Acquisition and integration costs	$37	$4
Litigation settlement charges	$202	$29
Operating income (Non-GAAP)	$1,480	$1,271
Net Revenues	$2,796	$2,551
Operating margin	35.9%	35.1%
Operating margin (Non-GAAP)	52.7%	49.7%
Operating cash flow (GAAP)	$974	$706
Purchases of property and equipment	$(6)	$(6)
Free cash flow (Non-GAAP)	$968	$712

Explanation of key performance indicators
Bookings: Bookings are defined as customer orders received that are expected to generate net revenues in the future. We present the operational metric of bookings because it reflects customers’ demand for our products and services and to assist readers in analyzing our performance in future periods.
Direct customer count: Direct customers are defined as active paid users of our consumer solutions who have a direct billing relationship with us at the end of the reported period. Users with multiple products or entitlements are counted for based on which solutions they are subscribed. We exclude users on free trials and promotions and users who have indirectly purchased our product or services through partners unless such users convert or renew their subscription directly with us. Full Year Average Direct Customer Count is calculated as an average across the quarters.
Average revenues per user (ARPU): ARPU is calculated as estimated direct customer revenues for the period divided by the average direct customer count for the same period, expressed as a monthly figure. We monitor ARPU because it helps us understand the rate at which we are monetizing our consumer customer base.
Annual retention rate: Annual retention rate is defined as the number of direct customers who have more than a one-year tenure as of the end of the most recently completed fiscal period divided by the total number of direct customers as of the end of the period from one year ago. We monitor annual retention rate to evaluate the effectiveness of our strategies to improve renewals of subscriptions.

ANNEX B
NORTONLIFELOCK INC.
2013 EQUITY INCENTIVE PLAN
1.   Purpose. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent, Subsidiaries and Affiliates, by offering them an opportunity to participate in the Company’s future performance through awards of Options, Stock Appreciation Rights, Restricted Stock Units, and Restricted Stock Awards. Capitalized terms not defined in the text are defined in Section 29.
2.   Shares Subject to the Plan.
2.1   Number of Shares Available. Subject to Sections 2.2 and 19, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 82,000,000 Shares.
Subject to Sections 2.2 and 19, Shares that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) are subject to an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; or (c) are subject to an Award that otherwise terminates without Shares being issued will again be available for grant and issuance in connection with future Awards under this Plan. The following Shares may not again be made available for future grant and issuance as Awards under the Plan: (i) Shares that are withheld to pay the Exercise or Purchase Price of an Award or to satisfy any tax withholding obligations in connection with an Award, (ii) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR or (iii) shares of the Company’s Common Stock repurchased on the open market with the proceeds of an Option Exercise Price. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.
2.2   Adjustment of Shares. In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration or there is a change in the corporate structure (including, without limitation, a spin-off), then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARS, (c) the maximum number of Shares that may be issued as ISOs set forth Section 5.8, (d) the number of Shares that may be granted pursuant to Section 3 below, (e) the Purchase Price and number of Shares subject to other outstanding Awards (other than Options and SARs which are provided for in (b) above), and (f) the number of Shares that are granted as Awards to Non-Employee Directors as set forth in Section 6 will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will be rounded down to the nearest whole Share, and may be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share, as determined by the Committee. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the assumption and substitution clause in Section 19.3.
In the event of an extraordinary cash dividend by the Company, the Committee, in its sole discretion, may, in lieu of the any of the methods of adjustments set forth above, determine that: (a) Participants holding outstanding RSUs will be entitled to receive a cash payment, with respect to each Share subject to such Awards, in an amount equal to the per-Share extraordinary cash dividend amount, provided, however, that unless determined otherwise by the Committee, any cash payment or new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) that the Participant has the right to receive with respect to the Participant’s unvested RSUs pursuant to this clause (a) shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested RSUs and (ii) may be issued subject to such escrow arrangements as the Committee may deem appropriate, and/or (b) the Exercise Price of outstanding Options and SARs may be reduced by an amount equal to the per-Share extraordinary cash dividend amount, provided, however, that the Committee may, in its sole discretion, determine that a cash payment shall be made to a Participant holding an Option or SAR partially or entirely in lieu of such a reduction in Exercise Price on a per-Share cent-for-cent basis.
3.   Eligibility. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors (each an “Eligible Individual”) of the

Company or any Parent, Subsidiary or Affiliate of the Company; provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Eligible Individual will be eligible to receive more than 2,000,000 Shares in any calendar year under this Plan, pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company), who are eligible to receive up to a maximum of 3,000,000 Shares in the calendar year in which they commence their employment. For purposes of these limits only, each Restricted Stock Unit settled in Shares (but not those settled in cash), shall be deemed to cover one Share. Subject to the provisions of the Plan, the Committee may from time to time, select among the Eligible Individuals, those to whom Awards shall be granted and determine the nature and amount of each Award. No Eligible Individual shall have any right, by virtue of this Plan to receive an Award. An Eligible Individual may be granted more than one Award under this Plan.
4.   Administration.
4.1   Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:
(a)
construe and interpret this Plan, any sub-plan, Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)
prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)
select Eligible Individuals to receive Awards;

(d)
determine the form and terms of Awards;

(e)
grant Awards and determine the number of Shares or other consideration subject to Awards;

(f)
determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;

(g)
grant waivers of Plan or Award conditions;

(h)
determine the vesting, exercisability and payment of Awards;

(i)
correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j)
amend any Award Agreements executed in connection with this Plan;

(k)
determine whether the performance goals under any performance-based Award have been met and whether a performance-based Award has been earned;

(l)
determine whether, to what extent an Award may be canceled, forfeited, or surrendered;

(m)
adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of unusual or infrequent items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, unusual or infrequent charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles;

(n)
adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States;

(o)
make all other determinations necessary or advisable for the administration of this Plan, any sub-plan or Award Agreement;

(p)
delegate any of the foregoing as permitted by applicable law to one or more executive officers pursuant to a specific delegation, in which case references to “Committee” in this Section 4.1 will refer to such delegate(s), except with respect to Insiders.
4.2   Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. To the extent permitted by applicable laws, the Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.
4.3    Section 16 of the Exchange Act. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).
5.   Options. An Option is the granting of a right, but not the obligation, to purchase Shares. The Committee may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option (subject to Section 5.4 below), the circumstances upon and the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:
5.1   Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan. To the extent that any Option designated as an ISO in the Award Agreement fails to qualify as such under applicable law, it shall be treated instead as a NQSO.
5.2   Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless a later date is otherwise specified by the Committee at the time it acts to approve the grant. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.
5.3   Exercise Period. Options will be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for the exercise of Options to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of Shares as the Committee determines.
5.4   Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may not be less than 100% of the Fair Market Value of the Shares on the date of grant; provided that the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 10 and the Award Agreement and in accordance with any procedures established by the Committee.
5.5   Method of Exercise. Options may be exercised only by delivery to the Company of a written or electronic notice or agreement of stock option exercise (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased and all applicable Tax-Related Items. Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in

Section 2.2. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
5.6   Termination of Participant. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:
(a)
If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options are vested and exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding the original term of the Option as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

(b)
If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than because of Participant’s death or disability), then Participant’s Options may be exercised only to the extent that such Options are vested and exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding the original term of the Option as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

5.7   Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.
5.8   Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Affiliate, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment. No more than 100,000,000 Shares will be issued pursuant to the exercise of ISOs under this Plan.
5.9   Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options (but not beyond the original term of such Option) and authorize the grant of new Options in substitution therefor, provided that (a) any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted unless the Committee determines that such action is necessary or advisable to comply with applicable laws or facilitate the offering and administration of the Plan in view of such laws; (b) any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code; and (c) notwithstanding anything to the contrary elsewhere in the Plan, the Company is subject to Section 22.2 below with respect to any proposal to reprice outstanding Options.
5.10   No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code.
5.11   Minimum Vesting. At the time of grant, no Option will be granted that vests (or, if applicable, is exercisable) until at least twelve (12) months following the date of grant of the Option; provided, however, that up to five percent (5%) of the Shares authorized for issuance under this Plan may be subject to Options and/or SARs that do not meet the foregoing vesting (and, if applicable, exercisability) requirements.

6.   Non-Employee Director Equity Awards.
6.1   Types of Awards. All Awards other than ISOs may be granted to non-employee directors under this Plan. Awards granted pursuant to this Section 6 may be automatically made pursuant to a policy adopted by the Board (as such policy may be amended from time to time by the Board) or made from time to time as determined in the discretion of the Board, or, if the authority to grant Awards to non-employee directors has been delegated by the Board, the Committee. No non-employee director may receive cash compensation and Awards under the Plan exceeding $900,000 in total combined value (as described below) in the aggregate in any calendar year. The value of Awards for purposes of complying with this maximum shall be determined as follows: (a) for Options and SARs, grant date fair value will be calculated using the Black-Scholes valuation methodology on the date of grant of such Option or SAR and (b) for all other Awards other than Options and SARs, grant date fair value will be determined by either (i) calculating the product of the Fair Market Value per Share on the date of grant and the aggregate number of Shares subject to the Award or (ii) calculating the product using an average of the Fair Market Value over a number of trading days and the aggregate number of Shares subject to the Award as determined by the Committee. Awards granted or cash payments made to an individual while he or she was serving in the capacity as an employee or while he or she was a consultant but not a non-employee director will not count for purposes of the limitations set forth in this Section 6.1.
6.2   Eligibility. Awards granted pursuant to this Section 6 shall be granted only to non-employee directors. Any non-employee director, including without limitation any non-employee director who is appointed as a member to the Board, will be eligible to receive an Award under this Section 6.
6.3   Vesting, Exercisability and Settlement. Except as set forth in Section 19, Awards granted pursuant to Section 6 shall vest, become exercisable and be settled as determined by the Board and consistent with Section 5.11 and Section 9.4 or, if the authority to make such determinations has been delegated by the Board, the Committee. With respect to Options and SARs, the Exercise Price of such Award granted to non-employee directors shall not be less than the Fair Market Value of the Shares at the time such Award is granted.
7.   Restricted Stock Awards. A Restricted Stock Award is an offer by the Company to issue Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may be issued or purchase, the Purchase Price (if any), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:
7.1   Restricted Stock Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement (the “Restricted Stock Agreement”), which will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan. A Participant can accept a Restricted Stock Award by signing and delivering to the Company the Restricted Stock Agreement, and full payment of the Purchase Price (if any) and all applicable withholding taxes, at such time and on such terms as required by the Committee. If the Participant does not accept the Restricted Stock Award at such time and on such terms as required by the Committee, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise.
7.2   Purchase Price. The Purchase Price (if any) for a Restricted Stock Award will be determined by the Committee, and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 10 of this Plan and as permitted in the Restricted Stock Agreement, and in accordance with any procedures established by the Company.
7.3   Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to all restrictions, if any, that the Committee may impose. These restrictions may be based on completion of a specified period of service with the Company and/or upon completion of performance goals as may be set forth in the Restricted Stock Agreement, which shall be in such form and contain such provisions (which need not be the same for each Participant) as the Committee shall from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select performance criteria, including from among the Performance Factors, to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.
7.4   Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, Restricted Stock Awards shall cease to vest immediately if a Participant is Terminated during the vesting period or Performance Period applicable to the Award for any reason, unless the Committee determines otherwise, and any unvested Shares subject to such Restricted Stock Awards shall be subject to the Company’s right to repurchase such Shares or otherwise to any forfeiture condition applicable to the Award, as described in Section 14 of this Plan, if and as set forth in the applicable Restricted Stock Agreement.
8.   Restricted Stock Units. A Restricted Stock Unit (or RSU) is an award covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). The Committee will determine to whom an RSU grant will be made, the number of Shares subject to the RSU, the restrictions to which the Shares subject to the RSU will be subject, and all other terms and conditions of the RSU, subject to the following:
8.1   Terms of RSUs. RSUs may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Affiliate, Parent or Subsidiary and/or individual performance goals or upon such other criteria as the Committee may determine. All RSUs will be evidenced by an Award Agreement (the “RSU Agreement”), which will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan. A RSU may be awarded upon satisfaction of such performance goals as are set out in advance in the Award Agreement (the “Performance RSU Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee may from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. If the RSU is being earned upon the satisfaction of performance goals pursuant to a Performance RSU Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each RSU; (b) select performance criteria, including from among the Performance Factors, to be used to measure performance goals, if any; and (c) determine the number of Shares subject to the RSU. Prior to settlement of any RSU earned upon the satisfaction of performance goals pursuant to a Performance RSU Agreement, the Committee shall determine the extent to which such RSU has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the RSUs to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.
8.2   Settlement. The portion of a RSU being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.
8.3   Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
9.   Stock Appreciation Rights. A Stock Appreciation Right (or SAR) is an award that may be exercised for cash or Shares (which may consist of Restricted Stock), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of settlement over the Exercise Price and the number of Shares with respect to which the SAR is being settled. The Committee will determine to whom to grant a SAR, the number of Shares subject to the SAR, the restrictions to which the SAR will be subject, and all other terms and conditions of the SAR, subject to the following:
9.1   Terms of SARs. SARs may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent or Subsidiary and/or individual performance goals or upon such other criteria as the Committee may determine. The Committee will determine all terms of each SAR including, without limitation: the number of Shares deemed subject to each SAR, the time or times during which each SAR may be settled, the consideration to be distributed on settlement, and the effect on each SAR of its holder’s Termination. All SARs will be evidenced by an Award Agreement (the “SAR Agreement”), which will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan. The Exercise Price of a SAR will be determined by the Committee when the SAR is granted and may not be less than 100% of the Fair Market Value of the Shares on the date of grant. A SAR may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant’s individual Award Agreement (the “Performance SAR Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan. If the SAR is being earned upon the satisfaction of performance goals pursuant to a Performance SAR Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each SAR; (b) select performance criteria, including from among the Performance Factors, to be used to measure performance goals, if any; and (c) determine the number of Shares deemed subject to the SAR. Prior to exercise of any SAR earned upon the satisfaction of performance goals pursuant to a Performance SAR Agreement, the Committee shall determine the extent to which such SAR has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the SARs to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships. Notwithstanding anything to the contrary elsewhere in the Plan, the Company is subject to Section 22.2 below with respect to any proposal to reprice outstanding SARs. The term of a SAR shall be ten (10) years from the date the SAR is awarded or such shorter term as may be provided in the Award Agreement.
9.2   Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code to the extent applicable.
9.3   Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
9.4   Minimum Vesting. At the time of grant, no SAR will be granted that vests (or, if applicable, is exercisable) until at least twelve (12) months following the date of grant of the SAR; provided, however, that up to five percent (5%) of the Shares authorized for issuance under this Plan may be subject to SARs and/or Options that do not meet the foregoing vesting (and, if applicable, exercisability) requirements.
10.   Payment for Share Purchases. Payment for Shares purchased pursuant to this Plan may be made in cash, by check or by wire transfer or, where expressly approved for the Participant by the Committee and where permitted by law:
(a)
by cancellation of indebtedness of the Company to the Participant;

(b)
by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c)
cashless “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate Exercise Price plus any Tax-Related Items; provided that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the Exercise Price not satisfied by such reduction in the number of whole Shares to be issued;

(d)
by waiver of compensation due or accrued to the Participant for services rendered;

(e)
with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists, through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell all or a portion of the Shares so purchased to pay for the Exercise Price and any applicable Tax-Related Items, and whereby the FINRA Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company;

(f)
by such other consideration and method of payment as permitted by the Committee and applicable law; or

(g)   by any combination of the foregoing.
11.   Withholding Taxes.
11.1   Withholding Generally. The Company, its Parent, Subsidiaries and Affiliates, as appropriate, shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, its Parent, Subsidiaries and Affiliates,

an amount sufficient to satisfy any Tax-Related Items with respect to any taxable event concerning a Participant arising as a result of this Plan or to take such other action as may be necessary in the opinion of the Company or its Parent, Subsidiaries or Affiliates, as appropriate, to satisfy withholding obligations for the payment of Tax-Related Items, including but not limited to (i) withholding from the Participant’s wages or other cash compensation; (ii) withholding from the proceeds for the sale of Shares underlying the Award either through a voluntary sale or a mandatory sale arranged by the Company on the Participant’s behalf; (iii) through withholding in Shares as set forth in Section 11.2 below; (iv) where payments in satisfaction of the Awards are to be made in cash, through withholding all or part of the cash payment in an amount sufficient to satisfy the Tax-Related Items; or (v) any other method of withholding deemed acceptable by the Committee. No Shares (or their cash equivalent) shall be delivered hereunder to any Participant or other person until the Participant or such other person has made arrangements acceptable to the Committee for the satisfaction of these tax obligations with respect to any taxable event concerning the Participant or such other person arising as a result of Awards made under this Plan.
11.2   Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the grant, exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in writing in a form and during a period acceptable to the Committee.
12.   Privileges of Stock Ownership; Voting and Dividends. Except to the extent that the Committee grants an RSU that entitles the Participant to credit for dividends paid on Award Shares prior to the date such Shares are issued to the Participant (as reflected in the RSU Agreement), no Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. For the avoidance of doubt, in the event the Committee grants an RSU that entitles a Participant to credit for dividends on Award Shares prior to the date such Shares are issued, dividends may be accrued but shall not be paid to a Participant until Shares are vested Shares. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are restricted stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the restricted stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s original Purchase Price or otherwise forfeited to the Company.
13.   Transferability. Unless determined otherwise by the Committee or its delegate(s) or pursuant to this Section 13, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by (i) a will or (ii) by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or domestic relations order to a Permitted Transferee, such Award may contain such additional terms and conditions as the Committee or its delegate(s) deems appropriate. All Awards will be exercisable: (A) during the Participant’s lifetime only by (x) the Participant, or (y) the Participant’s guardian or legal representative; (B) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (C) in the case of all awards except ISOs, by a Permitted Transferee (for awards made transferable by the Committee) or such person’s guardian or legal representative. “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Participant, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.
14.   Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Shares that are not vested held by a Participant following such Participant’s Termination at any time specified after the Participant’s Termination Date, for cash and/or cancellation of purchase money indebtedness, at the Participant’s original Exercise Price or Purchase Price, as the case may be. Alternatively, at the discretion of the Committee, Award Shares issued to the Participant for which the Participant did not pay any Exercise or Purchase Price may be forfeited to the Company on such terms and conditions as may be specified in the Award Agreement. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.
15.   Escrow; Pledge of Shares. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.
16.   Exchange and Buyout of Awards. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. This Section shall not be construed to defeat the requirements of Section 22.2.
17.   Securities Law and Other Regulatory Compliance. An Award will not be effective unless such Award is in compliance with all applicable federal, state, and foreign securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation, and no liability for failure, to issue Shares or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies, including governmental agencies outside the United States, that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any local, state, federal, or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. Furthermore, the inability or impracticability of the Company to obtain or maintain approval from any governmental agencies or to complete any registration or other qualification of the Shares under any applicable law or ruling as set forth herein shall relieve the Company of any liability with respect to the failure to issue or sell such Shares and shall constitute circumstances in which the Committee may determine to amend or cancel Awards pertaining to such Shares, with or without consideration to the affected Participants. Finally, the Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state, local or foreign securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
18.   Foreign Awards and Rights. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries in which the Company operates or has Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to (i) modify the terms and conditions of any Award granted to Eligible Individuals to comply with applicable laws of jurisdictions where Eligible Individuals reside; (ii) establish sub-plans and determine the Exercise or Purchase Price, methods of exercise and other terms and procedures and rules, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or sub-plans applicable to its Parent, Subsidiaries, Affiliates or Participants residing in particular locations; provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 2 hereof or otherwise require shareholder approval; and (iii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on eligibility to receive an Award under the Plan or on Termination, available methods of exercise or settlement of an Award, payment of Tax-Related Items, the shifting of employer tax liability to the Participant, the withholding procedures and handling of any Share certificates or other indicia of ownership which may vary with local requirements. The Committee may also adopt sub-plans to the Plan intended to allow the Company to grant tax-qualified Awards in a particular jurisdiction. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Securities Act, Exchange Act, the Code, or any federal, state, local or foreign securities law.
19.   Corporate Transactions.
19.1   Assumption or Replacement of Awards by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) the consummation of a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) the consummation of a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the consummation of any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company), any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants, or the successor corporation may substitute equivalent awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards); provided that, unless otherwise determined by the Board, all Awards granted pursuant to Section 6 shall accelerate and be fully vested upon such merger, consolidation or corporate transaction. In the event such successor corporation (if any) fails to assume or substitute Awards pursuant to a transaction described in this Subsection 19.1, all such Awards will expire on such transaction at such time and on such conditions as the Board shall determine. Notwithstanding the foregoing, a transaction described in (a) through (e) above must also qualify as a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of a corporation’s assets, as the case may be, within the meaning of Code Section 409A and the regulations thereunder.
19.2   Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 19, in the event of the occurrence of any transaction described in Section 19.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other “corporate transaction.”
19.3   Assumption or Substitution of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.
20.   No Obligation to Employ; Accelerated Expiration of Award for Harmful Act. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant’s employment or other relationship at any time, with or without cause. Notwithstanding anything to the contrary herein, if a Participant is Terminated because of such Participant’s actual or alleged commitment of a criminal act or an intentional tort and the Company (or an employee of the Company) is the victim or object of such criminal act or intentional tort or such criminal act or intentional tort results, in the reasonable opinion of the Committee, in liability, loss, damage or injury to the Company, then, at the Committee’s election, Participant’s Awards shall not be exercisable or settleable and shall terminate and expire upon the Participant’s Termination Date. Termination by the Company based on a Participant’s alleged commitment of a criminal act or an intentional tort shall be based on a reasonable investigation of the facts and a determination by the Company that a preponderance of the evidence discovered in such investigation indicates that such Participant is guilty of such criminal act or intentional tort.
21.   Compliance with Section 409A. Notwithstanding anything to the contrary contained herein, to the extent that the Committee determines that any Award granted under the Plan is subject to Code Section 409A and unless otherwise specified in the applicable Award Agreement, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary for such Award to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under applicable law (and unless otherwise stated in the applicable Award Agreement), the Plan and the Award Agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A(a)(2), (3) and (4) and any Department of Treasury or Internal Revenue Service regulations or other interpretive guidance issued under Section 409A (whenever issued, the “Guidance”).

22.   Certain Stockholder Approval Matters.
22.1   Plan Effectiveness; Increasing Plan Shares. This Plan became effective on October 22, 2013 (the “Effective Date”). Any amendment to this Plan increasing the number of Shares available for issuance hereunder shall be approved by the stockholders of the Company, consistent with applicable laws, within twelve (12) months before or after the effective date of such amendment (“Amendment Effective Date”). Upon the Amendment Effective Date, the Board may grant Awards covering such additional Shares pursuant to this Plan; provided, however, that: (a) no Option granted pursuant to such increase in the number of Shares subject to this Plan approved by the Board may be exercised prior to the time such increase has been approved by the stockholders of the Company; and (b) in the event that stockholder approval of any such amendment increasing the number of Shares subject to this Plan is not obtained, all Awards covering such additional Shares granted hereunder will be canceled, any Shares issued pursuant to any Award will be canceled, and any purchase of Shares hereunder will be rescinded.
22.2   Repricing Matters. Except in connection with a corporate transaction involving the Company (including without limitation any stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, reorganization, merger, consolidation, split-up, spin-off or exchange of shares), the terms of outstanding Awards may not without stockholder approval be amended to reduce the Exercise Price of outstanding Options or SARs, or to cancel outstanding Options or SARs in exchange either for (a) cash, or (b) new Options, SARS or other Awards with an exercise price that is less than the Exercise Price of the original (cancelled) Options or SARs.
23.   Amendment or Termination of Plan. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of Section 6 of this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan to increase the number of shares that may be issued under this Plan, change the designation of employees or class of employees eligible for participation in this Plan, take any action in conflict with Section 22.2 above, or otherwise materially modify a provision of the Plan if such modification requires stockholder approval under the applicable rules and regulations of the Nasdaq Market.
24.   Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
25.   Governing Law. The Plan shall be governed by the laws of the state of Delaware, without regard to its conflict of laws.
26.   No Guarantee of Tax Consequences. Although the Company may endeavor to qualify an Award for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or to avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including without limitation Section 5.10, and the Company will have no liability to a Participant or any other party if an Award that is intended to benefit from favorable tax treatment or avoid adverse tax treatment does not receive or maintain such favorable treatment or does not avoid such unfavorable treatment or for any action taken by the Committee with respect to the Award. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.
27.   Insider Trading Policy. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.
28.   All Awards Subject to Company Clawback or Recoupment Policy. All Awards held by an executive officer shall be subject to clawback, recoupment or forfeiture (i) to the extent that such executive officer is determined to have engaged in fraud or intentional illegal conduct materially contributing to a financial restatement, as determined by the Board in its sole discretion, (ii) as provided under any clawback, recoupment or forfeiture policy adopted by the Board or (iii) required by law. Such clawback, recoupment or forfeiture policy, in addition to any other remedies available under applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.
29.   Definitions. As used in this Plan, the following terms will have the following meanings:
“Affiliate” means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.
“Award” means any award under this Plan, including any Option, Stock Appreciation Right, Restricted Stock Unit, or Restricted Stock Award.
“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.
“Board” means the Board of Directors of the Company.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the committee appointed by the Board to administer this Plan, or if no such committee is appointed, the Board.
“Company” means NortonLifeLock Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.
“Disability” means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option, and in the case of a Stock Appreciation Right the value specified on the date of grant that is subtracted from the Fair Market Value when such Stock Appreciation Right is settled.
“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
(a)
if such Common Stock is then quoted on the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (collectively, the “Nasdaq Market”), its closing price on the Nasdaq Market on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(b)
if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(c)
if such Common Stock is publicly traded but is not quoted on the Nasdaq Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

(d)   if none of the foregoing is applicable, by the Board or the Committee in good faith.
“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
“Option” means an award of an option to purchase Shares pursuant to Section 5.
“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under this Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Participant” means a person who receives an Award under this Plan.
“Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

1.   Profit Before Tax;
2.   Billings;
3.   Revenue;
4.   Net revenue;
5.   Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings);
6.   Operating income;
7.   Operating margin;
8.   Operating profit;
9.   Controllable operating profit, or net operating profit;
10.   Net Profit;
11.   Gross margin;
12.   Operating expenses or operating expenses as a percentage of revenue;
13.   Net income;
14.   Earnings per share;
15.   Total stockholder return;
16.   Market share;
17.   Return on assets or net assets;
18.   The Company’s stock price;
19.   Growth in stockholder value relative to a pre-determined index;
20.   Return on equity;
21.   Return on invested capital;
22.   Cash Flow (including free cash flow or operating cash flows);
23.   Cash conversion cycle;
24.   Economic value added;
25.   Individual confidential business objectives;
26.   Contract awards or backlog;
27.   Overhead or other expense reduction;
28.   Credit rating;
29.   Strategic plan development and implementation;
30.   Succession plan development and implementation;
31.   Improvement in workforce diversity;
32.   Customer indicators;
33.   New product invention or innovation;
34.   Attainment of research and development milestones;

35.   Improvements in productivity;
36.   Bookings;
37.   Attainment of objective operating goals and employee metrics; and
38.   Any other metric that is capable of measurement as determined by the Committee.
The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.
“Performance Period” means the period of service determined by the Committee during which years of service or performance is to be measured for an Award.
“Plan” means this NortonLifeLock Inc. 2013 Equity Incentive Plan, as amended from time to time.
“Purchase Price” means the price to be paid for Shares acquired under this Plan pursuant to an Award other than an Option.
“Restricted Stock Award” means an award of Shares pursuant to Section 7.
“Restricted Stock Unit” or “RSU” means an award of Shares pursuant to Section 8.
“Securities Act” means the Securities Act of 1933, as amended.
“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 19, and any successor security.
“Stock Appreciation Right” or “SAR” means an Award, granted pursuant to Section 9.
“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Tax-Related Items” means federal, state, or local taxes and any taxes imposed by jurisdictions outside of the United States (including but not limited to income tax, social insurance contributions, fringe benefits tax, payment on account, employment tax obligations, and stamp taxes) required by law to be withheld and any employer liability shifted to a Participant.
“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an Eligible Individual to the Company or a Parent, Subsidiary or Affiliate of the Company. A Participant will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) vacation leave (iii) military leave, (iv) transfers of employment between the Company and its Parent, Subsidiaries or Affiliates; or (v) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than three months, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company. In the case of any Participant on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or its Parent, Subsidiaries or Affiliates as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term, if any, set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

NORTONLIFELOCK INC. 60 E. RIO SALADO PARKWAY SUITE 1000 TEMPE, AZ 85281 ATTN: MARY LAI SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/NLOK2022 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D89189-P79022 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY NORTONLIFELOCK INC. The Board of Directors recommends that you vote FOR the following: Election of Directors Nominees: 1a. Sue Barsamian 1b. Eric K. Brandt 1c. Frank E. Dangeard 1d. Nora M. Denzel 1e. Peter A. Feld 1f. Emily Heath 1g. Vincent Pilette 1h. Sherrese Smith For Against Abstain ! ! ! The Board of Directors recommends that you vote FOR proposals 2, 3 and 4. ! ! ! 2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2023 fiscal year. ! ! ! 3. Advisory vote to approve executive compensation. ! ! ! 4. Amendment of the 2013 Equity Incentive Plan. ! ! ! The Board of Directors recommends that you vote AGAINST proposal 5: ! ! ! 5. Stockholder proposal regarding shareholder ratification of termination pay. ! ! ! NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ! ! ! For Against Abstain ! ! ! ! ! ! ! ! ! For Against Abstain ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D89190-P79022 This Proxy is Solicited on Behalf of the Board of Directors of NortonLifeLock Inc. 2022 Annual Meeting of Stockholders The undersigned stockholder(s) appoint(s) Vincent Pilette, Natalie Derse, and Bryan Ko (the "Proxies") and each of them, with full power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorize(s) each of them to represent and to vote all of the shares of Common Stock of NortonLifeLock Inc. that are held of record by the undersigned as of July 18, 2022, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of NortonLifeLock Inc. to be held on September 13, 2022 at 9:00 A.M. (Pacific Time), and at any adjournments or postponements thereof. THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE MANNER DESCRIBED HEREIN. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE EIGHT NOMINEES IDENTIFIED HEREIN TO THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3 AND 4 AND AGAINST PROPOSAL 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Continued and to be signed on reverse side